EXHIBIT 10.36

LIMITED PARTNERSHIP AGREEMENT

OF

THOMAS HIGH PERFORMANCE GREEN FUND, L.P.

Dated as of December 18, 2007

(continued)

(continued)

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TABLE OF EXHIBITS

Page
FORM OF SUBSCRIPTION AGREEMENT	A

SCHEDULE OF PARTNERS	B

ILLUSTRATION OF MANAGEMENT FEES	C

FORM OF CONTRACT WITH AFFILIATES	D

LIMITED PARTNERSHIP AGREEMENT

OF

THOMAS HIGH PERFORMANCE GREEN FUND, L.P.

This LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of THOMAS HIGH PERFORMANCE GREEN FUND, L.P., a Delaware limited partnership (the “Partnership”), is dated as of December 18, 2007 (the “Formation Date”), by and among Thomas HPGF-GP, LLC, as the general partner of the Partnership (the “General Partner”), and each Person (as defined herein) admitted to the Partnership as a limited partner from time to time pursuant to this Agreement who is identified in the records of the Partnership as a limited partner of the Partnership (each such Person, a “Limited Partner”). The General Partner and the Limited Partners are hereinafter sometimes referred to collectively as the “Partners” and each of them individually as a “Partner”.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to provide for the governance of the Partnership and to set forth in detail their respective rights and duties relating to the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

ARTICLE I.

THE PARTNERSHIP

1.1 Formation. The Partners hereby agree to form a limited partnership under the Act pursuant to this Agreement and the Certificate of Limited Partnership (the “Certificate”) filed with the Secretary of State of the State of Delaware on the date hereof. The Partners, acting directly or through an attorney-in-fact, hereby authorize, or as applicable, ratify, the filing by the General Partner of the Certificate, and, in order to comply with all requirements of law for the continuation and operation of a limited partnership among the Partners pursuant to the laws of the State of Delaware and all other jurisdictions where the Partnership may elect to conduct its operations, hereby further authorize the General Partner on behalf of the Partnership from time to time to execute any amendment of the Certificate and any other appropriate documents, and take any other necessary or appropriate action in connection therewith, including the making and filing with the office of the Secretary of State of the State of Delaware of such amendments to the Certificate. A Partner may obtain a copy of the Certificate upon written request to the General Partner. Upon a Person’s execution of a counterpart signature page of this Agreement as a limited partner, which counterpart signature page is accepted by the Partnership, such Person will be admitted to the Partnership as a Limited Partner of the Partnership and will be shown as a Limited Partner on the books and records of the Partnership as of the effective date of such acceptance. Upon its execution of a counterpart signature page to this Agreement, Thomas HPGF-GP, LLC is hereby admitted as the general partner of the Partnership.

1.2 Name. The name of the Partnership shall be “Thomas High Performance Green Fund, L.P.” All business of the Partnership shall be conducted under such name and such name shall continue to be used at all times in connection with the Partnership’s business and affairs; provided that the General Partner may, without the consent of any other Partner, change the name of the Partnership from time to time by filing a certificate of amendment or amended and restated Certificate with the Secretary of State of the State of Delaware, in which event the General Partner shall notify the Partners of such name change promptly thereafter.

1.3 Principal Place of Business. The principal place of business of the Partnership shall be at c/o Thomas Properties Group, L.P., City National Plaza, 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, or such place or places as the General Partner may, from time to time, designate. The General Partner shall give notice to all of the Partners of any change in the Partnership’s principal place of business.

1.4 Purposes and Powers. Subject to the limitations set forth herein, the business and purposes of the Partnership shall be directly and indirectly to acquire, hold, maintain, operate, improve, develop, renovate, expand, originate, use, lease, finance, manage and dispose of Investments and to engage in any and all activities as are related or incidental to the foregoing, as determined by the General Partner in its sole discretion. The Partnership shall have the power to do anything and everything necessary, suitable or proper for the accomplishment of or in furtherance of any of the purposes set forth herein, and to do every other act or acts, thing or things, incidental or appurtenant to or arising from or connected with any of such purposes.

1.5 Registered Office and Agent. The registered office of the Partnership in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, or such other address within the United States as may be designated from time to time by the General Partner. The name and address of the registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company at the above address, or such other agent and address as may be designated from time to time by the General Partner.

1.6 Fiscal and Taxable Year. The fiscal year and taxable year of the Partnership shall be the calendar year (the “Fiscal Year”), unless such other taxable year is otherwise required by Section 706 of the Code.

1.7 Term. The Term of the Partnership commenced on the Formation Date and shall end on the earlier of (i) the seventh anniversary of the Final Closing Date, provided that the General Partner may extend the term of the Partnership for a one-year period, in the General Partner’s sole discretion, and an additional one-year period, with the approval of the Advisory Committee, to allow for the orderly liquidation and distribution of the Partnership’s assets, and (ii) the date that the Partnership is dissolved in accordance with the provisions of Article XIV hereof.

1.8 Filings. Upon the execution of this Agreement by the parties hereto, the General Partner shall do, and continue to do, all things as may be required or advisable to continue and maintain the Partnership as a limited partnership, qualified to do business in such jurisdictions as may be required, and to protect the limited liability of the Limited Partners in any jurisdiction in which the Partnership shall transact business.

ARTICLE II.

DEFINITIONS

The following defined terms used in this Agreement shall have the respective meanings specified below.

“Act” shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Adjusted Capital Account Deficit” shall mean, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and (i)(5) of the Regulations; and

(b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

“Advisory Committee” shall have the meaning set forth in Section 6.6(a) hereof.

“Affiliate” shall mean, with respect to any Person, any Person Controlling, Controlled by, or under common Control with, such Person.

“Agreement” shall mean this Limited Partnership Agreement of the Partnership, as the same may be amended from time to time.

“Annual Meeting” shall have the meaning set forth in Section 10.3 hereof.

“Annual Meeting Notice” shall have the meaning set forth in Section 10.3 hereof.

“Bankruptcy” shall mean, with respect to any Person, (a) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or such Person’s filing an answer consenting to or acquiescing in any such petition, (b) the making by such Person of any assignment for the benefit of its creditors, (c) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law; provided that the same shall not have been vacated, set aside or stayed within such sixty-day period or (d) the entry against it of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect. The term “Bankruptcy” as defined in this Agreement and used herein is intended, and shall be deemed to, supersede and replace the events of withdrawal described in Section 17-402(a)(4) and (5) of the Act.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized by law to be closed.

“Capital Account” shall mean, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a) To each Partner’s Capital Account there shall be credited the aggregate amount of such Partner’s Capital Contributions, such Partner’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Article IV hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

(b) To each Partner’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Article IV hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

(c) If any Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

(d) In determining the amount of any liability for purposes of determining Capital Account balances hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the General Partner may make such modification if, and only if, it is not likely to have an adverse effect on the amounts distributable to any Partner pursuant to Article XIV hereof upon the dissolution of the Partnership.

“Capital Call” shall have the meaning set forth in Section 3.3(b) hereof.

“Capital Call Notice” shall have the meaning set forth in Section 3.3(b) hereof.

“Capital Commitment” shall have the meaning set forth in Section 3.2 hereof.

“Capital Contributions” shall have the meaning set forth in Section 3.3(a) hereof.

“Capital Default” shall mean any failure by a Partner to pay in full when due (after the expiration of any cure period) any Capital Contribution.

“Capital Event” shall mean, with respect to any Investment, (a) the sale, transfer, exchange, pledge, hypothecation, or other disposition of all or any portion of such Investment or interests in any entity which directly or indirectly holds such Investment, (b) the incurrence of any Indebtedness by the Partnership or by any entity which directly or indirectly holds such Investment and which is secured by such Investment or interests in any entity which directly or indirectly holds such Investment, other than any incurrence of Indebtedness the proceeds of which are used to acquire such Investment, (c) the refinancing of any Indebtedness allocated to such Investment, and (d) any similar transaction with respect to such Investment.

“Capital Interest” shall mean the General Partner’s Interest, if any, other than its Carried Interest.

“Carried Interest” shall mean the General Partner’s rights with respect to Carried Interest Distributions.

“Carried Interest Distributions” shall mean the amounts distributable to the General Partner pursuant to Sections 5.1(b)(iii)(B) and (iv)(B) hereof.

“Certificate” shall have the meaning set forth in Section 1.1 hereof.

“Closing” shall mean the Initial Closing and each Subsequent Closing.

“Closing Date” shall have the meaning set forth in Section 3.1(a) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person without the consent or approval of any other Person.

“Covered Persons” shall have the meaning set forth in Section 9.1(a) hereof.

“Cure Period” shall have the meaning set forth in Section 3.5(a) hereof.

“Damages” shall have the meaning set forth in Section 9.1(a) hereof.

“Debt Limit” shall have the meaning set forth in Section 8.1(b)(vi) hereof.

“Default Rate” shall have the meaning set forth in Section 3.5(a) hereof.

“Defaulting Partner” shall mean any Partner who has committed a Capital Default.

“Delaware Arbitration Act” shall have the meaning set forth in Section 12.1(b) hereof.

“Depreciation” shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of such property is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Designated Key Person” shall have the meaning set forth in Section 6.1(d) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA-Covered Partner” shall have the meaning set forth in Section 6.2(a) hereof.

“ERISA Notice” shall have the meaning set forth in Section 6.2 hereof.

“Estate Planning Affiliate” shall mean, with respect to any Person, each of the following: (a) any spouse or descendant or adopted child of such Person, spouse or descendant; (b) any spouse of any descendant of any individual or individuals referred to in clause (a) hereof; (c) any trust created for the benefit of any individual or individuals referred to in clauses (a) and (b) hereof; (d) any executor, trustee or administrator for any Persons referred to in clauses (a) through (c) hereof; (e) any partnership or limited liability company comprised solely of Persons referred to in clauses (a) through (d) hereof; provided that any Person identified in clause (d) hereof is acting in such capacity; (f) any foundation created by any of the foregoing Persons for charitable or eleemosynary purposes; and (g) any corporation, partnership or limited liability company (including, without limitation, any subsidiary or sub-subsidiary of any such corporation, partnership or limited liability company) which is owned and Controlled, directly or indirectly, solely by Persons referred to in clauses (a) through (g) hereof; provided that any Person identified in clause (d) hereof is acting in such capacity.

“Exclusivity Period” shall mean the period beginning on the Initial Closing Date and ending on the earlier of (a) the termination of the Investment Period and (b) the date on which all Capital Commitments have been drawn and/or committed or allocated (i) to specific Investments with respect to which the Partnership has entered into an acquisition agreement with an unaffiliated third party, or the Partnership and an unaffiliated third party co-venturer have entered into a limited liability company operating agreement or similar joint venture agreement for the acquisition, holding and development of a specific property or properties, or (ii) to the payment of Operating Expenses.

“Fair Market Value” shall mean, with respect to any Interest, the fair market value thereof as of the applicable date of determination, as determined in good faith by the General Partner. In making such determination, the General Partner shall assume that all of the assets of the Partnership will be sold on the applicable date of determination in a commercially reasonable manner and the proceeds of such sale, net of estimated closing costs, as reasonably determined by the General Partner, and all obligations of the Partnership (other than the redemption of any redeeming ERISA-Covered Partners), will be distributed to the Partners pursuant to this Agreement. If the applicable Partner (or, in the case of the determination of the Fair Market Value of the Interests of the General Partner and its Affiliates, Limited Partners holding more than 50% of the LP Percentage Interests) disagree(s) with the General Partner’s determination of the Fair Market Value of the applicable Interest, such Partner(s) shall negotiate in good faith to resolve such disagreement and if such Partners continue to disagree after negotiations are held, either side may request that an independent evaluator (who must be reasonably acceptable to the other party) be retained, whose valuation shall be final and binding on the Partnership and all the Partners.

“Final Closing Date” shall have the meaning set forth in Section 3.1(a) hereof.

“Fiscal Year” shall have the meaning set forth in Section 1.6 hereof.

“Follow-on Non-Development Investment” shall mean a non-development Investment which (i) in the good faith judgment of the General Partner, is appropriate or necessary for the Partnership to make for the purpose of preserving, protecting or enhancing an existing Investment, and (ii) either is adjacent to such existing Investment or is intended to ease or eliminate regulatory restrictions applicable to such existing Investment.

“Formation Date” shall have the meaning set forth in the introductory paragraph hereto.

“GP Authorized Representative” shall have the meaning set forth in Section 16.12(b) hereof.

“General Partner” shall have the meaning set forth in the introductory paragraph of this Agreement.

“General Partner For Cause Removal Event” shall have the meaning set forth in Section 12.1(a) hereof.

“General Partner Removal Notice” shall have the meaning set forth in Section 12.1(a) hereof.

“General Partner Removing Limited Partners” shall have the meaning set forth in Section 12.1(a) hereof.

“Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution, as agreed between the General Partner and such Partner;

(b) the Gross Asset Values of all Partnership assets may, in the sole discretion of the General Partner, be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an Interest; and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-l(b)(2)(ii)(g);

(c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the General Partner; and

(d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-l(b)(2)(iv)(m) of the Treasury Regulations and Article IV hereof; provided, however , that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the General Partner determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Indebtedness” shall mean any indebtedness incurred by the Partnership or any Vehicle, including, but not limited to, any guarantees by the Partnership or any Vehicle of any indebtedness incurred by any Vehicle and any repurchase obligations of the Partnership or any Vehicle.

“Initial Closing” shall mean the first Closing at which Persons are admitted to the Partnership as Limited Partners.

“Initial Closing Date” shall mean the date on which the Initial Closing occurs.

“Interest” shall mean, with respect to any Partner, the interest of such Partner as a partner in the Partnership at any particular time, including the partner interest of such Partner and the rights and obligations of such Partner as provided in this Agreement and the Act.

“Interim Investments” shall mean each of the following, provided that, in each case, such obligations are payable in United States Dollars:

(a) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers’ acceptances maturing within six months and one day from the date of acquisition and money market deposit accounts issued or offered by:

(i) any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500 million;

(ii) any branch located in the United States of a commercial bank organized under the laws of the United Kingdom or Canada having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500 million or;

(iii) any domestic commercial bank the deposits of which are guaranteed by the Federal Deposit Insurance Corporation; provided that (A) the full amount of such Interim Investment are so guaranteed and (B) the aggregate amount of all Interim Investments under this clause does not exceed $500,000;

(b) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months and one day from the date of acquisition thereof;

(c) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months and one day from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.;

(d) commercial paper maturing no more than six months and one day from the date of acquisition, having a rating of A-1 (or the equivalent) or higher from Standard & Poor’s Corporation and P-1 (or the equivalent) or higher from Moody’s Investors Service, Inc.; and

(e) full collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in paragraphs (b) and (c) of this definition, entered into with any institution meeting the qualifications specified in subclauses (i) or (ii) of clause (a) of this definition.

“Invested Capital” shall have the meaning set forth in Section 6.1(f)(i) hereof.

“Investment” shall mean an investment by the Partnership in real estate or real estate-related assets consisting of office buildings, mixed-use properties that are primarily office buildings, and multi-family residential properties in the United States through the acquisition and renovation of existing properties and the development of new properties, provided that the Partnership shall use reasonable efforts to ensure that most of the properties acquired or renovated by the Partnership have a LEED certification with the intent to obtain a

“silver level” LEED certification and an Energy Star label or the substantial equivalent and; provided, further that the Partnership shall use reasonable efforts to achieve a higher LEED level to the extent consistent with the investment objectives and strategy of the Partnership.

“Investment Committee” shall mean the Investment Committee of the General Partner, as established from time to time.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time (or any corresponding provisions of succeeding law).

“Investment Period” shall mean the period beginning on the date that the Designated Key Person has been appointed as such by the General Partner as provided in Section 6.1(d) and ending on the earliest to occur of: (a) the second anniversary of the Final Closing Date; provided that such period may, in the sole discretion of the General Partner, be extended for up to an additional twelve (12) months if aggregate Capital Commitments exceed $250 million; and (b) the date of the removal of the General Partner by the Limited Partners in accordance with Section 12.1 or Section 12.2 hereof. Notwithstanding the foregoing, the Investment Period shall be suspended for any period as provided in Section 6.1(d) hereof.

“JAMS” shall mean Judicial Arbitration and Mediation Services.

“Key Person” shall have the meaning set forth in Section 6.1(d) hereof.

“Lien” shall mean any lien, pledge, hypothecation or other encumbrance.

“Limited Partner” shall have the meaning set forth in the introductory paragraph of this Agreement, each in its capacity as of limited partner of the Partnership. For purposes of the Act, the Limited Partners shall constitute a single class, group or series of limited partners.

“LP Authorized Representative” shall have the meaning set forth in Section 16.12(a) hereof.

“LP Percentage Interest” shall mean, with respect to each Limited Partner (not including any Limited Partner that is the General Partner, any officer, employee, member or owner thereof, or their respective Affiliates), a representation of such Limited Partner’s Interest as of the applicable date of determination, expressed as a percentage of all such Limited Partners’ Interests and based on relative aggregate Capital Contributions, provided that, if no Capital Contributions have been called from such Limited Partners, then the LP Percentage Interests of the Limited Partners shall be based on the relative Capital Commitments of such Limited Partners.

“Major Investment Decision” shall mean any decision to acquire or originate any Investment, any decision regarding a Capital Event with respect to any Investment and any other decision regarding the Partnership or any Investment which the General Partner determines should be made by the Investment Committee.

“Management Fee” shall have the meaning set forth in Section 6.1(f) hereof.

“Net Distributable Cash” shall mean all cash receipts from operations of the Partnership (including, without limitation, amounts released from Reserves) and from Capital Events, reduced by the portion thereof used to, in the sole discretion of the General Partner (a) pay principal or interest on any Indebtedness, (b) establish Reserves and (c) pay Operating Expenses and Organizational Expenses. Net Distributable Cash shall not be reduced by depreciation, amortization, cost recovery deductions or similar non-cash allowances and expenses.

“New Partner” shall have the meaning set forth in Section 3.3(c) hereof.

“Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

“Notice of Returned Capital” shall have the meaning set forth in Section 3.3(c) hereof.

“Operating Expenses” shall have the meaning set forth in Section 7.1 hereof.

“Organizational Expenses” shall have the meaning set forth in Section 7.2 hereof.

“Over-Distribution” shall have the meaning set forth in Section 14.2 hereof.

“Partner” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Partner Nonrecourse Debt” shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations.

“Partnership” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Minimum Gain” shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Percentage Interest” shall mean, with respect to each Partner, a representation of such Partner’s Interest as of the applicable date of determination, expressed as a percentage of all Partners’ Interests and based on relative aggregate Capital Contributions.

“Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust or other entity.

“Prime Rate” shall mean the rate of interest publicly announced from time to time by JP Morgan Chase in New York City as such bank’s prime reference rate.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

(b) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

(c) if the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) or clause (d) of the definition of Gross Asset Value herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation herein; and

(f) notwithstanding any other provisions hereof, any items which are specially allocated pursuant to Article IV hereof shall not be taken into account in computing Profit or Losses.

“Qualified Organization” shall mean a qualified organization as defined in Section 514(c)(9)(C)(i)-(ii) of the Code.

“Redemption Date” shall have the meaning set forth in Section 6.3(a)(iii) hereof.

“Regulatory Allocations” shall have the meaning set forth in Section 4.3(e) hereof.

“Reserves” shall mean reserves established by the Partnership, in the sole discretion of the General Partner, for all expenses, debt payments, capital improvements, replacements and contingencies, including, but not limited to, loss and liquidity reserves, of the Partnership.

“Returned Capital” shall mean (a) the amount of any Subsequent Closing True-Up distributed to Partners in accordance with Section 3.3(c) hereof and (b) the amount of any Net Distributable Cash which represents the return of the Partnership’s invested capital in any Investment that has been disposed of or refinanced.

“Schedule of Partners” shall mean the Schedule of Partners of the Partnership, a copy of which is attached as Exhibit B hereto, as the same may be amended from time to time. The Partnership shall keep an up-to-date Schedule of Partners which shall include a statement of each Partner’s Percentage Interest and each Limited Partner’s LP Percentage Interest.

“Side Letter Partner” shall have the meaning set forth in Section 16.4 hereof.

“Side Letter” shall have the meaning set forth in Section 16.4 hereof.

“Subscription Agreement” shall mean an agreement whereby a Person subscribes to acquire a Limited Partner Interest in the Partnership, a copy of the form of which is attached hereto as Exhibit A, as the same may be amended, supplemented or replaced from time to time.

“Subscription Line Indebtedness” shall have the meaning set forth in Section 3.4(a) hereof.

“Subscription Line Lender” shall have the meaning set forth in Section 3.4(a) hereof.

“Subsequent Closing” shall mean a closing, subsequent to the Initial Closing, at which the Partnership accepts a subscription or subscriptions from one or more Limited Partners.

“Subsequent Closing Date” shall mean the date after the Initial Closing on which a Subsequent Closing occurs.

“Subsequent Closing Fee” shall have the meaning set forth in Section 3.3(c) hereof.

“Subsequent Closing True-Up” shall have the meaning set forth in Section 3.3(c) hereof.

“Successor General Partner” shall have the meaning set forth in Section 12.3(a) hereof.

“Term” shall have the meaning set forth in Section 1.7 hereof.

“TPG” shall mean Thomas Properties Group, Inc.

“Transfer” shall mean, as applicable, a sale, exchange, transfer, assignment, pledge, hypothecation or other disposition, whether voluntary or by operation of law of (a) all or any portion of an Interest (and the related Capital Commitment) or (b) all or any portion of a Partner’s obligations to make Capital Contributions pursuant to its Capital Commitment or its right to acquire an Interest in exchange therefor, in each case, either directly or indirectly, to another Person. When used as a verb, the term “Transfer” shall have a correlative meaning.

“Treasury Regulations” shall mean the final, temporary and proposed Income Tax Regulations promulgated under the Code, as the same may be amended from time to time (including corresponding provisions of succeeding regulations).

“UBTI” shall have the meaning set forth in Section 6.7 hereof.

“Uniform Commercial Code” shall mean, with respect to any Partner, the Uniform Commercial Code of the State of Delaware and the comparable laws of the jurisdiction of residence of such Partner.

“Valuation Plan” shall have the meaning set forth in Section 6.6(e) hereof.

“Vehicle” shall have the meaning set forth in Section 8.2 hereof.

ARTICLE III.

CAPITAL CONTRIBUTIONS

3.1 Closings; Acceptance of Subscriptions.

(a) Subscriptions for Limited Partner Interests submitted by Persons to the Partnership shall be accepted in the sole discretion of the General Partner at the Initial Closing and at one or more Subsequent Closings that may be held, in the sole discretion of the General Partner, at any time one (1) year after the Initial Closing Date. A Person shall be admitted as a Limited Partner upon (i) acceptance of such Person’s Subscription Agreement by the Partnership, and (ii) execution by or on behalf of such person of a counterpart signature page of this Agreement and acceptance thereof by the Partnership. The date on which the final Subsequent Closing occurs is referred to herein as the “Final Closing Date”. Subject to the foregoing, each Closing shall be held on such date as may be determined by the General Partner (each a “Closing Date”).

(b) Except as otherwise provided herein, no Person shall be admitted to the Partnership as a Limited Partner unless such Person has made a minimum Capital Commitment to the Partnership of at least $10 million; provided, however, that the General Partner, in its sole discretion, may waive this requirement with respect to the admission of one or more Limited Partners.

(c) The Partnership shall not accept any subscription for a Limited Partner Interest, whether from an existing Limited Partner or a New Partner, if the acceptance of such subscription would (i) occur subsequent to the Final Closing Date, (ii) cause the aggregate amount of Capital Commitments to exceed $500 million, without the approval of the Advisory Committee, (iii) cause a dissolution of the Partnership under the Act, (iv) cause the Partnership’s assets to be deemed to be “plan assets” for purposes of Section 4975 of the Code or ERISA, (v) result in the taxation of the Partnership at the entity level or (vi) violate, or cause the Partnership to violate, any applicable law or regulation, including any applicable federal or state securities laws. The Partnership may not issue, classify or accept any subscription for any Interest in the Partnership except as contemplated by this Agreement.

3.2 Capital Commitments. The General Partner and each Limited Partner has agreed to make Capital Contributions in the aggregate amount set forth as such Partner’s “Capital Commitment” in the Schedule of Partners attached hereto as Exhibit B (such Partner’s “Capital Commitment”) in whole or, from time to time, in part and at such times as the Partnership shall specify as provided herein.

3.3 Capital Contributions; Capital Calls.

(a) Payments made by a Partner to the Partnership with respect to such Partner’s Capital Commitment (such Partner’s “Capital Contributions”) shall be made in United States Dollars by wire transfer of immediately available funds to an account or accounts of the Partnership specified by the General Partner to the Limited Partners. Notwithstanding any other provision of this Agreement or the Subscription Agreements to the contrary, except as otherwise required by the Act or other applicable law, in no event shall any Limited Partner be required to make aggregate Capital Contributions in excess of such Limited Partner’s Capital Commitment; provided, however, that with respect to each Partner (i) in the event that any amount constituting a Subsequent Closing True-Up is received by such Partner pursuant to Section 3.3(c), such amount shall be deemed a reinstatement of undrawn Capital Commitments and be subject to future Capital Calls in accordance with the provisions of this Section 3.3 and (ii) in the event that any amount constituting Returned Capital is distributed to such Partner during the Investment Period, such amount may, in the sole discretion of the General Partner, be deemed a reinstatement of undrawn Capital Commitments and be subject to future Capital Calls in accordance with the provisions of this Section 3.3.

(b) From time to time after the start of the Investment Period, the General Partner will deliver written notices (each, a “Capital Call Notice”) to the Partners, each of which shall call for a Capital Contribution from each Partner’s undrawn Capital Commitments (a “Capital Call”) equal to such Partner’s share of the amount determined by the General Partner to be appropriate for the Partnership to: (i) make Investments; (ii) pay Management Fees; (iii) pay Operating Expenses and Organizational Expenses; (iv) establish Reserves; and (v) repay any Indebtedness. All Capital Calls shall, unless the circumstances require otherwise, be pro rata among the Partners based upon each Partner’s Capital Commitment in relation to the aggregate Capital Commitments of all the Partners. Notwithstanding the foregoing, Capital Calls may be made after the termination of the Investment Period (to the extent of any undrawn Capital Commitments), but only if such Capital Calls are required by the Partnership to (A) pay amounts owing or that come due under any Subscription Line Indebtedness; (B) complete the development or re-development of one or more Investments, provided that any Capital Calls for such purpose are made within two (2) years after the expiration of the Investment Period, which two-year period may be extended for an additional one-year period with the approval of at least 66 2/3% of the Advisory Committee and, upon the expiration of the Investment Period, the Partnership shall provide the Partners with a budget for the development and re-development of such Investments; (C) make Follow-on Non-Development Investments; provided that the aggregate amount of Capital Contributions which the Partnership may call following the Investment Period to fund Follow-on Non-Development Investments shall not exceed 10% of the aggregate amount of Capital Commitments; and (D) pay Operating Expenses (other than Indebtedness, except for clause (A) of this paragraph), including Management Fees. After the Investment Period, all Partners shall be released from any obligations in respect of their undrawn Capital Commitments except as set forth in this Section 3.3(b). The General Partner shall have the right in its sole discretion to terminate all or a portion of the unused Capital Commitments at any time prior to the end of the Investment Period if the General Partner determines that it is impractical for the General Partner to continue to seek out and make Investments consistent with the Partnership’s investment objectives.

(c) On each Subsequent Closing Date, the Partnership will require each Person subscribing for a Limited Partner Interest on such Subsequent Closing Date (a “New Partner”), and each Limited Partner that elects to increase its Capital Commitment on such Subsequent Closing Date, to contribute to the Partnership, in cash, an amount equal to the sum of (i) a percentage of such New Partner or Limited Partner’s Capital Commitment or increased Capital Commitment equal to the percentage of the Capital Commitments of the previously admitted Partners called through such Subsequent Closing Date (regardless of the purpose for which such calls have been made, but not including any Capital Contributions in the form of Contributed Properties) (the “Subsequent Closing True-Up”) and (ii) an amount, calculated like interest, on the aggregate amount of Capital Contributions which would have been required to be made by such New Partner or Limited Partner had such New Partner or Limited Partner subscribed for such New Partner’s Capital Commitment, or the increased amount of such Limited Partner’s Capital Commitment, on the Initial Closing Date, at an annual rate of nine percent (9%) (the “Subsequent Closing Fee”). The Subsequent Closing True-Up made by such New Partner or such Limited Partner shall be considered a Capital Contribution by such Partner made as of the date or dates that such Capital Contributions, or portions thereof, would have been made if such New Partner had been admitted to the Partnership, or such Limited Partner had made such increased Capital Commitment, on the Initial Closing Date and such New Partner’s or Limited Partner’s unfunded Capital Commitment shall be reduced by a like amount. No Subsequent Closing Fee paid by any New Partner or Limited Partner shall entitle such Partner to receive a Limited Partner Interest in exchange therefor or be considered a Capital Contribution by such New Partner for purposes of reducing such Partner’s unpaid Capital Commitment or otherwise. The Subsequent Closing True-Up made by each such New Partner or Limited Partner shall be used to pay the Management Fees due and payable with respect to such New Partner’s Capital Commitment or the increased Capital Commitment of an Existing Limited Partner, with the balance distributed to all of the Partners on a pro rata basis (based upon each Partner’s Capital Commitment in relation to the aggregate Capital Commitments of all Partners). The Subsequent Closing True-Up received by any Partner at a Subsequent Closing shall be deemed a return of Capital Contributions and a reinstatement of undrawn Capital Commitments and be subject to future Capital Calls in accordance with the provisions of this Section 3.3; provided that the General Partner delivers a written notice of returned capital (a “Notice of Returned Capital”) to each affected Partner; and no Partner will receive a distribution pursuant to Section 5.1(b) with respect to any such returned Capital Contributions. The Subsequent Closing Fee paid by each such New Partner or Limited Partner shall be distributed to previously admitted Partners on a pro rata basis (based upon each Partner’s Capital Commitment in relation to the aggregate Capital Commitments of all such Partners prior to the Subsequent Closing in respect of which the Subsequent Closing Fee is being paid), except that the portion of such Subsequent Closing Fee that relates to any Management Fee paid to the General Partner from the Subsequent Closing True-Up shall be distributed to the General Partner. The distribution of such Subsequent Closing Fees will be effected outside the Partnership such that no Partner’s Capital Account will be affected thereby.

(d) Each Capital Call Notice shall provide a brief description of the Partnership’s proposed use of the funds requested in such notice and shall include a schedule setting forth, for each Partner, such Partner’s Capital Commitment, the aggregate amount of Capital Contributions payable by such Partner pursuant to such Capital Call Notice and the aggregate amount of Capital Contributions made to date by such Partner. Each Partner shall be required to make such Partner’s Capital Contributions in the amount stated in a Capital Call Notice on the date specified in the Capital Call Notice, which date shall not be earlier than ten (10) Business Days after the date such Capital Call Notice was delivered to the Limited Partners.

3.4 Partnership Borrowings; Pledge of Capital Commitments.

(a) The Partnership and any Vehicle may secure any Indebtedness with a pledge or assignment of all or any part of the Partnership’s and the General Partner’s right to call for and receive Capital Contributions. Any such Indebtedness which is so secured is referred to herein as “Subscription Line Indebtedness” and any provider of such Subscription Line Indebtedness to the Partnership or any Vehicle is referred to herein as a “Subscription Line Lender”. The Partnership shall not have outstanding at any one time more than one Subscription Line Indebtedness arrangement, and shall not pledge or assign all or any part of the Partnership’s and the General Partner’s right to call for and receive Capital Contributions to more than one Subscription Line Lender at any one time. To the extent that the Partnership has outstanding obligations under Subscription Line Indebtedness, each Partner shall be obligated to fund any remaining portion of its Capital Commitment; provided that (i) such obligation was outstanding during the Investment Period, (ii) the Partnership repays such obligation within nine (9) months after the first date on which such obligation was first outstanding and (iii) such obligation to fund shall not act as a waiver of any claim or defense that the Partner may have against any other Partner or the Partnership.

(b) In connection with any Subscription Line Indebtedness or other Partnership business, the General Partner, on behalf of the Partnership, may require each Limited Partner to execute (if applicable) and deliver to the General Partner the following documents:

(i) financial statements regarding such Limited Partner (but only to the extent that such financial statements are publicly available);

(ii) an investor letter in favor of the Subscription Line Lenders acknowledging the amount of such Limited Partner’s total Capital Commitment, unfunded Capital Commitment and funded Capital Contributions and that in the event of default under any Subscription Line Indebtedness, the Subscription Line Lenders may exercise the General Partner’s right to make a Capital Call to satisfy such default; provided that the aggregate amount called from such Limited Partner pursuant to such Capital Call does not exceed the unfunded Capital Commitment of such Limited Partner and that the aggregate amount called from all Partners pursuant to such Capital Call does not exceed the aggregate amount of outstanding Subscription Line Indebtedness; and

(iii) an opinion of counsel addressed to the Subscription Line Lender and the Partnership regarding the enforceability of the Subscription Agreement entered into by such Limited Partner.

Notwithstanding the foregoing, no such documentation shall be deemed to increase the amount for which a Limited Partner is obligated to the Partnership. Each Limited Partner covenants and agrees that such Limited Partner will not suffer to exist any Lien on such Limited Partner’s Interest without the prior written consent of the General Partner.

3.5 Remedies upon a Capital Default.

(a) Upon any Capital Default by a Defaulting Partner, the Partnership shall provide such Defaulting Partner with written notice thereof and a ten (10) Business Day period from the date of delivery of such notice within which to cure such Capital Default (the “Cure Period”) and, in the sole discretion of the General Partner, shall immediately have the right to declare that interest shall accrue on the outstanding unpaid balance of such requested Capital Contribution, from and including the date such payment was due until the earlier of the date of payment to the Partnership or, following the expiration of the Cure Period, the election by the Partnership to pursue the other remedies set forth in this Section, at a rate equal to the lesser of the rate of nine percent (9%) per annum over the Prime Rate and the maximum rate permitted by applicable law (the “Default Rate”). In the event that the Defaulting Partner has not cured the Capital Default prior to the expiration of the Cure Period, then, following the expiration of the Cure Period, the Partnership, in the sole discretion of the General Partner, shall have the right to take one or more of the following actions (including, but not limited to, all of the rights afforded to a secured party under the Uniform Commercial Code): (i) continue to charge interest at the Default Rate on the outstanding unpaid balance of such requested Capital Contribution until the date of payment to the Partnership, (ii) cause any distributions otherwise payable to the Defaulting Partner under this Agreement to be set off or withheld from such Defaulting Partner in accordance with Section 3.6 hereof, (iii) suspend all voting rights and rights to distributions, (iv) redeem up to thirty percent (30%) of the Interest then owned by the Defaulting Partner at a price equal to $1.00 which would result in corresponding pro rata increases to the Interests of the non-Defaulting Partners, (v) offer the Defaulting Partner’s Interest for sale to the other Partners at such price and on such terms determined by the Partnership in the reasonable discretion of the General Partner, subject to compliance with the Transfer provisions of this Agreement, and/or (vi) cause the Defaulting Partner’s Interest to be sold to a third party at such price and on such terms as may be determined by the Partnership in the reasonable discretion of the General Partner. The proceeds from the sale of a Defaulting Partner’s Interest under clauses (v) and (vi) above shall be used to fund the Capital Contribution requested from the Defaulting Partner and/or set off or withheld from such Defaulting Partner in accordance with Section 3.6 hereof and any remaining amounts may be used for any appropriate Partnership purpose, which purpose shall be determined by the Partnership in the sole discretion of the General Partner. A Defaulting Partner shall remain liable for the payment of Capital Contributions as the same are called under this Agreement and the Partnership may exercise the remedies set forth above for every subsequent Capital Default by the Defaulting Partner. The rights and remedies referred to in this Section shall be in addition to, and not in limitation of, any other rights available to the Partnership under this Agreement, the relevant Subscription Agreement or at law or in equity. The Partnership may proceed to collect from any Defaulting Partner any amount due from such Defaulting Partner as and when due, as well as all costs and expenses of collection incurred by the Partnership (including reasonable fees and disbursements of legal counsel).

(b) Upon any Capital Default, the Partnership may deliver Capital Call Notices to the non-Defaulting Partners which shall call for a Capital Contribution from each non-Defaulting Partner equal to such non-Defaulting Partner’s pro rata share (based upon such non-Defaulting Partner’s Capital Commitment in relation to the aggregate Capital Commitments of all the non-Defaulting Partners) of the Capital Contribution which the Defaulting Partner(s) failed to make, provided that, no non-Defaulting Partner shall be required to make a Capital Contribution with respect to a Capital Default by a Defaulting Partner that is greater than twenty-five percent (25%) of such non-Defaulting Partner’s initial Capital Contribution with respect to such Capital Call. Each non-Defaulting Partner which shall have made an additional Capital Contribution as a result of a Capital Default by a Defaulting Partner shall have its Percentage Interest in the Partnership increased and the Defaulting Partner shall have its Percentage Interest in the Partnership decreased, so that each Partner’s Percentage Interest in the Partnership shall be based on the amount of Capital Contributions contributed by such Partner divided by the total Capital Contributions contributed to the Partnership by all Partners. A Capital Default by any Partner shall not relieve any other Partner of its obligation to make Capital Contributions to the Partnership. Any Capital Call made pursuant to this Section 3.5(b) shall not increase any non-Defaulting Partner’s Capital Commitment. Notwithstanding the foregoing, this Section 3.5(b) shall not be applied in a manner that is inconsistent with Section 3.5(a) hereof.

3.6 Set-off and Withholding of Certain Amounts. Notwithstanding anything to the contrary contained in this Agreement or the relevant Subscription Agreement(s), the Partnership may, in the General Partner’s sole discretion, set-off against or withhold from any distribution to any Partner pursuant to this Agreement any amounts due from such Partner to the Partnership pursuant to this Agreement and the relevant Subscription Agreement(s), to the extent not otherwise paid. Any amounts so set-off or withheld pursuant to this Section shall be applied by the Partnership to discharge the obligation in respect of which such amounts were withheld; provided, however, that with respect to any such obligation which serves as security for Subscription Line Indebtedness, the Partnership shall pay an amount equal to the amount to be set-off to the related Subscription Line Lender and such set-off shall only discharge such obligation to the extent that, and in connection therewith, such amount is paid by the Partnership to the related Subscription Line Lender. All amounts set-off or withheld pursuant to this Section with respect to any Partner shall be treated as amounts distributed to such Partner by the Partnership and paid to the Partnership by such Partner for all purposes under this Agreement. The Partnership shall give written notice of any such set-off or withholding to each Partner subject thereto within ten (10) Business Days after such set-off or withholding.

3.7 No Right to Redemption of Interests or Return of Capital Contributions. Except as provided in Section 6.3 hereof, no Partner shall have the right to withdraw from the Partnership or require that the Partnership redeem all or any portion of such Partner’s Interest. No Partner shall have a right to receive a return of its Capital Contributions or a dividend in respect of such Partner’s Interest from any specific assets of the Partnership. Each Partner waives any right which it may have to cause a partition of all or any part of the Partnership’s assets.

3.8 Uncertificated Interests. Interests shall be recorded in book-entry form and no Partner shall have the right to demand that the Partnership produce and/or deliver certificates representing such Interests. Without limiting the foregoing, the General Partner may produce and deliver certificates representing Interests if the General Partner, in its sole discretion, determines that such production and delivery would be in the best interests of the Partnership.

3.9 Limitation on Liability of Limited Partners. Except as otherwise required by this Agreement, the Act or other applicable law, the liability of each Limited Partner, in its capacity as such, shall be limited to the aggregate amount of such Limited Partner’s Capital Commitment and Subsequent Closing Fee payment obligation. Each Limited Partner, to the fullest extent permitted by applicable law, shall not have any fiduciary or other duty to the Partnership or any other Partner express or implied, except not to act in bad faith.

3.10 Interest. No Partner shall receive any interest on its Capital Contributions.

3.11 Negative Capital Accounts. At no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Limited Partner with a negative balance in such Limited Partner’s Capital Account have any obligation to the Partnership or the other Partners to eliminate or restore such negative balance.

ARTICLE IV.

ALLOCATIONS OF PROFITS AND LOSSES

4.1 Losses. Except as otherwise provided in this Article, Losses of the Partnership for each Fiscal Year with respect to an Investment attributable to the General Partner’s Percentage Interest shall be allocated to the General Partner, and Losses of the Partnership for each Fiscal Year with respect to an Investment attributable to the Limited Partners’ Percentage Interests shall be allocated as follows:

(a) First, to each Partner in an amount equal to the excess of the amount of Profits previously allocated to such Partner pursuant to Sections 4.2(b),(c) and (d) hereof, in proportion to and in the inverse order to the order in which such Profits were allocated, over the amount of Losses previously allocated pursuant to this Section 4.1(a); and

(b) Second, to the Limited Partners, pro rata in accordance with their respective Percentage Interests.

4.2 Profits. Except as otherwise provided in this Article, Profits of the Partnership for each Fiscal Year with respect to an Investment attributable to the General Partner’s Percentage Interest shall be allocated to the General Partner, and Profits of the Partnership for each Fiscal Year with respect to an Investment attributable to the Limited Partners’ Percentage Interests shall be allocated as follows:

(a) First, to the Partners in an amount necessary to reverse all prior allocation of Losses pursuant to Section 4.1(b), in the same proportion and in the reverse order as such Losses were allocated;

(b) Second, to the Limited Partners, pro rata in accordance with their respective Percentage Interests, until each Limited Partner has been allocated an aggregate amount of Profits under this Section 4.2(b) equal to the aggregate amount of the Preferred Return distributed to such Partner pursuant to Section 5.1(b)(i) hereof;

(c) Third, 50% to the Limited Partners, pro rata based upon their respective Percentage Interests, and 50% to the General Partner, until the General Partner has been allocated 20% of the aggregate amounts allocated under subparagraph (b) above and this subparagraph (c); and

(d) Fourth, 80% to the Limited Partners, pro rata based upon their respective Percentage Interests, and 20% to the General Partner.

4.3 Special Allocations.

(a) Partnership Minimum Gain Chargeback. Notwithstanding anything contained in this Article to the contrary, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, except as otherwise permitted by Sections 1.704-2(f)(2), (3), (4) and (5) of the Treasury Regulations, items of Partnership income and gain for such Fiscal Year (and subsequent years, if necessary) in the order provided in Section 1.704-2(j)(2)(i) of the Treasury Regulations shall be allocated among all Partners whose shares of Partnership Minimum Gain decreased during that year in proportion to and to the extent of such Partner’s share of the net decrease in Partnership Minimum Gain during such year. The allocation contained in this Section 4.3(a) is intended to be a minimum gain chargeback within the meaning of Section 1.704-2 of the Treasury Regulations, and shall be interpreted consistently therewith.

(b) Partner Nonrecourse Debt Minimum Gain. Notwithstanding anything contained in this Article to the contrary, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain, except as provided in Section 1.704-2(i) of the Treasury Regulations, items of Partnership income and gain for such Fiscal Year (and subsequent years, if necessary) in the order provided in Section 1.704-2(j)(2)(ii) of the Treasury Regulations shall be allocated among all Partners whose share of Partner Nonrecourse Debt Minimum Gain decreased during that year in proportion to and to the extent of such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such year. This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. Notwithstanding any provisions of this Article to the contrary, in the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, items of Partnership income and gain (including gross income) shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible; provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit. The allocation contained in this Section 4.3(c) is intended to be a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, and shall be subject thereto.

(d) Ordering. Sections 4.3(a), (b) and (c) hereof shall be applied in the order provided in Section 1.704-2 of the Treasury Regulations.

(e) Curative Allocations. The allocations set forth in Sections 4.3(a), (b) and (c) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. Notwithstanding any other provisions of this Section 4.3 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss and deduction among the Partners so that to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

(f) Section 754 Election Adjustments. To the extent that the General Partner elects, in its sole discretion, to cause the Partnership to make an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b), pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), that is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(g) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be allocated in accordance with Section 4.1 hereof.

(h) Partner Nonrecourse Deductions. In accordance with Section 1.704-2(i)(1) of the Treasury Regulations, any item of Partnership loss or deduction which is attributable to Partner Nonrecourse Debt for which a Partner bears the economic risk of loss (such as a non-recourse loan made by a Partner to the Partnership or an otherwise non-recourse loan to the Partnership that has been guaranteed by a Partner) shall be allocated to that Partner to the extent of its economic risk of loss.

(i) Tax Allocations. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account to the fullest extent possible of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value. If the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) or (d) of the definition thereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner. Allocations pursuant to this Section 4.3(i) are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(j) Varying Interests. If a Partner sells or exchanges its Interest or otherwise is admitted as a substituted Limited Partner, Profits and Losses shall be allocated between the Transferor and the Transferee by taking into account their varying Interests during the Fiscal Year in accordance with Code Section 706(d), using the interim closing of the books method or the daily proration method, as determined by the General Partner in its sole discretion. Notwithstanding any other provision of this Agreement to the contrary, as soon as practical after each Closing Date, Profits, Losses and items thereof shall be allocated among the Partners so as to cause the Capital Accounts of the Partners to be in the same ratio as the ratio of the Partners’ Percentage Interests.

(k) Tax Credits. Tax credits and tax credit recapture shall be allocated among the Partners pursuant to Section 1.704-1(b)(4)(ii) of the Treasury Regulations.

ARTICLE V.

DISTRIBUTIONS

5.1 Distributions. (a) Net Distributable Cash shall be distributed to the Partners in accordance with the provisions of this Section 5.1; provided, however , that with respect to the portion of any Net Distributable Cash which represents Returned Capital, the Partnership may, in the sole discretion of the General Partner, (i) during the Investment Period, reinvest such Returned Capital in other Investments or (ii) distribute such Returned Capital to the Partners; provided that to the extent that any amounts constituting Returned Capital are distributed to any Partner pursuant to this Section 5.1 during the Investment Period, such amounts may, in the sole discretion of the General Partner, be deemed a reinstatement of undrawn Capital Commitments and be subject to future Capital Calls in accordance with the provisions of Section 3.3; and provided further , that at the time that the Partnership distributes such Returned Capital to the Partners during the Investment Period, the General Partner delivers a Notice of Returned Capital to the Limited Partners in respect of such Returned Capital. If there is a change in the Percentage Interests of any of the Partners during any period in which Net Distributable Cash has been received by the Partnership, distributions shall be made to the Partners in a manner reasonably determined by the General Partner which takes into account the varying Percentage Interests of the Partners during such period, using the interim closing of the books method or the daily proration method, as determined by the General Partner in its sole discretion.

(b) Subject to the provisions of Section 5.1(c) hereof, distributions of Net Distributable Cash shall be calculated on an “investment-by-investment basis” and shall be allocated among the Partners in proportion to each Partner’s respective Percentage Interest and shall be distributed to the Partners on a quarterly basis, except that Net Distributable Cash attributable to Capital Events shall be distributed upon the realization of such Capital Event. With respect to each Investment, the full amount of Net Distributable Cash allocated to the General Partner or its Affiliates shall be distributed to the General Partner or such Affiliates.

The amount of Net Distributable Cash allocated to the Limited Partners who are not Affiliated with the General Partner shall be distributed in the following manner:

(i) First, 100% to the Limited Partner until it has received an amount equal to an annual rate of nine percent (9%), compounded annually, on such Limited Partner’s aggregate unreturned Capital Contributions allocable to such Investment;

(ii) Second, 100% to the Limited Partner pro rata until it has received an amount equal to the aggregate of such Limited Partner’s unreturned Capital Contributions allocated to such Investment plus such Limited Partner’s allocable share of all Management Fees and other expenses paid by the Partnership expenses that were paid from Partnership cash flow rather than from Capital Contributions;

(iii) Third, (A) 50% to the Limited Partner and (B) 50% to the General Partner, until the General Partner has received a cumulative distribution pursuant to this clause (B) equal to 20% of all distributions made pursuant to clause (i) and this clause (iii); and

(iv) Fourth, (A) 80% to the Limited Partner and (B) 20% to the General Partner.

(c) Notwithstanding the provisions of Section 5.1(b), prior to any distribution of Net Distributable Cash pursuant to Section 5.1(b), the General Partner may cause the Partnership to distribute to the General Partner an amount of Net Distributable Cash equal to the sum of any taxable income of the Partnership allocable to the General Partner with respect to the applicable Fiscal Year, after taking into account all tax losses allocable to the General Partner with respect to such Fiscal Year and any prior Fiscal Year (to the extent that such tax losses have not previously been applied against taxable income allocable to the General Partner with respect to such Fiscal Year or any prior Fiscal Year), multiplied by an assumed tax rate equal to the then maximum federal, state and local (as applicable) tax rates that could be applicable to the General Partner (or its partners) with respect to the character of taxable income allocated to the General Partner for which such distribution is to be made (whether taxable income classified for tax purposes as ordinary income, or taxable income classified for tax purposes as long term capital gains, as applicable). Distributions to the General Partner pursuant to this Section 5.1(c) shall be made only to the extent that the General Partner would not receive, for the applicable Fiscal Year, distributions pursuant to Section 5.1(b) in an amount at least equal to the amount described in this Section 5.1(c). Any amount distributed to the General Partner pursuant to this Section 5.1(c) shall be treated as an advance against future distributions to which the General Partner is entitled pursuant to Section 5.1(b). Notwithstanding the foregoing, the Partnership will not call capital to fund any or all of the distributions to which the General Partner is entitled pursuant to this Section 5.1(c). In the event that all such tax distributions and interest are not offset against subsequent distributions to the General Partners, the General Partner shall return such non-offset tax distributions upon liquidation of the Partnership for distribution pro rata to the Limited Partners.

(d) Pending distribution, funds held by the Partnership which are required to be distributed pursuant to this Section 5.1 shall be invested in Interim Investments, to the extent practicable, at the sole discretion of the General Partner.

(e) Any receipts or other revenues of the Partnership (excluding Capital Contributions) not included in Net Distributable Cash, including, without limitation, the net revenues from Interim Investments, may be applied by the General Partner to pay or reserve for the payment of Management Fees, Operating Expenses, Organizational Expenses and Indebtedness, to establish Reserves, or be distributed in accordance with the provisions of Section 5.1(b) hereof, in each case in the sole discretion of the General Partner.

(f) All distributions shall be made to the Partners in cash.

(g) Notwithstanding any provision of this Agreement to the contrary, neither the Partnership, nor the General Partner on behalf of the Partnership, shall make any distribution to any Partner if such distribution would violate the Act or other applicable law.

5.2 Amounts Withheld. The Partners shall be required, upon request by the Partnership, to fund their share of any applicable withholding taxes with respect to the Partnership. If the Partnership is required pursuant to the Code, the laws of any state, or any other provision of law, to withhold any amount from amounts otherwise distributable to any Partner, the Partnership shall withhold such amounts as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Partner under this Agreement. If any sums are withheld pursuant to this provision, the Partnership shall remit the sums so withheld to, and file the required forms with, the Internal Revenue Service and the appropriate authority of any such state or other applicable government agency. In the event of any claimed over-withholding, a Partner shall be limited to an action against the Internal Revenue Service, the appropriate authority of any such state, or other applicable government agency for refund and each Partner hereby waives any claim or right of action against the Partnership on account of such withholding. Furthermore, if the amounts required to be withheld exceed the amounts which would otherwise have been distributed to such Partner, such Partner shall contribute any deficiency to the Partnership within ten (10) Business Days after notice from the General Partner. If such deficiency is not contributed within such time, any non-contributed amounts shall be considered a demand loan from the Partnership to such Partner, with interest at a rate equal to the lesser of (a) the Prime Rate plus five percent (5%) (but in no event less than nine percent (9%)) and (b) the highest rate permitted by law, which interest shall be treated as an item of Partnership income, until discharged by such Partner by repayment. Such demand loan shall be repaid, without prejudice to other remedies at law or in equity that the Partnership may have, out of distributions to which the debtor Partner would otherwise subsequently be entitled under this Agreement.

ARTICLE VI.

MANAGEMENT

6.1 Management of the Partnership; Management Fees.

(a) In General. The management, operation and control of the Partnership and its business and the formulation of its investment policy shall be vested exclusively in the General Partner, subject to the terms and provisions of this Agreement. The General Partner shall, in its sole discretion, exercise all powers necessary and convenient for the purposes of the Partnership and all of the powers conferred by the Act on the general partner of a limited partnership, including the power to conduct the Partnership’s business as described in Section 1.4 hereof and the power to delegate to one or more Persons the power to perform any of the acts described above, but subject to the limitations and restrictions expressly set forth herein, including those enumerated in this Article. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner shall use its best efforts to ensure that the Partnership is and continues throughout its term to be classified as a partnership (but not a publicly-traded partnership) for federal income tax purposes.

(b) Powers of the General Partner. Subject to the limitations and restrictions expressly set forth herein, the General Partner shall perform or cause to be performed all management and operational functions relating to the day-to-day business of the Partnership. Without limiting the generality of the foregoing, the General Partner is authorized on behalf of the Partnership to cause the Partnership to do the following (either directly or through the use of Vehicles):

(i) enter into the Subscription Agreements and the Side Letters, and exercise and perform the Partnership’s rights and obligations thereunder;

(ii) acquire, originate, hold, finance, manage and dispose of Investments;

(iii) pay, in accordance with the provisions of this Agreement, all expenses, debts and obligations of the Partnership to the extent that funds of the Partnership are available therefor;

(iv) make Interim Investments (which may be made through an agent) of cash reserves and other liquid assets of the Partnership prior to their use for Partnership purposes or distribution to the Partners;

(v) bring, compromise, settle and defend actions at law or in equity;

(vi) engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, the accomplishment of the purposes of the Partnership;

(vii) enter into agreements and contracts with third parties in furtherance of the Partnership’s business, (including all documents and agreements as may be required in connection with the acquisition, management, development or disposition of Investments), including, but not limited to, one or more agreements with Affiliates of the General Partner to provide development, property management or leasing services with respect to the Investments of the Partnership, provided that no such agreement with an Affiliate of the General Partner shall provide for the payment of fees or other compensation in excess of the fees and compensation provided in Exhibit C hereto and such agreement shall not materially modify the form contract provided in Exhibit D hereto without the approval of the Advisory Committee in accordance with Section 6.6, and provided , further , that the General Partner shall provide an annual summary to the Advisory Committee of the fees received by the General Partner and its Affiliates pursuant to this paragraph and Section 6.6(c)(i) during each Fiscal Year;

(viii) maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures;

(ix) purchase, at the expense of the Partnership, liability, casualty, fire and other insurance and bonds to protect the Partnership’s assets and business;

(x) purchase, at the expense of the Partnership, director and officer liability insurance to protect the General Partner, its members, managers, officers and employees, the Investment Committee members and the Advisory Committee members and their designees who serve on the Advisory Committee;

(xi) open accounts and deposit, maintain and withdraw funds in the name of the Partnership in any bank, savings and loan association, brokerage firm or other financial institution;

(xii) establish Reserves for contingencies and for any other proper Partnership purpose;

(xiii) retain, and dismiss from retainer, any and all Persons providing legal, accounting, engineering, brokerage, consulting, appraisal, investment advisory or management services to the Partnership, or such other agents as the General Partner deems necessary or desirable for the management and operation of the Partnership and the Investments;

(xiv) incur and pay all expenses and obligations incident to the operation and management of the Partnership, including, without limitation, the services referred to in paragraph (xiii) hereof, taxes, interest, travel, rent, insurance and supplies;

(xv) distribute funds to the Partners by way of cash or otherwise, all in accordance with the provisions of this Agreement;

(xvi) prepare and cause to be prepared reports, statements and other relevant information for distribution to Partners;

(xvii) prepare and file all necessary returns, reports and statements and pay all taxes, assessments and other impositions relating to the assets or operations of the Partnership;

(xviii) effect a dissolution of the Partnership as provided herein;

(xix) organize wholly-owned or partially-owned Vehicles as subsidiaries of the Partnership, including one or more Vehicles organized to operate as real estate investment trusts, and take all necessary actions to maintain the legal and tax status of such Vehicles;

(xx) cause the Partnership to be and remain organized in such a manner as to not be deemed to hold “plan assets” for purposes of ERISA, including by taking such actions described in Section 6.3;

(xxi) act for and on behalf of the Partnership in all matters incidental to the foregoing; and

(xxii) authorize any partner, officer or other agent of the General Partner to act for and on behalf of the Partnership in all matters incidental to the foregoing.

By executing this Agreement, each Limited Partner shall be deemed to have consented to any exercise by the General Partner of any of the foregoing powers or other powers of the General Partner contained in this Agreement.

(c) Investment Committee. The General Partner shall form and maintain an investment committee as a committee of the General Partner (the “Investment Committee”), which will make all Major Investment Decisions. The Investment Committee shall be comprised of certain Key Persons and other senior real estate professionals of the General Partner and its Affiliates appointed by the General Partner. The initial members of the Investment Committee are James A. Thomas, as chairman of the Investment Committee, John R. Sischo, Thomas S. Ricci, Diana M. Laing, and Randall L. Scott. All decisions of the Investment Committee shall be approved by a majority of the members of the Investment Committee.

(d) Key Persons; Suspension of the Investment Period. The following Persons (or their replacements who have been approved by Limited Partners holding a majority of the LP Percentage Interests) shall be deemed to be the Key Persons (each a “Key Person”) with respect to the Partnership: James A. Thomas, Thomas S. Ricci, Diana M. Laing and an individual to be appointed by the General Partner and approved by Limited Partners holding a majority of the LP Percentage Interests to serve as a Key Person (the “Designated Key Person”). In that event that (i) James A. Thomas, Thomas S. Ricci or Diana M. Laing (or their replacements approved as provided herein) fail during the Investment Period to remain on the Investment Committee, to remain actively involved in the Partnership and to devote a substantial amount of attention to the Partnership, or (ii) the Designated Key Person fails to devote substantially all of his or her business time to the Partnership during the Investment Period, then the Investment Period shall be suspended until such time as either such failure has been corrected by such Person or a replacement has been appointed by the General Partner and approved by Limited Partners holding a majority of the LP Percentage Interests. In addition, James A.

Thomas, Thomas S. Ricci and Diana M. Laing (or their replacements who have been approved as Key Persons by Limited Partners holding a majority of the LP Percentage Interests) shall, during the Term of the Partnership, devote the amount of time to the Partnership that is necessary for it to achieve its goals.

(e) Authority of the General Partner. Any person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

(i) the identity of the General Partner or any Limited Partner hereof;

(ii) the existence or non-existence of any fact or facts which either constitute a condition precedent to acts by a General Partner, or are in any other manner germane to the affairs of the Partnership;

(iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership; or

(iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

(f) Management Fee. The Partnership shall pay to the General Partner, quarterly in arrears, a Management Fee for the performance of the services described above (the “Management Fee”). The Management Fee shall be paid with respect to each Limited Partner’s Capital Commitment during the Investment Period, and each Limited Partner’s Invested Capital (as defined below) after the Investment Period, as follows:

(i) During the Investment Period, the Management Fee shall be 1.5% per annum of each Limited Partner’s Capital Commitment. After the Investment Period, the Management Fee shall be 1.5% per annum of each Limited Partner’s aggregate Capital Commitments that have been invested and not returned as a distribution or written-off (“Invested Capital”). For this purpose, the Invested Capital with respect to any Investment shall also include any Capital Contributions that are reasonably assumed to be required for the development or redevelopment of an Investment at the time of acquisition of the property with respect to such Investment (which shall include an allocable share of a development fee for the General Partner or its Affiliates of four percent (4%) of total construction costs). The Management Fee shall be pro rated for any period less than a calendar quarter based on the number of days during such period. For purposes of calculating the Management Fee, the Capital Commitments of all Limited Partners shall be deemed to have been made as of the Initial Closing Date. Concurrently with the admission of any New Partner or any increase in the Capital Commitment of an existing Limited Partner after the Initial Closing Date, the Partnership shall pay to the General Partner an amount equal to the Management Fee that would have been payable prior to the date of such admission with respect to such New Partner’s Capital Commitment or the increased amount of such existing Limited Partner’s Capital Commitment had such Capital Commitment been made on the Initial Closing Date. Notwithstanding the foregoing, the Management Fee shall be waived with respect to any investment in the Partnership by the General Partner and its Affiliates. Exhibit C illustrates the application of the above Management Fees in relation to new construction.

(ii) To the extent that the General Partner, the Key Persons or their officers, directors, employees or Affiliates receive any origination, disposition, break-up fees, directors’ fees, consulting fees or similar fees in connection with the investment activities of the Partnership, the entire amount of such fees shall be allocated pro rata among the Limited Partners and applied to offset against and reduce the Management Fee otherwise payable to the General Partner for the quarter in which such fees are received or for any subsequent calendar quarter.

(g) Standard of Care of the Partners. The General Partner shall at all times act in good faith and in the best interests of the Partnership. In managing the affairs of the Partnership and in its dealings with the Limited Partners, the General Partner shall be subject to a standard of performance which includes: (i) a duty of loyalty, which requires the General Partner to carry out its responsibilities with loyalty, honesty, good faith, and fairness toward the Partnership and the Limited Partners, and (ii) a duty of care, which requires the General Partner to discharge its duties with the diligence, care and skill that an ordinarily prudent institutional real estate investment manager in a like position would exercise under similar circumstances. The General Partner shall not commit any act that would subject any Partner to liability in its capacity as a Partner in any jurisdiction in which the Partnership transacts business. To the fullest extent permitted by law, the Limited Partners shall not owe a fiduciary duty to the General Partner or to any other Limited Partner.

6.2 ERISA. The General Partner shall use its reasonable best efforts to cause the Partnership to be and remain organized in such a manner as to not be deemed to hold “plan assets” for purposes of ERISA. If at any time the General Partner reasonably believes that the assets of the Partnership are, or are about to become, “plan assets” for purposes of ERISA and, thus, subject to Title I of ERISA, the General Partner shall take such actions within its powers as the General Partner reasonably believes to be appropriate to preclude the assets of the Partnership from becoming “plan assets” under ERISA. If the General Partner reasonably determines that no such actions are reasonably available, the General Partner shall promptly notify all of the Partners of the potential change in “plan assets” status for the Partnership (the “ERISA Notice”) and shall take the following actions:

(a) The Partnership shall offer to each Partner that is subject to ERISA (an “ERISA-Covered Partner”) the opportunity to have such ERISA-Covered Partner’s Interest redeemed by the Partnership, to the extent permitted by applicable law, as follows:

(i) Any ERISA-Covered Partner which elects to have its Interest redeemed shall notify the Partnership to that effect within ten (10) Business Days after the date of the ERISA Notice.

(ii) The Partnership shall redeem the Interest of each such redeeming ERISA-Covered Partner for the Fair Market Value thereof as of the Redemption Date with cash, to the extent available, and a promissory note of the Partnership in respect of any remaining balance.

(iii) The Partnership shall set a date for the redemption of the Interest of each redeeming ERISA-Covered Partner (which date will be no later than thirty (30) days after the date of the ERISA Notice (the “Redemption Date” )). On the Redemption Date, the Partnership shall redeem the Interest of each redeeming ERISA-Covered Partner as set forth in (ii) above.

(iv) If all remaining ERISA-Covered Partners do not choose to be redeemed as aforesaid, and the percentage of the interests in the Partnership then held by ERISA-Covered Partners is twenty-five percent (25%) or more of the total amount of the interests in the Partnership then held by all Partners (other than the General Partner and its affiliates), the General Partner shall redeem the Interest of each remaining ERISA-Covered Partner in the manner set forth above, either pro rata (based upon each remaining ERISA-Covered Partner’s Capital Commitment in relation to the aggregate Capital Commitments of all remaining ERISA-Covered Partners) or on such other basis as may be required to cause the total value of the investment in the Partnership of ERISA-Covered Partners to be reduced below twenty-five percent (25%) of the total amount of the Interests then held by all Partners.

(v) Notwithstanding the foregoing, the Partnership shall not be required to sell any asset if such sale would not be in the best interest of the Partnership or the other Partners.

(vi) A Person shall cease to be a Partner upon the redemption of such Person’s entire Interest.

(b) From and after the date that any ERISA-Covered Partner withdraws from the Partnership or has its Interest redeemed as set forth above, the Partnership shall release such ERISA-Covered Partner from such Partner’s obligations (or that portion of such Partner’s obligations from which such Partner has been released in the event of a partial redemption) to make any further contributions to the Partnership; provided that, prior to such release, the Partnership may require that such Partner make a Capital Contribution to the Partnership in an amount appropriate to repay any Subscription Line Indebtedness which the Partnership is required to repay as a result of such redemption. The Partnership shall use commercially reasonable efforts to find other sources to repay such Subscription Line Indebtedness and to avoid requiring such Partner to make any such Capital Contribution.

6.3 Restrictions on the Partnership. Notwithstanding anything to the contrary contained in this Agreement, without the consent of all the Partners, the Partnership shall not:

(a) do any act in contravention of this Agreement or receive any rebate or give-up or participate in any reciprocal business arrangements which circumvent the provisions hereof;

(b) commingle the funds of the Partnership with those of any other Person;

(c) issue Interests or any other equity interests in the Partnership except in accordance with the express terms of this Agreement and the Subscription Agreements; or

(d) knowingly commit any act that would subject any Partner to liability in its capacity as a Partner in any jurisdiction in which the Partnership transacts business.

6.4 Participation by Limited Partners. Except as otherwise expressly provided herein, no Limited Partner, in its capacity as a Limited Partner, shall participate in the management of the business and affairs of the Partnership. No Limited Partner, in its capacity as a Limited Partner, shall have any right or power to sign for or to bind the Partnership in any manner or for any purpose whatsoever, or have any rights or powers with respect to the Partnership except those expressly granted to such Limited Partner by the terms of this Agreement or those conferred upon such Limited Partner by law, and no prior consent or approval of the Limited Partners shall be required in respect of any act or transaction to be taken by the General Partner on behalf of the Partnership unless otherwise provided in this Agreement.

6.5 Filing of Schedules, Reports, Etc. Each Partner agrees to reasonably cooperate with the Partnership in the filing of any schedule, report, certificate or other instrument required to be filed by the Partnership under the laws of the United States, any state or political subdivision thereof or any foreign nation or political subdivision thereof. In connection therewith, each Partner agrees to reasonably provide the Partnership with all information required to complete such filings.

6.6 Advisory Committee.

(a) After the Initial Closing Date, the Partnership shall establish and maintain an Advisory Committee (the “Advisory Committee”) selected by the General Partner from among Limited Partners which represent a majority-in-interest of the Limited Partners, who shall appoint individuals to represent their interests at all meetings of the Advisory Committee. At no time shall the total number of Advisory Committee members exceed seven members. None of the members of the Advisory Committee may be the General Partner or its Affiliates. The General Partner shall attend all meetings of the Advisory Committee; provided that the General Partner shall excuse itself from any meeting at the request of the Advisory Committee. The Advisory Committee shall meet as required pursuant to this Agreement, upon the request of two or more Advisory Committee members or upon the request of the General Partner, but not less frequently than semi-annually. Notwithstanding the foregoing, one such meeting of the Advisory Committee must coincide with the Annual Meeting of the Partners.

(b) If any Advisory Committee member shall resign or be removed, a successor may be appointed in accordance with subsection (a) above. Any Advisory Committee member representing a Limited Partner who becomes a Defaulting Partner shall automatically be deemed removed from the Advisory Committee during the pendency of such default. Advisory Committee meetings may be held in person or by telephone conference and any and all actions and decisions of the Advisory Committee may be taken and made by written consent in lieu of a meeting. Unless otherwise provided herein, any recommendation or approval to be made by the Advisory Committee shall require the approval of at least a majority of the Percentage Interests held by the Advisory Committee members. The Advisory Committee may establish such other rules of procedure as a majority of the Advisory Committee members shall agree. Neither the Advisory Committee nor any Advisory Committee member acting in such capacity shall have the power to bind or act for or on behalf of the Partnership in any manner. No fees shall be paid by the Partnership to the Advisory Committee members, but the Partnership shall bear all reasonable costs and expenses of the Advisory Committee members incurred in the performance of their responsibilities in their capacities as Advisory Committee members.

(c) The General Partner shall not take any of the following actions without first obtaining the approval of the Advisory Committee:

(i) cause the Partnership to extend the Term of the Partnership beyond the eighth anniversary of the Final Closing Date.

(ii) cause the Partnership or any Vehicle to engage the General Partner or any of its Affiliates to provide property management, development management, leasing or other services to the Partnership or to such Vehicle for fees or other compensation in excess of or in addition to those set forth in the Fee Schedule attached hereto as Exhibit C or cause the Partnership or any Vehicle to enter into such agreement for services which materially modifies the form contract as set forth in Exhibit D hereto;

(iii) cause the Partnership to enter into a transaction whereby the Partnership or any Vehicle acquires an Investment from or transfers an Investment to the General Partner, James A. Thomas, their respective Affiliates and any entities in which any of the foregoing own a direct or indirect interest.

(iv) cause the Partnership to transfer any Investment to any other investment fund or client account maintained by the General Partner or its Affiliates;

(v) cause the Partnership to invest more than twenty percent (20%) of the aggregate Capital Commitments in any single Investment other than as permitted by Section 8.1(b) hereof;

(vi) cause the Partnership to invest more than twenty percent (20%) of the aggregate Capital Commitments in multi-family residential properties;

(vii) cause the Partnership to invest more than ten percent (10%) of the aggregate Capital Commitments in unentitled land held for development;

(viii) cause the Partnership at any point in time to have more than forty percent (40%) of the aggregate Capital Commitments committed to ground-up development opportunities that have not been completed;

(ix) cause the Partnership to exceed the Debt Limit, provided, however, that, the Advisory Committee may approve exceptions to the Debt Limit as provided in Section 8.1(b) in any case in which the Debt Limit has been exceeded without the prior approval of the Advisory Committee; or

(x) cause the Partnership to enter into any agreement to settle any claim or litigation involving the General Partner or any of its Affiliates.

(d) The Advisory Committee may elect to have an audit of the operations of the Partnership made by such independent certified public accountant as it determines to select, including, in particular, but without limitation, an audit as to the costs and expenses charged or otherwise allocated to the Partnership by the General Partner or any of its Affiliates. Any such election may be made no more than once annually. Such audit is not to be a re-audit of the books and records of the Partnership as provided for in other provisions of this Agreement, but is a more detailed audit of such items as the Advisory Committee determines is appropriate. The costs of any such audit shall be borne by the Partnership unless such audit determines that the Partnership has been materially overcharged and/or over allocated costs and expenses by the General Partner and/or its Affiliates, in which event the costs of such audit shall be borne by the General Partner. The determination of materiality shall be made by the accountants making the audit. If such audit determines that there has been an overcharge and/or over allocation, then the General Partner shall, within fifteen (15) days after the delivery of the written report of such audit to the General Partner, repay or cause to be repaid, to the Partnership any such overcharge and/or over allocation.

(e) At least ninety (90) days prior to the beginning of each Fiscal Year, the General Partner shall present to the Advisory Committee for its approval a valuation plan (the “Valuation Plan”) for such Fiscal Year. The Valuation Plan shall include a recommendation by the General Partner as to the appropriate methods of valuation of each of the Partnership’s Investments in accordance with Real Estate Information Standards adopted by the National Council of Real Estate Investment Fiduciaries. The Valuation Plan may recommend independent appraisals, General Partner estimates or other reasonable methods of valuation.

(f) Unless otherwise waived by such Limited Partner, the General Partner shall provide each Limited Partner with no less than ten (10) Business Days’ prior written notice of each Advisory Committee meeting and will provide, together with such written notice, all necessary materials relating to the matters to be discussed including the following:

(i) a description of each matter to be considered by the Advisory Committee at such meeting;

(ii) the recommendation(s) of the General Partner and/or the Investment Committee with respect to each such matter and the argument(s) in support of such recommendation(s);

(iii) a summary of all relevant facts pertaining to each such matter;

(iv) the reasons for submitting each such matter to the Advisory Committee;

(v) an explanation of why each requested matter is in the best interests of the Limited Partners; and

(vi) a summary of any issues and/or risks that may adversely affect the Partnership as a result of taking any action recommended by the General Partner and/or the Investment Committee.

(g) The Advisory Committee may appoint independent legal counsel and financial advisors to assist it in its consideration of matters presented to it by the General Partner. The costs of any such appointment shall be borne by the Partnership.

6.7 UBTI Matters. In the event that one or more Limited Partners is a Qualified Organization immediately following the Final Closing Date, the Partnership may, in the discretion of the General Partner, seek to structure any or all of its Investments in a manner that the General Partner reasonably believes will minimize unrelated business taxable income (“UBTI”), as such term is used in Sections 512 through 514 of the Code, for Qualified Organizations to the extent commercially feasible and consistent with the Partnership’s overall investment and return objectives; provided, however, that neither this Section 6.8 nor anything else in this Agreement shall be interpreted as obligating the Partnership to refrain from entering into transactions (or structuring transactions in a manner) that may result in the recognition by a Qualified Organization of UBTI.

6.8 Listed Transactions. The General Partner shall not knowingly cause the Partnership, any Investor Vehicle, or any Vehicle, to engage directly or indirectly in a transaction that, as of the date the Partnership or such other entity enters into a binding contract to engage in such transaction, is a “listed transaction” as defined in Treasury Regulation §1.6011-4(b)(2), and will undertake reasonable due diligence to determine whether any such transaction is a listed transaction. If the General Partner reasonably determines that the Partnership or other entity has engaged directly or indirectly in a transaction that is a listed transaction or “reportable transaction” as defined in Treasury Regulation §1.6011-4(b)(1), it shall promptly notify the Limited Partners of such determination.

ARTICLE VII.

EXPENSES AND FEES

7.1 Operating Expenses. The General Partner shall bear the ordinary day-to-day expenses incidental to the administration of the General Partner including, without limitation, (i) all costs and expenses incurred by the General Partner which relate to office space, facilities, utility services, supplies and necessary administrative and clerical functions (including the preparation of all internal Partnership reports required hereunder) and (ii) compensation and benefits of all employees engaged in the Partnership’s and the General Partner’s business. The General Partner shall not bear or otherwise be charged with any third party costs or expenses of the Partnership’s or any Vehicle’s activities and operations (“Operating Expenses”), all of which shall be borne by or otherwise charged to the Partnership and such Vehicles, including, without limitation, (i) all expenses incurred in connection with identifying, evaluating, structuring, negotiating and closing any potential Investment (including unconsummated investments) and the acquisition, holding, operation, hedging, financing, monitoring, sale, proposed sale or valuation of any Investments; (ii) all litigation-related and indemnification expenses; and (iii) all ordinary administrative expenses of the Partnership, including fees of auditors, accountants, attorneys, engineers, appraisers and other professionals, the cost of Advisory Committee meetings and the cost of annual meetings, reports and tax returns to the Partners. To the extent that any Operating Expenses are paid by the General Partner or its Affiliates, such Operating Expenses shall be reimbursed by the Partnership.

7.2 Organizational Expenses. The Partnership shall bear and be charged with all third party costs and expenses pertaining to the organization of the Partnership, including, without limitation, legal and accounting expenses (but excluding any fees payable to any placement agent) (collectively the “Organizational Expenses”), up to a maximum of $750,000. To the extent that Organizational Expenses exceed $750,000, such Organizational Expenses shall be borne by the General Partner. The General Partner shall be responsible for the payment of any fees payable to any placement agent in connection with the sale of the Interests.

ARTICLE VIII.

INVESTMENTS

8.1 Investments.

(a) The assets of the Partnership, to the extent at any time not required for the payment of expenses or otherwise not necessary for the conduct of the Partnership’s business in accordance with this Agreement, shall be invested in such Investments as shall be approved by the Investment Committee, used to establish Reserves or invested in Interim Investments.

(b) The Partnership shall make Investments consistent with the following (in each case determined as of the time that the Partnership commits to make an Investment):

(i) Not more than twenty percent (20%) of the aggregate Capital Commitments may be invested in any single Investment unless (A) the Advisory Committee has approved the Partnership’s deviation from such restriction, or (B) prior to or contemporaneously with making such Investment, the Partnership has secured written commitments from one or more parties to finance and/or acquire syndicated interests in such Investment such that, following such financing or syndication, the Partnership would be in compliance with the above concentration limitation.

(ii) Not more than twenty percent (20%) of the aggregate Capital Commitments may be invested in multi-family residential properties.

(iii) Not more than ten percent (10%) of the aggregate Capital Commitments may be invested in unentitled land held for development; provided that the Partnership shall not invest in any unentitled land unless such unentitled land is acquired for impending development.

(iv) The Partnership shall use reasonable efforts to ensure that most of the properties underlying the Investments have a LEED certification with the intent to obtain a “silver level” LEED certification and an Energy Star label or the substantial equivalent and; provided, further that the Partnership shall use reasonable efforts to achieve a higher LEED level to the extent consistent with the investment objectives and strategy of the Partnership to acquire a “silver level” LEED certification and an Energy Star label or the substantial equivalent, and the Partnership shall use reasonable efforts to achieve a higher LEED level to the extent consistent with the investment objectives and strategy of the Partnership. For the avoidance of doubt, the Partnership may acquire Investments in which the underlying properties do not have, or intend to have, a “silver level” LEED certification or an Energy Star label; provided that the General Partner, in its sole discretion, determines that such Investments are consistent with the investment objectives and strategy of the Partnership; provided further that the General Partner shall promptly disclose to the Limited Partners any Investments acquired by the Partnership that do not have a “silver level” LEED certification or Energy Star label.

(v) The Partnership may not make any Investments: (A) prior to the start of the Investment Period; (B) during any suspension of the Investment Period pursuant to Section 6.1(d) hereof; or (C) following the Investment Period, other than the funding of Investments that were existing or subject to a binding commitment as of the end of the Investment Period.

(vi) The Partnership and any Vehicle may incur Indebtedness as deemed appropriate by the General Partner, provided that neither the Partnership nor any Vehicle may incur any Indebtedness if, as a result of incurring such Indebtedness, that aggregate outstanding amount of Indebtedness incurred by the Partnership would exceed seventy-five (75%) of the aggregate value of the Partnership’s Investments as determined by the General Partner at the time that the Partnership or any such Vehicle incurs such Indebtedness (the “Debt Limit”), provided, however, that, with the approval of the Advisory Committee, the Partnership may exceed the Debt Limit if the General Partner cures such non-compliance in a manner that it deems to be in the best interests of the Partnership within twelve (12) months after the date that the Partnership exceeded such Debt Limit, and provided, further, that Subscription Line Indebtedness shall not be included in calculating the Debt Limit to the extent that any outstanding Subscription Line Indebtedness is repaid within ninety (90) days of any such obligation. In the case of a Partnership asset which is not wholly-owned by the Partnership, including where one or more joint venture partners own an interest in such asset, only the Partnership’s proportionate interest in such asset shall be considered for purposes of calculating the Partnership’s compliance with the Debt Limit. For the purpose of calculating the Partnership’s compliance with the Debt Limit, “Indebtedness” shall mean the aggregate outstanding principal balance of all loans made to the Partnership or any Vehicle.

8.2 Vehicles. The Partnership may own Investments through corporations, limited liability companies, partnerships, real estate investment trusts or other entities, organized in the United States, substantially all of the interests in which are, directly or indirectly, owned by the Partnership, or in joint ventures and other co-ownership vehicles organized in the United States with third parties (any such entities through which the Partnership may own Investments, “Vehicles”).

8.3 Parallel Investment Vehicles. The General Partner may, in its sole discretion, establish parallel and/or feeder partnerships, real estate investment trusts, group trusts or other investment vehicles to address the tax, regulatory or other concerns of certain prospective investors in the Partnership, including members of the General Partner and their Affiliates, where the General Partner, in its sole discretion, determines that such arrangements will not have a material adverse effect on the Partnership and are reasonably expected to preserve in all material respects the overall economic relationship of the Partners and the investors in such parallel or feeder investment vehicles. The expenses associated with establishing and maintaining any such parallel or feeder investment vehicle will be borne on a pro rata basis (based upon capital commitments to such investment vehicle) by the investors therein (and shall not reduce such investors’ unfunded capital commitments to such vehicle or be treated as capital contributions thereto).

ARTICLE IX.

EXCULPATION AND INDEMNIFICATION

9.1 Exculpation and Indemnification. (a) To the fullest extent permitted by applicable law, none of the Advisory Committee members and their designees who represent them on the Advisory Committee, the Investment Committee members, the General Partner and partners, directors, officers, employees, Affiliates and other agents or the directors, officers, employees and agents of any Vehicle (collectively, the “Covered Persons”) shall be liable to the Partnership, any Vehicle or the Limited Partners for monetary damages for any losses, claims, damages or liabilities (“Damages”) resulting from any act or omission performed or omitted by such Covered Persons arising out of or in connection with this Agreement or the Partnership’s business or affairs, except to the extent that any such Damages are attributable to: (i) the bad faith of such Advisory Committee member or its designee on the Advisory Committee; (ii) the gross negligence, willful misconduct, or bad faith of, or material breach of this Agreement by, any other such Covered Person; or (iii) with respect to the General Partner, a breach by the General Partner of its standard of performance as set forth in Section 6.1(g).

(b) The Partnership shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Covered Person against any Damages to which such Covered Person may become subject in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs, except to the extent that any such Damages are attributable to: (i) the bad faith of such Covered Person in the case of an Advisory Committee member or its designee on the Advisory Committee; (ii) the gross negligence, willful misconduct, or bad faith of, or material breach of this Agreement by, such Covered Person in the case of a Covered Person other than an Advisory Committee member or its designee on the Advisory Committee; or (iii) with respect to the General Partner, a breach by the General Partner of its standard of performance as set forth in Section 6.1(g). If a Covered Person becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs, the Partnership shall reimburse such Covered Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that, such Covered Person shall provide the Partnership with an undertaking to promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined by a court order of final adjudication that such Covered Person was not entitled to be indemnified by the Partnership in connection with such action, proceeding or investigation, and provided further that, no such reimbursement shall be provided to a Covered Person in any case involving an action, claim, proceeding or investigation brought or commenced by such Covered Person against the Partnership or involving an action, claim, proceeding or investigation brought or commenced by a Partner or the Partnership against such Covered Person. If for any reason (other than by reason of the exclusions from indemnification set forth above) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Partnership shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and such Covered Person on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

(c) No Limited Partner shall have any obligation to the Partnership or any other Partner to bring or join in any action against any Covered Person pursuant to Section 9.1(a) or (b) hereof. Nothing contained in this Section 9.1 shall be construed as any waiver of insurance claims or recoveries by the Partnership or any Covered Person.

(d) Each Partner covenants for itself, its successors, assigns, heirs and personal representatives that such Person will, at any time prior to or after the dissolution of the Partnership, on demand, whether before or after such Person’s withdrawal from the Partnership, pay to the Partnership or the General Partner any amount which the Partnership or the General Partner, as the case may be, pays in respect of taxes (including withholding taxes) imposed upon income of or distributions to such Partner, to the extent that such amounts have not been withheld from amounts otherwise distributable to such Partner.

(e) The obligations of the Partnership under Section 9.1(b) shall (i) be in addition to any liability which the Partnership may otherwise have and (ii) inure to the benefit of the Covered Persons and any successors, assigns, heirs and personal representatives of such Covered Persons. The General Partner shall cause the Partnership to purchase, at the Partnership’s expense, insurance to insure the Covered Persons against any Damages to which the Covered Persons may become subject in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs, under this Agreement or applicable law.

9.2 Liability Insurance. (a) The Partnership shall acquire and maintain adequate liability insurance at Partnership expense with customary limits and deductibles covering the Advisory Committee members and their designees on the Advisory Committee and the other Covered Persons, to the extent the General Partner determines that the same is available on commercially reasonable terms. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. Any person entitled to indemnification from the Partnership hereunder shall first use its best efforts to seek recovery under any other indemnity or any insurance policies by which such person is indemnified or covered, but if such recovery or advancement is not promptly forthcoming, the Partnership shall provide the indemnification and shall be subrogated to the right of the indemnified party to recover from such other sources.

(b) The General Partner shall maintain a fidelity bond (or insurance policies providing equivalent coverage) of not less than $5,000,000 covering all employees or agents of the General Partner handling assets of the Partnership.

ARTICLE X.

BOOKS, MEETINGS AND RECORDS

10.1 Books and Accounts. Complete and accurate books and accounts shall be kept and maintained for the Partnership at the principal place of business of the Partnership, as determined by the General Partner. Each Partner shall at all reasonable times have access to, and may inspect and make copies of, such books and accounts. Funds of the Partnership shall be deposited in the name of the Partnership in such bank or other account or accounts as the General Partner may designate and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Partnership as the General Partner may designate.

10.2 Reports to Partners.

(a) The General Partner shall cause to be prepared, in accordance with U.S. generally accepted accounting principles, and delivered to each Partner: (i) on or before the thirtieth (30th) day after the end of each quarter of each Fiscal Year, an unaudited quarterly financial report for such quarter for the Partnership and descriptive investment information for each Investment, (ii) on or before the ninetieth (90th) day after the end of each Fiscal Year, annual financial statements for such fiscal year audited by a firm of independent certified public accountants, together with a summary of all transactions between the Partnership and the General Partner and its Affiliates, which summary shall include any fees paid in connection with such transactions, and a summary of all legal and regulatory proceedings and settlements involving the Partnership, and (iii) on or before the ninetieth (90th) day after the end of each Fiscal Year, a Schedule K-1 regarding the respective Limited Partner’s investment in the Partnership, copies of the Partnership’s information returns and such other information about the Partnership as may be required to enable each Partner to properly complete its federal income tax return, any income tax return of any state and any other reporting or filing requirement imposed by any governmental agency or authority for such fiscal year.

(b) The General Partner shall determine the value of the Partnership’s Investments in accordance with the Valuation Plan. Within ninety (90) days after the end of each Fiscal Year or such other date as set forth in the Valuation Plan, the General Partner shall provide a report to the Limited Partners as to the valuation of the Partnership’s Investments.

(c) The General Partner shall be the “tax matters partner,” as such term is defined in Section 6231(a)(7) of the Code.

(d) Promptly following the admission of any additional Person to the Partnership as a Limited Partner pursuant to the terms of this Agreement, the General Partner shall distribute an updated Schedule of Partners to each Partner.

10.3 Annual Meeting. An annual meeting of the Partners (an “Annual Meeting”) shall be held in each year beginning in calendar year 2008, on a date and at the time set by the General Partner. The General Partner shall call an Annual Meeting by delivering written notice of an Annual Meeting to the Partners (the “Annual Meeting Notice”). The Annual Meeting Notice shall state the location, date and time of the Annual Meeting and shall describe the specific actions to be taken or matters to be addressed at the Annual Meeting.

ARTICLE XI.

TRANSFERABILITY OF A PARTNER’S INTEREST

11.1 Restrictions on Transfer. No Limited Partner shall Transfer all or any part of its Interest without the consent of the General Partner. The General Partner shall consent to a Transfer of all or a portion of a Limited Partner’s Interest and the admission of the Transferee of such Interest as a Limited Partner if the following requirements are satisfied:

(a) The Transferee executes and delivers to the General Partner the following documents:

(i) an instrument, in form and substance satisfactory to the General Partner in its sole discretion, pursuant to which the Transferee agrees to be bound by the terms of this Agreement;

(ii) executed copies of all instruments and agreements required to be delivered by a Limited Partner to the General Partner pursuant to Section 3.4(b); and

(iii) such additional instruments and documents, in form and substance satisfactory to the General Partner in its sole discretion, as shall be reasonably required by the General Partner (including opinions of counsel with respect to matters set forth in Section 11.1(b)).

(b) Such Transfer would not:

(i) result, directly or indirectly, in the termination of the Partnership for federal income tax purposes;

(ii) result in the violation of the Securities Act of 1933, as amended, or any other applicable federal or state laws or order of any court having jurisdiction over the Partnership;

(iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any instrument or agreement to which the Partnership or any Vehicle is a party or to which the Partnership’s or any Vehicle’s assets are subject;

(iv) result in the imposition or creation of any encumbrance upon or with respect to any of the assets of the Partnership or any Vehicle;

(v) result in or create a “prohibited transaction” or cause the Partnership or a Partner or an Affiliate of a Partner to be or become a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) with respect to any “plan” (as defined in Section 3(3) of ERISA and/or Section 4975 of the Code) or result in or cause the Partnership or any Partner or any Affiliate of a Partner to be liable for tax under Chapter 42 of the Code or otherwise cause any such Person to incur tax liabilities;

(vi) result in the Partnership’s assets being deemed “plan assets” for the purposes of Section 4975 of the Code or ERISA;

(vii) be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under the law of the State (excluding trusts for the benefit of minors);

(viii) cause a substantial risk, in the opinion of the Partnership’s counsel, that the classification of the Partnership as a partnership for purposes of the Code could be adversely affected;

(ix) result in a reassessment for local real estate tax purposes of any real property in which the Partnership has an interest, directly or indirectly; or

(x) result in the Partnership being subject to regulation under the Investment Company Act.

(c) The Transferee:

(i) in the reasonable opinion of the General Partner, has sufficient liquid assets to satisfy any unfunded Capital Commitment of the transferor;

(ii) is acquiring the Interest solely for the purpose of investment;

(iii) in the reasonable opinion of the General Partner, is not a competitor of the General Partner and will not be unduly disruptive in the management or conduct of the business affairs of the Partnership; and

(iv) meets the investment and suitability requirements established by the General Partner for investment in the Partnership.

(d) The Transferor or Transferee pays to the Partnership any and all costs incurred and to be incurred by the Partnership as a result of such Transfer (exclusive of indirect costs or consequential damages).

(e) The Transferor shall use reasonable efforts to ensure that any Interests it Transfers to any new Partner(s) are in large blocks, so as to minimize the number of new Partner(s) and maintain the integrity of the existing Partnership.

11.2 Prohibition on Transfers of General Partner Interests. The General Partner, TPG and any Limited Partner which is an Affiliate of the General Partner shall not have the right to Transfer all or any portion of their direct or indirect Interest (or their respective interests in any co-investment) other than to their Affiliates, except after the termination of the

Investment Period and with the approval of Limited Partners holding at least seventy-five percent (75%) or more of the LP Percentage Interests; provided that this Section 11.2 shall not apply to TPG with respect to Transfers by TPG to its Estate Planning Affiliates or employees. All such approved Transfers shall also be subject to the provisions of Section 11.1. If the General Partner, TPG or any Limited Partner which is an Affiliate of the General Partner makes a Transfer in violation of Section 11.1 or prior to the termination of the Investment Period and without obtaining the approval of Limited Partners holding at least seventy-five percent (75%) or more of the LP Percentage Interests or if the General Partner, TPG or any Limited Partner which is an Affiliate of the General Partner dissolves, or withdraws from the Partnership, prior to the expiration of the term of the Partnership without the approval of Limited Partners holding at least seventy-five percent (75%) or more of the LP Percentage Interests, such Transfer, dissolution or withdrawal shall, to the fullest extent permitted by law, be void ab initio and the Transferee and dissolved or withdrawing General Partner, TPG or Limited Partner which is an Affiliate of the General Partner as applicable shall be jointly and severally liable to the Partnership and the other Partners for such direct Damages as any of them may sustain as a result of such Transfer, dissolution or withdrawal. The removal of the General Partner pursuant to Article XII shall not be considered a withdrawal for the purposes of this Section 11.2.

11.3 Transfers of Limited Partner Interests. If a Limited Partner (a) makes a Transfer in violation of Section 11.1, or (b) dissolves or withdraws from the Partnership prior to the expiration of the Term of the Partnership, in either case without the consent of the General Partner, such Transfer, dissolution or withdrawal shall be void to the fullest extent permitted by law, and the Transferor or dissolved or withdrawing Limited Partner shall be liable to the Partnership and the other Partners for such damages as any of them may sustain as a result of such Transfer, dissolution or withdrawal.

11.4 Substituted Partners. The General Partner is authorized to execute appropriate instruments evidencing the admission of a Transferee of an Interest which is admitted as a Limited Partner.

11.5 Amended Certificate. The General Partner shall amend the Certificate to reflect each Transfer for which such amendment is required by law to be filed.

11.6 Deceased or Incompetent Individual Limited Partners. If any Limited Partner who is a natural person shall die or be adjudged by a court of competent jurisdiction to be incompetent to manage such Limited Partner’s person or property, such Limited Partner’s executors, administrators, guardians, conservators or other legal representatives shall, subject to Section 11.1, become assignees of such Limited Partner hereunder and shall succeed to all of the rights and obligations of such deceased or incompetent Limited Partner. Any Transferee of an Interest or portion thereof pursuant to this Section 11.6 not admitted as a Partner shall not be a Partner hereunder and shall have no rights under this Agreement other than to participate in distributions made to all Partners. Until the admission of its Transferee as a Partner, a Transferor of an Interest shall not be released from any obligations under this Agreement. Notwithstanding the foregoing, the provisions of Section 3.3 shall be fully applicable to Transferees of any Interest pursuant to this Section 11.6, and each such Transferee shall be treated as if it were a Limited Partner, and have the obligations of a Partner, for the limited purposes of such Section.

ARTICLE XII.

REMOVAL OF THE GENERAL PARTNER

12.1 Removal of the General Partner For Cause.

(a) If any of the following events shall occur (each a “General Partner For Cause Removal Event”): (i) the General Partner is grossly negligent or commits willful misconduct in the performance of its duties to the Partnership, (ii) the General Partner misappropriates funds from, or perpetrates a fraud upon, the Partnership, (iii) the General Partner or any of its Affiliates fails to make a Capital Contribution to the Partnership as required by this Agreement, or (iv) the General Partner engages in a material breach of this Agreement which has not been cured within thirty (30) days after the receipt of written notice of such breach by the General Partner from the Advisory Committee, then Limited Partners holding at least a majority of the LP Percentage Interests (the “General Partner Removing Limited Partners”) may deliver a written notice to the General Partner (the “General Partner Removal Notice”) setting forth a description of the relevant General Partner For Cause Removal Event(s) and stating that the General Partner shall be removed as the general partner of the Partnership.

(b) The General Partner may, but shall not be required to, submit the issue of whether or not a General Partner For Cause Removal Event has occurred for arbitration to a panel of three arbitrators (each of which shall be an attorney with at least ten (10) years of practice (at least five (5) of which must be predominantly in the area of partnership and/or real estate law) and who has served as an arbitrator in at least five JAMS arbitrations) in accordance with the applicable arbitration rules of JAMS. Each of the General Partner and General Partner Removing Limited Partners holding more than fifty percent (50%) of the Percentage Interests of all General Partner Removing Limited Partners shall appoint one arbitrator within ten (10) days from the time of the filing of the demand for arbitration (in the case of the claimant) and within ten (10) days of receipt of the demand (in the case of the respondent). The two arbitrators so selected shall select a third arbitrator within (10) days from the time the last of the two party-appointed arbitrators is selected and the names and addresses thereof shall be communicated to the General Partner, the General Partner Removing Limited Partners and JAMS. The applicable JAMS rules concerning failure to appoint shall govern the failure to appoint any arbitrator as provided herein. Arbitration shall be held at the offices of JAMS in Los Angeles, California or, if arbitration cannot be held there, at such other specific location in close proximity to Los Angeles, California, as may be agreed upon by the parties or decided by the arbitrators. Except as otherwise provided herein, any challenge to the validity, scope or binding nature of this arbitration clause shall be decided solely by the arbitrators. The arbitrators shall, to the fullest extent permitted by law, have the power to grant provisional remedies of all kinds, including orders in the nature of preliminary injunctions and orders requiring the posting of pre-award security, and to grant specific performance. The Partners understand that this agreement to arbitrate does not constitute a waiver of the right to seek a judicial forum where such a waiver would be void under federal securities laws. Notwithstanding any provision of the Agreement to the contrary, this Section 12.1(b) shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 12.1(b), including any

Commercial Arbitration Rules or rules of JAMS shall be invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity shall not invalidate all of this Section 12.1(b). In that case, this Section 12.1(b) shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 12.1(b) shall be construed to omit such invalid or unenforceable provision.

12.2 Removal of the General Partner Without Cause. At any time after the second anniversary of the Initial Closing Date, Limited Partners holding seventy-five percent (75%) or more of the LP Percentage Interests may deliver a General Partner Removal Notice to the General Partner stating that the General Partner shall be removed as the General Partner without the occurrence of an event of cause as described in Section 12.1(a).

12.3 Effect of Removal of the General Partner. (a) In any case in which the General Partner has received a General Partner Removal Notice, the General Partner shall no longer (i) make any Capital Calls except to fund commitments of the Partnership existing on or before the date of receipt of such notice, to pay Partnership expenses, or to repay any outstanding Subscription Line Indebtedness, (ii) make any new commitments for Investments, or (iii) make any draw of Subscription Line Indebtedness. Upon the General Partner’s receipt of the General Partner Removal Notice, or if the General Partner is being removed pursuant to Section 12.1 and the issue of whether or not a General Partner For Cause Removal Event has occurred has been submitted to arbitration as provided in Section 12.1(b), upon the date of a decision by the arbitrators that a General Partner For Cause Removal Event has occurred, Limited Partners holding a majority of the LP Percentage Interests shall (A) elect a successor general partner to the Partnership (the “Successor General Partner”) and (B) elect either to continue the business of the Partnership or liquidate the assets of the Partnership.

(b) Upon the election of a Successor General Partner in accordance with the terms of Section 12.3(a), the Successor General Partner shall be admitted to the Partnership as a general partner of the Partnership upon its execution of a counterpart signature page to this Agreement effective as of the date of the removal of the General Partner. The Successor General Partner shall have all of the non-economic rights, powers and obligations of the former General Partner as the general partner of the Partnership under this Agreement. If the Partners elect to continue the business of the Partnership, the Successor General Partner shall do so; provided, however, that the Successor General Partner shall not cause or permit the Partnership to acquire any Investments other than Investments that were subject to a binding commitment on the date of removal. If the Partners elect to liquidate the assets of the Partnership, the Successor General Partner shall proceed to do so in an orderly manner.

(c) Upon the removal of the General Partner:

(i) the Investment Period shall terminate;

(ii) the General Partner shall forfeit its right to receive any fees not already due and payable; provided that, in the event of the removal of the General Partner pursuant to Section 12.2, the Partnership shall pay to the General Partner a termination fee equal to one hundred twenty (120) days’ Management Fees (calculated, and payable, as of the date of the termination of the General Partner);

(iii) if the removed General Partner is removed pursuant to Section 12.1:

(A) the removed General Partner shall be deemed admitted as a limited partner of the Partnership and shall have no right, other than rights generally possessed by all Limited Partners, to participate in the management of the business of the Partnership;

(B) subject to paragraph (D) below, the removed General Partner’s Carried Interest shall convert into and be deemed the right to receive one hundred percent (100%) of all future Carried Interest Distributions until the removed General Partner has received a cumulative amount of Carried Interest Distributions equal to sixty-two and one-half percent (62.5%) of the Fair Market Value of the Carried Interest immediately prior to the removal of the removed General Partner, but the removed General Partner shall have no right to receive any Carried Interest Distributions in excess of such amount; provided that any amount received by the removed General Partner (or any of its Affiliates) under this clause (B) shall be reduced, on a dollar-for-dollar basis, by the actual amount of direct Damages suffered by the Partnership in respect of the act or omission of the General Partner which constituted the grounds for removal of the General Partner pursuant to Section 12.1(a), but only to the extent that a court order of final adjudication establishes the amount of such Damages and determines that such Damages were primarily attributable to the General Partner For Cause Removal Event.

(C) subject to paragraph (D) below, the removed General Partner’s Capital Interest, if any, shall convert into and be deemed to be an Interest as a limited partner, and the removed General Partner and any Limited Partner that is an Affiliate of the General Partner shall continue to share as a Limited Partner in such Profits and Losses, to receive such distributions, to be subject to such Capital Calls and to receive such allocations of income, gain, loss, deduction or credit, to which the removed General Partner and such Limited Partner would have been entitled or obligated as a Limited Partner prior to such removal; and

(D) the Partnership shall have the right, but not the obligation, to redeem the removed General Partner’s Carried Interest and Capital Interest, if any, and the Interests of Affiliates of the removed General Partner for an aggregate amount equal to the Fair Market Value of such Interests immediately prior to the removal of the removed General Partner and either in cash promptly following removal or, at the election of the Partnership, by means of a promissory note that bears interest at the Prime Rate and requires payment in full by no later than six (6) months after the date for removal, provided that, no distributions may be made pursuant to Section 5.1 until the principal and interest under such promissory note have been paid in full; and provided further that any amount received by the removed General Partner (or any of its Affiliates) under this clause (D) shall be reduced, on a dollar-for-dollar basis, by the actual amount of direct Damages suffered by the Partnership in respect of the act or omission of the General Partner which constituted the grounds for removal of the General Partner pursuant to Section 12.1(a), but only to the extent that a court order of final adjudication establishes the amount of such Damages and determines that such Damages were primarily attributable to such act or omission by the General Partner;

(iv) if the removed General Partner was removed pursuant to Section 12.2, the Partnership shall redeem the Carried Interest and Capital Interest of the removed General Partner and the Interests of all Affiliates of the General Partner for an aggregate amount equal to the Fair Market Value of such Interests immediately prior to the removal of the removed General Partner payable either in cash promptly following removal or, at the election of the Partnership, by means of a promissory note that bears interest at the Prime Rate and requires payment in full by no later than six (6) months after the date for removal, provided that, no distributions may be made pursuant to Section 5.1 until the principal and interest under such promissory note have been paid in full; and

(v) the General Partner, its Affiliates and their respective members, partners, stockholders, officers and employees shall resign as a director, officer or manager of each other Vehicle and portfolio company in which the Partnership has invested, directly or indirectly; provided that such resignation will not violate the terms of any agreement to which such entity is a party or, in the reasonable judgment of the General Partner, cause material adverse harm to the Partnership, such Vehicle or such portfolio company.

(d) Nothing contained in this Article XII shall relieve the former General Partner from any liabilities of, or obligations to, the Partnership or any creditor thereof, or to any Partner, incurred or arising on or prior to the effective date of the removal of the General Partner and the former General Partner shall remain liable for same until the expiration of the applicable statute of limitations; provided that the former General Partner’s obligations to refund any Over-Distribution pursuant to Section 14.2 shall be limited to the amount of any Over-Distribution which the former General Partner would be required to refund pursuant to Section 14.2, had the assets of the Partnership been sold at Fair Market Value as of the date that the former General Partner is removed as the general partner of the Partnership.

12.4 Effect of the Bankruptcy of the General Partner. Unless otherwise removed in accordance with Sections 12.1 or 12.2, the Bankruptcy of the General Partner shall not cause the General Partner to cease to be the general partner of the Partnership.

ARTICLE XIII.

EXCLUSIVITY

13.1 Investment Exclusivity. During the Exclusivity Period, the General Partner and its Affiliates shall not acquire for renovation or development for their own account or the account of any client other than the Partnership any property for which it is intended on the date of acquisition that a LEED certification will be obtained without the prior approval of the Advisory Committee; except for the following:

(a) Properties owned by the General Partner or its Affiliates or any client thereof on or before the Formation Date, or for which any such Person had entered into a commitment to purchase on or before such date;

(b) Investments made for occupational or personal use by the General Partner or its Affiliates; and

(c) Investments which have a cost of less than $25 million each.

Notwithstanding the foregoing, the General Partner and its Affiliates may acquire for renovation or development for their own account or the account of any client other than the Partnership any property for which it is intended on the date of acquisition that a LEED certification will be obtained in the event that the Partnership has first been offered the opportunity to invest in such property and the Advisory Committee has rejected the Partnership’s investment in such property pursuant to Section 6.6(c) hereof.

13.2 Other Funds. During the period commencing on the Initial Closing Date and ending on the earlier of (i) the end of the Investment Period and (ii) the first date on which seventy-five percent (75%) or more of Capital Commitments have been drawn and/or committed or allocated to Investments (excluding Interim Investments) or to the payment of Operating Expenses, (A) the Partnership shall serve as the exclusive vehicle in which the General Partner or its Affiliates shall invest in Investments, and (B) none of the General Partner or its Affiliates shall advise or act as a primary source of transactions on behalf of another pooled investment vehicle with the similar investment strategy as the Partnership.

ARTICLE XIV.

DISSOLUTION

14.1 Events of Dissolution.

(a) The Partnership shall be dissolved upon the first to occur of:

(i) the date that the General Partner, with the consent of Limited Partners holding at least sixty-six percent (66%) of the LP Percentage Interests, elects to dissolve the Partnership;

(ii) the date that Limited Partners holding at least seventy-five percent (75%) of the LP Percentage Interests elects to dissolve the Partnership;

(iii) the expiration of the Term of the Partnership;

(iv) the sale or other disposition of all or substantially all of the assets of the Partnership and the collection of the proceeds therefrom, which the General Partner shall accomplish within the Term (including any extensions thereof);

(v) the removal of the General Partner (unless a replacement general partner is admitted to the Partnership in accordance with Section 12.3 hereof) or the occurrence of any other event that causes the General Partner to cease to be the general partner of the Partnership under the Act, unless the Partnership is continued without dissolution in accordance with the Act;

(vi) at any time there are no limited partners of the Partnership, unless the Partnership is continued without dissolution in accordance with the Act; and

(vii) the entry of a decree of judicial dissolution under Section 17-802 of the Act.

(b) Following the dissolution of the Partnership, the General Partner (or liquidating trustee) shall liquidate the assets of the Partnership as promptly as shall be practicable and in a commercially reasonable manner. The proceeds of such liquidation shall be applied in the following order of priority:

(i) first, to the satisfaction (whether by payment or the reasonable provision for payment) of debts and liabilities of the Partnership, including the establishment of any reserves that the General Partner may deem reasonably necessary to satisfy any contingent liabilities of the Partnership, and the satisfaction of the costs and expenses of the dissolution and liquidation; and

(ii) then, to the Partners in accordance with Section 5.1(b).

(c) The Partners intend that the allocation provisions contained in this Section 14.1 will result in distributions to each Partner upon the liquidation of the Partnership in accordance with this Section 14.1 that are the same as the distributions that would have been made at such time in accordance with Section 5.1. However, if upon the liquidation of the Partnership, the Capital Accounts of the Partners are in such ratios or balances that the distributions to be made under Section 14.1 would not be the same as those that would have been made at such time in accordance with Section 5.1, then the General Partner (or the liquidating trustee) shall first make or shall cause to be made one or more special allocations of Net Income, Net Loss, gross income, gain, loss and/or deduction between or among the Partners (including by effecting reallocations for prior years and amending prior tax returns to reflect the same) so that, to the extent possible, the Capital Account balance of each Partner will have a balance prior to distribution under Section 14.1 equal to the amount of the distributions that would have been made at such time to such Partner under Section 15.1; provided, however, that any such allocation or reallocation shall be made only to extent such allocation conforms with the fractions rule.

14.2 Final Accounting; Clawback. Within 120 days after the disposition of the last Investment held by the Partnership and the distribution of the Net Distributable Cash arising from such disposition pursuant to Sections 5.1 and 14.1(b) hereof, the General Partner shall, after consulting with the Partnership’s independent public accountants, determine whether the General Partner has received, over the life of the Partnership, any Over-Distribution with respect to any Limited Partner. For purposes hereof, an “Over-Distribution” shall mean, with respect to any Limited Partner (i) in the event that such Limited Partner has not received, over the life of the Partnership, a return of all of such Limited Partner’s Capital Contributions plus an amount equal to an annual rate of nine percent (9%), compounded annually, on such Partner’s aggregate unreturned Capital Contributions allocable to all of the Partnership’s Investments, then the Over-Distribution shall be an amount equal to the aggregate amount of Carried Interest Distributions received by the General Partner with respect to such Limited Partner, and (ii) in the event that the General Partner has received, over the life of the Partnership, an aggregate amount of Carried Interest Distributions with respect to such Limited Partner which exceeds the amount of Carried Interest Distributions that the General Partner would have received if the Carried Interest

Distributions had been determined with respect to all of the Partnership’s Investments taken as a whole, then the Over-Distribution shall be an amount equal to the amount of such excess. In the event that both clauses (i) and (ii) above are applicable with respect to any Limited Partner, the Over-Distribution shall be the greater of the amounts determined under clauses (i) and (ii) above. Notwithstanding the foregoing, in no event shall the amount of the Over-Distribution with respect to any Limited Partner exceed the aggregate amount of Carried Interest Distributions received by the General Partner with respect to such Limited Partner. As soon as practicable after determining the amount of any such Over-Distribution (or the absence of any Over-Distribution), but in all events within thirty (30) days after making such determination, the General Partner shall provide notice thereof to the applicable Limited Partner(s), which notice shall set forth in reasonable detail the amount and manner of computation of such Over-Distribution and the General Partner shall pay the amount of such Over-Distribution to the Partnership (and to the extent that the General Partner is entitled to any liquidating distributions pursuant to Section 14.1(b), such distributions shall be offset against the Over-Distribution), which shall then be promptly distributed by the Partnership to the applicable Limited Partner(s) in accordance with Section 14.1(b) hereof. Such payment of any Over-Distribution shall not be considered a Capital Contribution to the Partnership by the General Partner. The obligation of the General Partner under this Section 14.2 to make payment to the Partnership shall be considered undertaken, in a transaction governed by Section 707(a)(1) of the Code, in order to induce the tax exempt Limited Partners to participate in the Partnership. Accordingly, the payment by the General Partner pursuant to this Section 14.2 shall be considered additional proceeds with respect to the disposition of the Partnership’s assets in connection with the dissolution of the Partnership, reflected in the calculation of gain or loss of the Partnership, in the nature of residual value insurance or proceeds of a cash-settled put option issued to the Partnership.

14.3 Cancellation of Certificate. Upon the dissolution of the Partnership and the completion of the winding up of the Partnership, the General Partner shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Partnership. Except as set forth in Section 14.5, upon cancellation of the Certificate in accordance with the Act, the Partnership and this Agreement shall terminate.

14.4 Compliance With Timing Requirements of Regulations. If the Partnership is “liquidated” within the meaning of Section 1.704-l(b)(2)(ii)(g) of the Treasury Regulations, distributions shall be made pursuant to this Article (if such liquidation constitutes a dissolution of the Partnership) or Article V hereof (if it does not). In the sole discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and the Limited Partners pursuant to the preceding sentence may be:

(a) distributed to a trust established for the benefit of the General Partner and the Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership; provided that, subject to the provisions of Section 5.1(f), the assets of any such trust shall be distributed to the General Partner and the Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

(b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld amounts shall be distributed to the General Partner and the Limited Partners as soon as practicable.

14.5 Termination. Upon the cancellation of the Certificate of the Partnership in accordance with the Act, this Agreement shall terminate (other than Sections 9.1(b) and 16.13 hereof, which shall survive for periods of three (3) years and one (1) year, respectively, following the dissolution of the Partnership).

ARTICLE XV.

NOTICES; POWER OF ATTORNEY

15.1 Method of Notice. All notices required to be delivered hereunder shall be in writing and must be delivered either by hand in person, by facsimile transmission, by U.S. certified mail, return receipt requested, or by nationally recognized overnight delivery service (receipt request) and shall be deemed given when so delivered by hand (with written confirmation of receipt), sent by facsimile transmission (with confirmation of receipt of transmission from sender’s equipment) or, if mailed by U.S. certified mail, three days after the date of deposit in the U.S. mail, or if delivered by overnight delivery service, when received by the addressee, in each case at the appropriate addresses set forth below (or to such other addresses as a party may designate for that purpose upon fifteen (15) days written notice to the other party).

If to the Partnership (c/o TPG) or to the General Partner at:

c/o Thomas Properties Group, L.P.

City National Plaza

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Attn: James A. Thomas

Fax: [            ]

with a copy to:

Paul, Hastings, Janofsky &Walker LLP

75 East 55th Street

New York, NY 10022

Attn: Lawrence J. Hass

Fax: (212) 319-4090

If to a Limited Partner, to such Limited Partner at such Limited Partner’s address set forth on the signature page of the Subscription Agreement between such Limited Partner and the Partnership.

15.2 Routine Communications; Wire Transfers. Notwithstanding the provisions of Section 15.1 hereof, routine communications such as distribution checks or financial statements of the Partnership may be sent by first-class mail, postage prepaid. The Partnership shall cause distributions to be made by means of wire transfer to any Partner who requests the same and who provides the Partnership with wire transfer instructions or by such other electronic means as are agreed to by the Partnership and such Partner.

15.3 Computation of Time. In computing any period of time under this Agreement, the day of the act or event from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period shall run until the end of the next day that is a Business Day.

15.4 Power of Attorney. Each Limited Partner does hereby constitute and appoint the General Partner, and any officer, partner or representative of the General Partner acting on its behalf from time to time, as such Limited Partner’s true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment to the Certificate required by the Act because of an amendment to this Agreement or in order to effectuate any change in the Partners of the Partnership, (b) any amendment to this Agreement permitted to be made by the General Partner pursuant to Section 16.2 hereof; provided, however, that if such amendment is stated in Section 16.2 hereof to be an amendment which requires the prior written consent (or other specified approval) of the affected Limited Partner, Limited Partners holding more than fifty percent (50%) of the LP Percentage Interests, Limited Partners holding sixty-six percent (66%) or more of the LP Percentage Interests or all of the Limited Partners, as the case may be, such prior written consent (or such other specified approval) must be obtained, (c) any and all financing statements, continuation statements and other documents necessary or desirable to create, perfect, continue or validate any security interest granted by such Limited Partner or to exercise or enforce the Partnership’s rights hereunder with respect to such security interest, and (d) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States, the State of Delaware or any other state, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership and its power to carry out its purposes as set forth in this Agreement or to dissolve and terminate the Partnership in accordance with the Act. The General Partner shall deliver a copy of each document executed pursuant to this power of attorney to each Partner in whose name such document was executed. This power of attorney may be exercised by such attorney-in-fact for all Limited Partners (or any of them) by a single signature of the General Partner acting as attorney-in-fact with or without listing all of the Limited Partners executing an instrument. Insofar as possible pursuant to applicable law, the power of attorney granted hereby is irrevocable. This power of attorney is coupled with an interest and shall survive the subsequent incapacity, disability or dissolution of the Limited Partner granting such power.

ARTICLE XVI.

GENERAL PROVISIONS

16.1 Entire Agreement. This Agreement, the Subscription Agreements and, as between any Limited Partner party to a Side Letter, on the one hand, and the General Partner and the Partnership, on the other hand, such Side Letter, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede any prior agreement or understanding among the parties hereto with respect to the subject matter hereof or thereof.

16.2 Amendments and Waivers. Except as required by law or as otherwise set forth expressly in this Agreement, this Agreement and the Certificate may be amended, or any term provision or requirement of this Agreement may be waived, by the General Partner from time to time with the approval of Limited Partners holding sixty-six and two-thirds percent (66 2/3%) of the LP Percentage Interests; provided, however, that amendments or waivers which do not adversely affect the Limited Partners or the Partnership, as determined by the General Partner in its sole and reasonable discretion, may be made from time to time by the General Partner in its sole discretion without the prior written consent of any of the Limited Partners to: (a) admit any Person to the Partnership as a Limited Partner pursuant to the terms of this Agreement; (b) amend any provision of this Agreement and the Certificate which requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to requirements of Delaware law if the provisions of Delaware law are amended, modified or revoked so that the taking of such action is no longer required; (c) take such action in light of changing regulatory conditions or of the then current ERISA or Investment Company Act regulations, as the case may be, as is necessary in order to permit the Partnership to continue in existence on the basis contemplated by this Agreement; (d) add to the representations, duties or obligations of the Partnership or the General Partner, or to surrender any right granted to the Partnership or the General Partner herein, for the benefit of the Limited Partners; (e) correct any clerical mistake herein or in the Certificate or correct any printing, stenographic or clerical errors, or omissions, which shall not be inconsistent with the provisions of this Agreement or the status of the Partnership as a partnership for federal income tax purposes; and (f) change the name of the Partnership or to make any other change or take any action which is for the benefit of, or not adverse to the interests of, the Limited Partners. Notwithstanding the foregoing, no amendment or waiver shall: (i) require additional Capital Contributions of any Limited Partner (other than as provided in this Agreement), increase the liability of any Limited Partner beyond the liability of such Limited Partner set forth in this Agreement, or adversely affect the limited liability of any Limited Partner, in each case, without the written consent of the affected Partner or (ii) without the approval of all Partners, amend or waive this Section or any provision thereof. The General Partner shall give prompt written notice to all of the Limited Partners of any amendments or waivers effected pursuant to this Section.

16.3 Approvals. Except as otherwise expressly provided for herein, whenever the General Partner desires to take any action which requires the consent or approval of all or a portion of the Limited Partners, the General Partner shall give written notice thereof to each Partner from which any consent or approval is required describing the proposed action. Except as otherwise specifically provided herein and to the extent permitted by applicable law, each

Partner agrees that the written approval of Partners holding the required Percentage Interests shall bind the Partnership and each Partner and shall have the same legal effect as the written approval of each Partner, for purposes of granting the approval of the Partners with respect to any proposed action of the Partnership, the General Partner or any of their respective Affiliates. The General Partner shall give prompt written notice to all the Limited Partners of any approvals received from Partners holding the required Percentage Interests pursuant to this Agreement. Each Limited Partner further agrees that for purposes of any vote a Defaulting Limited Partner’s Percentage Interest will not be included in the numerator or denominator for purposes of calculating the percentage required for any approval.

16.4 Side Letters. Notwithstanding any provisions of this Agreement (including Section 16.2 hereof) or of any Subscription Agreement to the contrary, it is hereby acknowledged and agreed that the Partnership, and the General Partner on its own behalf or on behalf of the Partnership, may, without the approval of any Limited Partner, enter into a side letter or similar agreement (each, a “Side Letter”) with, or deliver a Side Letter to, an existing or prospective Limited Partner who becomes a Limited Partner (a “Side Letter Partner”) which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or of a Subscription Agreement between such Side Letter Partner and the Partnership. The parties hereto agree that any terms contained in a Side Letter shall govern with respect to such Side Letter Partner notwithstanding the provisions of this Agreement or of any Subscription Agreement.

16.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

16.6 Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.7 Successors. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

16.8 Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in an way be affected or impaired thereby.

16.9 Gender and Number. Whenever required by the context hereof, the singular shall include the plural and the plural shall include the singular. The masculine gender shall include the feminine and neuter genders.

16.10 Third-Party Rights. Each Covered Person shall be deemed a third party beneficiary of the provisions of Article IX hereof. Subject to the foregoing, nothing in this Agreement shall be deemed to create any right in any Person not a party hereto (other than any Subscription Line Lender and the permitted successors and assigns of the parties hereto) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as aforesaid).

16.11 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

16.12 Confidentiality.

(a) Unless otherwise approved in writing by the General Partner, each Limited Partner agrees to keep confidential, and not to make any use of (other than for purposes reasonably related to its Interest in the Partnership or for purposes of filing such Limited Partner’s tax returns or for other routine matters required by law) or to disclose to any Person, any information or matter relating to the Partnership and its affairs and any information or matter related to any Investment (other than disclosure to such Limited Partner’s owners, employees, agents, advisors or representatives (each such Person being hereinafter referred to as an “LP Authorized Representative”), except that a Person who is not subject to the direction or control of such Limited Partner will not constitute an LP Authorized Representative unless such Person shall agree for the benefit of the Partnership and the General Partner to be bound by a confidentiality undertaking on substantially the same terms as set forth in this Section 16.12(a)); provided that such Limited Partner and its LP Authorized Representatives may make such disclosure to the extent that (i) the information being disclosed is publicly known at the time of any proposed disclosure by such Limited Partner or LP Authorized Representative, (ii) the information subsequently becomes publicly known through no act or omission of such Limited Partner or LP Authorized Representative, (iii) the information otherwise is or becomes legally known to such Limited Partner other than through disclosure by the General Partner or the Partnership, (iv) such disclosure, in the opinion of legal counsel (which may be inside counsel) of such Limited Partner or LP Authorized Representative, is required by law or (v) such disclosure is in connection with any litigation or other proceeding between any Limited Partner and the General Partner or the Partnership; provided further that each Limited Partner will be permitted, after notice to the General Partner, to correct any false or misleading information which may become public concerning such Limited Partner’s relationship to the General Partner, the Partnership or any Person in which the Partnership holds, or contemplates acquiring, an Investment. Prior to making any disclosure required by law, each Limited Partner shall notify the General Partner of such disclosure and advise the General Partner as to the opinion referred to above. Prior to any disclosure to any LP Authorized Representative, each Limited Partner shall advise such LP Authorized Representative of the obligations set forth in this Section 16.12(a), inform such LP Authorized Representative of the confidential nature of such information and direct such LP Authorized Representative to keep all such information in the strictest confidence and to use such information only for purposes relating to such Limited Partner’s Interest. Notwithstanding any foregoing provision to the contrary, each Limited Partner and its LP Authorized Representatives may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of its investment in the Partnership and of any transactions entered into by the Partnership, and all materials of any kind (including opinions or other tax analyses) that are provided to the Limited Partner relating to such tax treatment and tax structure, except to the extent maintaining confidentiality is necessary to comply with any applicable federal or state securities laws.

(b) The General Partner agrees to keep confidential, and not to make any use of, nor to disclose to any Person, any information relating to a Limited Partner provided to the General Partner by the Limited Partner in connection with the establishment or operation of the Partnership (other than disclosure to the General Partner’s owners, employees, agents, advisors or representatives (each such Person being hereinafter referred to as a “GP Authorized Representative”)); provided that the General Partner and the GP Authorized Representatives may make such disclosure to the extent that (i) the information being disclosed is publicly known at the time of any proposed disclosure by the General Partner or the GP Authorized Representative, (ii) the information subsequently becomes publicly known through no act or omission of the General Partner or the GP Authorized Representative, (iii) the information otherwise is or becomes legally known to the General Partner or the GP Authorized Representative, other than through disclosure by the Limited Partner, (iv) such disclosure, in the opinion of legal counsel (which may be inside counsel) of the General Partner or the GP Authorized Representative, is required by law, (v) such disclosure is in connection with any litigation or other proceeding between any Limited Partner and the General Partner or the GP Authorized Representative or (vi) such disclosure or use is reasonably related to the General Partner’s activities in such capacity (including any disclosure to any Subscription Line Lender); provided further that the General Partner will be permitted, after notice to the relevant Limited Partner, to correct any false or misleading information which may become public concerning such Limited Partner’s relationship to the Partnership, the General Partner or any Person in which the Partnership holds, or contemplates acquiring, any Investment; and provided further, that the General Partner is permitted, without notice to or consent of the relevant Limited Partner, to disclose the name of such Limited Partner, the fact that such Limited Partner holds an Interest in the Partnership and the amounts of such Limited Partner’s Capital Commitment and Capital Contributions to the Subscription Line Lenders, their agents and the other Partners. Prior to making any disclosure required by law, the General Partner shall notify the relevant Limited Partner of such disclosure and advise such Limited Partner as to the opinion referred to above. Prior to any disclosure to any GP Authorized Representative, the General Partner shall advise such GP Authorized Representative of the obligations set forth in this Section 16.12(b), inform such GP Authorized Representative of the confidential nature of such information and direct such GP Authorized Representative to keep all such information in the strictest confidence.

(c) The provisions of this Section 16.12 will survive for a period of one year from the date of dissolution of the Partnership. The provisions of this Section 16.12 were negotiated in good faith by the parties hereto and the parties hereto agree that such provisions are reasonable and are not more restrictive than is necessary to protect the legitimate interests of the Partners and the Partnership.

16.13 Service of Process. EACH PARTNER HEREBY IRREVOCABLY CONSENTS TO THE FULLEST EXTENT PERMITTED BY LAW TO THE SERVICE OF PROCESS BY THE MAILING OF COPIES THEREOF, BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED), TO SUCH PARTY AT ITS ADDRESS AS SET FORTH IN SECTION 15.1 HEREOF, SUCH SERVICE TO THE FULLEST EXTENT PERMITTED BY LAW TO BE DEEMED EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

16.14 Trial. EACH OF THE PARTNERSHIP AND EACH PARTNER HEREBY WAIVES SUCH PARTY’S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE APPLICABLE SUBSCRIPTION AGREEMENT(S) BETWEEN THE PARTNERSHIP AND SUCH PARTNER, ANY INVESTOR LETTER OF SUCH PARTNER REFERRED TO IN SUCH SUBSCRIPTION AGREEMENT(S), ANY SIDE LETTER BETWEEN THE PARTNERSHIP AND SUCH PARTNER AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE PARTNERSHIP AND SUCH PARTNER RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE PARTNERSHIP AND THE PARTNER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTNERSHIP AND EACH PARTNER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S DECISION TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE APPLICABLE SUBSCRIPTION AGREEMENT(S) BETWEEN THE PARTNERSHIP AND SUCH PARTNER, ANY SIDE LETTER BETWEEN THE PARTNERSHIP AND SUCH PARTNER AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE PARTNERSHIP AND SUCH PARTNER RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTNERSHIP AND EACH PARTNER FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THAT THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE APPLICABLE SUBSCRIPTION AGREEMENT(S) BETWEEN THE PARTNERSHIP AND SUCH PARTNER, ANY SIDE LETTER BETWEEN THE PARTNERSHIP AND SUCH PARTNER AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE PARTNERSHIP AND SUCH PARTNER RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

THE GENERAL PARTNER:

THOMAS HPGF-GP, LLC

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	Chief Executive Officer and President

THE LIMITED PARTNERS:

The Limited Partners listed on the Schedule of Partners have signed this Agreement by their signature on their respective Subscription Agreements by which they acquired Interests in the Partnership as Limited Partners.

ACKNOWLEDGED AND AGREED, with respect to Section 11.2 hereof, as of the date first written above.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	Chief Executive Officer and President

-i-

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

THOMAS HIGH PERFORMANCE GREEN FUND, L.P. (THE “PARTNERSHIP”)

(A DELAWARE LIMITED PARTNERSHIP)

To: Thomas High Performance Green Fund, L.P.

c/o Thomas Properties Group, L.P.

City National Plaza

515 South Flower Street, Sixth Floor

Los Angeles, CA 90071

From:

    (Full name of Subscriber)

(Full name of Trustee if trust account)

THE OFFER AND SALE OF LIMITED PARTNER INTERESTS (THE “LP INTERESTS”) IN THOMAS HIGH PERFORMANCE GREEN FUND, L.P. IS MADE SOLELY BY MEANS OF THE PRIVATE PLACEMENT MEMORANDUM OF THE PARTNERSHIP, AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (THE “PRIVATE PLACEMENT MEMORANDUM”). THE LP INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF APRIL 17, 2008, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”) AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS THEREOF. THEREFORE, PURCHASERS OF THE LP INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE LP INTERESTS HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAWS (THE “STATE ACTS”), (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”), (iii) UNDER THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION (THE “FOREIGN ACTS”), AND THE LP INTERESTS

MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME, EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE APPLICABLE PARTNERSHIP AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED AND (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE FOREIGN ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH FOREIGN ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED. IN ADDITION, ANY LP INTERESTS ACQUIRED BY NON-U.S. PERSONS MAY NOT, DIRECTLY OR INDIRECTLY, BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE TWELVE- MONTH PERIOD FOLLOWING THE COMPLETION OF THE DISTRIBUTION OF THE LP INTERESTS. AS USED HEREIN “U.S.” MEANS THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION AND “U.S. PERSON” MEANS ANY NATURAL PERSON RESIDENT IN THE UNITED STATES (INCLUDING THE ESTATE OF ANY SUCH PERSON), A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE OR TRUST OF WHICH ANY EXECUTOR, ADMINISTRATOR OR TRUSTEE IS A U.S. PERSON, ANY AGENCY OR A BRANCH OF A FOREIGN ENTITY LOCATED IN THE UNITED STATES, ANY NON-DISCRETIONARY OR DISCRETIONARY ACCOUNT OR SIMILAR ACCOUNT (OTHER THAN AN ESTATE OR TRUST) HELD BY A DEALER OR OTHER FIDUCIARY FOR THE BENEFIT OR ACCOUNT OF A U.S. PERSON OR HELD BY A DEALER OR OTHER FIDUCIARY ORGANIZED, INCORPORATED OR (IF AN INDIVIDUAL) RESIDENT IN THE UNITED STATES, AND A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED UNDER THE LAWS OF ANY FOREIGN JURISDICTION BY A U.S. PERSON PRINCIPALLY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE FEDERAL ACT.

SUBSCRIPTION AGREEMENT

The undersigned subscriber (the “Subscriber”), intending to be legally bound, hereby irrevocably subscribes for and offers to purchase a limited partner interest (an “LP Interest”) in Thomas High Performance Green Fund, L.P., a Delaware limited partnership (the “Partnership”), and, as the purchase price for such LP Interest, agrees to contribute the aggregate amount specified on the signature page hereof (the Subscriber’s “Capital Commitment”) to the capital of the Partnership, upon and subject to the terms, conditions and provisions set forth in this Subscription Agreement (this “Agreement”) and the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of April 17, 2008, by and among Thomas HPGF-GP, LLC, as the general partner of the Partnership and the limited partners of the Partnership signatory thereto, as the same may be further amended from time to time (the applicable partnership agreement is referred to herein as the “Partnership Agreement”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Partnership Agreement.

The Subscriber will be issued, at the Closing at which the Partnership accepts such Subscriber’s Capital Commitment, an LP Interest which, expressed as a percentage of all partners’ interests in the Partnership, will be equal to the percentage obtained by dividing such Subscriber’s Capital Commitment by the aggregate Capital Commitments accepted by the Partnership.

The minimum Capital Commitment that the Partnership will accept from any Subscriber is $10,000,000, subject to the discretion of the Partnership to accept Capital Commitments of less than $10,000,000. The final date upon which the Partnership will accept subscriptions is the one year anniversary of the Initial Closing Date.

ARTICLE I

IRREVOCABILITY; CONDITIONS TO EFFECTIVENESS

Section 1.01 The Subscriber acknowledges and agrees that this Agreement will become irrevocable with respect to the Subscriber at the time of its submission to the Partnership and that it may not be withdrawn by the Subscriber unless the Partnership rejects this Agreement.

Section 1.02 The Subscriber acknowledges that this Agreement may be accepted or rejected by the Partnership in its sole and absolute discretion. The Partnership and the Subscriber hereby agree that this Agreement shall not become effective against the Partnership unless and until the Partnership has accepted this Agreement by delivering a notice of acceptance to the Subscriber. The Partnership, upon acceptance of this Agreement, will forward to the Subscriber a notice of acceptance substantially in the form of Exhibit A attached hereto, and the Subscriber will be admitted as a Limited Partner under the terms and conditions of the Partnership Agreement, the Subscription Agreement and all other applicable documents annexed thereto. Upon acceptance by the Partnership, notwithstanding that the Subscriber’s subscription obligations under the Partnership Agreement have not yet been paid in full, the Subscriber shall be issued the total LP Interest for which it has subscribed (subject to remedies for nonpayment provided in the Partnership Agreement or otherwise at law or in equity), and in consideration of such financial accommodation extended by the Partnership in issuing the LP Interest upon a promise of future Capital Contributions made pursuant to the Subscriber’s subscription obligation, the Subscriber irrevocably agrees that its obligation to pay its subscription obligation when called pursuant to the Partnership Agreement is the Subscriber’s unconditional obligation independent of the performance of the Partnership or of other circumstances that might otherwise excuse such payment.

Section 1.03 The Subscriber irrevocably agrees, for the benefit of any Subscription Line Lender, to waive application of United States Bankruptcy Code Section 365(c) to the extent, if any, that such section might otherwise be applicable to the Subscriber’s obligation to pay its subscription obligations when called to satisfy obligations under such credit facility and to deliver one or more investor letters substantially in the form of Exhibit B attached hereto.

Section 1.04 The Partnership reserves the unrestricted right to condition its acceptance of the Subscriber’s subscription, in whole or in part, upon the receipt by the Partnership of (a) a guarantee of the performance of the obligations of the Subscriber under this Agreement and under the Partnership Agreement, which guarantee shall be (i) in the form of Exhibit C attached hereto and (ii) issued by the parent entity, other controlling entity or an affiliate of the Subscriber, or any other party, in each case as may be deemed acceptable by the Partnership in its sole discretion and (b) any documents requested by the Partnership in its sole discretion, including an opinion of counsel to the Subscriber, in the form of Exhibit D attached hereto, evidencing the existence of the Subscriber, the legality of an investment in the Partnership by the Subscriber, the authority of the person executing this Agreement and the Partnership Agreement on behalf of the Subscriber and the enforceability against the Subscriber of its obligations under this Agreement and the Partnership Agreement. The Partnership shall have the right, in its sole discretion, to permit an in-house counsel of Subscriber to deliver such opinion of counsel.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

The Subscriber represents, warrants and agrees with the Partnership, as of each time that the Subscriber makes a Capital Contribution, as follows (and the Subscriber agrees to notify the Partnership in writing immediately if any changes in the information set forth herein occur):

Section 2.01 The LP Interest being subscribed for by the Subscriber will be purchased for the account of the Subscriber for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein by subdivision or otherwise. The Subscriber acknowledges that the LP Interests have not been registered under the Federal Act, any State Acts or any Foreign Acts and cannot be sold, pledged, hypothecated or otherwise disposed of unless they are subsequently registered under the Federal Act and any applicable State Acts or Foreign Acts or unless an exemption from such registration is available, and that the Subscriber has no right to require the Partnership or any other party to seek such registration. The Subscriber also understands that there will be no public market for the LP Interests; that the Subscriber will be unable to utilize the provisions of

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Rule 144, as adopted by the Securities and Exchange Commission (the “SEC”) under the Federal Act (“Rule 144”) with respect to the resale of the LP Interests; that a Subscriber who is a non- U.S. Person who purchased an LP Interest outside the United States in accordance with Regulation S, as adopted by the SEC under the Federal Act (“Regulation S”), may only be able to resell such LP Interest pursuant to the provisions of Regulation S and that it may not be possible for the Subscriber to liquidate its investment in the LP Interests. The Subscriber is prepared, therefore, to hold its LP Interests indefinitely.

Section 2.02 The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D, as adopted by the SEC under the Federal Act (“Regulation D”), for the reasons specified below. The Subscriber agrees to notify the Partnership in writing immediately of any changes in the information set forth in this Section 2.02.

(a) Initial:             ☐ The Subscriber is a bank as defined in Section 3(a)(2) of the Federal Act, a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Federal Act, whether acting in its individual or fiduciary capacity, a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, an insurance company as defined in Section 2(13) of the Federal Act, an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in Section 2(48) of the Investment Company Act, or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

(b) Initial:              ☐ The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and such plan has total assets in excess of $5,000,000.

(c) Initial:              ☐ The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including an Individual Retirement Account subject to Section 4975 of the Code), which satisfies at least one of the following conditions:

(i) Initial:              ☐ the decision to acquire LP Interests has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser,

(ii) Initial:              ☐ the employee benefit plan has total assets in excess of $5,000,000, or

(iii) Initial:              ☐ if the employee benefit plan is a self- directed plan, investment decisions are made solely by persons that are “accredited investors.”

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(d) Initial:              ☐ The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

(e) Initial:              ☐ The Subscriber is either a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, a Massachusetts or similar business trust, a limited liability company or a partnership, which was not formed for the specific purpose of acquiring LP Interests and which has total assets in excess of $5,000,000.

(f) Initial:              ☐ The Subscriber is a director, executive officer or general partner of the Partnership or a director, executive officer or general partner of a general partner of the Partnership.

(g) Initial:              ☐ The Subscriber is a natural person whose individual net worth, or joint net worth with the Subscriber’s spouse, exceeds $1,000,000 on the date hereof.

(h) Initial:              ☐ The Subscriber is a natural person whose individual income for each of the two most recent years is in excess of $200,000, or whose joint income with the Subscriber’s spouse was in excess of $300,000 for each of the two most recent years, and in either case, the Subscriber has a reasonable expectation of reaching the same income level in the current year.

(i) Initial:              ☐ The Subscriber is a trust with total assets in excess of $5,000,000 which was not formed for the specific purpose of acquiring LP Interests, and the decision to purchase LP Interests is directed by a sophisticated person as defined in Rule 506(b)(2)(ii) under Regulation D.

(j) Initial:              ☐ The Subscriber is an entity in which all of the equity owners are accredited investors. If the Subscriber checks this box, the Subscriber must attach (i) a schedule setting forth the name of each equity owner of the Subscriber and (ii) a copy of this Section 2.02 completed by each such equity owner.

Section 2.03 Initial:              ☐ The Subscriber is entitled to assert sovereign immunity or a similar defense against enforcement of its obligations under this Agreement or the Partnership Agreement. If the Subscriber checks this box, please attach a copy of the legislation or the portion of the Subscriber’s charter or other documentation that sets forth the scope of any such defense the Subscriber is entitled to assert.

Section 2.04 The Subscriber represents that the Subscriber is:

(a) Initial:              ☐ not a “U.S. Person” as defined in Regulation S or

(b) Initial:              ☐ a U.S. Person (skip to Section 2.06).

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Section 2.05 If the Subscriber is not a U.S. Person, the Subscriber has delivered to the Partnership a copy of an IRS Form W-8 completed by the Subscriber and the Subscriber represents and covenants that:

(a) The Subscriber is not a U.S. Person, as such term is defined in Regulation S, was not formed under the laws of any United States jurisdiction and was not formed for the purpose of investing in securities not registered under the Federal Act. The term “U.S. Person” as defined in Regulation S means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if. (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Federal Act unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D) who are not natural persons, estates or trusts.

(b) No offer or sale of the LP Interests was made to the Subscriber in the United States.

(c) The Subscriber is not purchasing an LP Interest for the account or on behalf of any U.S. Person.

(d) The Subscriber has not made any pre-arrangement to transfer an LP Interest to a U.S. Person or to return an LP Interest to the United States securities markets (which includes short sales in the United States within the applicable “distribution compliance period,” as defined in Regulation S (hereinafter referred to as the “restricted period”) to be covered by delivery of LP Interests) and is not purchasing an LP Interest as part of any plan or scheme to evade the registration requirements of the Federal Act.

(e) All offers and sales of LP Interests by the Subscriber in the United States or to U.S. Persons or otherwise whether prior to the expiration or after the expiration of the applicable restricted period shall be made only pursuant to a registration of the LP Interests under the Federal Act or an exemption from registration. The Subscriber also understands that the Partnership will require from the Subscriber certain written representations to indicate that the sale of LP Interests was made in a transaction that complies with the provisions of Regulation S.

(f) The Subscriber is not a “distributor,” as defined in Regulation S. However, if the Subscriber should be deemed to be a distributor prior to reselling an LP Interest to a non-U.S. Person during the restricted period, the Subscriber will send a notice to each new subscriber of an LP Interest that such new subscriber is subject to the restrictions of Regulation S during the restricted period.

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(g) The Subscriber is not an officer, director or “affiliate” (as that term is defined in Rule 405 under the Federal Act) of the Partnership or an “underwriter” or “dealer” (as such terms are defined in the Federal Act), and the purchase of an LP Interest by the Subscriber is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Federal Act. If the Subscriber becomes an affiliate of the Partnership at any time after purchasing an LP Interest, the Subscriber understands and agrees that every sale made by it thereafter must be made in compliance with the provisions of Rule 144 of the Federal Act (except for the two-year holding period requirement), including the filing of Form 144 with the SEC at the time of the sale, as required under Rule 144. The Subscriber understands and agrees that the provisions of Rule 144, if at any time applicable to it, are separate and apart from and independent of any restrictions imposed by Regulation S and will apply even after the expiration of the restricted period.

(h) The Subscriber does not have a short position in an LP Interest and will not have a short position in such securities at any time prior to the expiration of the restricted period.

(i) If at any time after the expiration of the restricted period, the Subscriber wishes to transfer or attempts to transfer an LP Interest to a U.S. Person, the Subscriber agrees to notify the Partnership if at such time it is an “affiliate” of the Partnership or is then acting as an “underwriter,” “dealer” or “distributor” as to such LP Interest (as such terms are defined in the Federal Act or the regulations promulgated thereunder, including, but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Federal Act.

(j) The Subscriber is not a natural person.

Section 2.06 The Subscriber understands that the Partnership does not intend to register under the Investment Company Act because the Partnership’s intended method of operation should not result in the Partnership being considered engaged in the business of investing in securities within the meaning of Section 3(a)(1) of the Investment Company Act. In the event the Partnership’s operations are conducted in such a manner so as to cause it to fall within the definition of “investment company” under the Investment Company Act, the Partnership expects to be excepted from registration under the Investment Company Act because the Partnership will not make a public offering of the LP Interests and all of the LP Interests will be beneficially owned by persons who are deemed to be Qualified Purchasers, as determined under Section 2 (a)(5 1) of the Investment Company Act and rules issued thereunder. The Subscriber further understands and agrees that at a future time the Partnership may require that all of the LP Interests be beneficially owned by less than 100 persons (as determined under the Investment Company Act). Each beneficial owner of securities of the Subscriber will be considered a Partner of the Partnership if either (i) the Subscriber is a company that is itself relying on the exemption from registration set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and the Subscriber will acquire more than 10% of the outstanding LP Interests or (ii) the Subscriber was formed for the purpose of investing in the Partnership.

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(a) The Subscriber represents that it is a Qualified Purchaser within the meaning of Section 2(a)(5 1) of the Investment Company Act and rules issued thereunder for the reasons specified below.

(i) Initial:              ☐ The Subscriber is a natural person (including any natural person who holds a joint, community property or other similar shared ownership interest in an issuer that is excepted under Section 3(c)(7) of the Investment Company Act with that natural person’s qualified purchaser spouse) who owns not less than $5 million in investments, as defined in Annex 1 hereto;

(ii) Initial:              ☐ The Subscriber is an entity that owns not less than $5 million in investments, as defined in Annex 1 hereto, and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

(iii) Initial:              ☐ The Subscriber is a trust that is not covered by clause (ii) and that was not formed for the specific purpose of acquiring LP Interests, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a natural person who owns not less than $5 million in investments, as defined in Annex 1 hereto, or an entity described in clause (ii) above or clause (iv) below;

(iv) Initial:              ☐ The Subscriber is an entity, acting for its own account or the accounts of other Qualified Purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25 million in investments, as defined in Annex 1 hereto (with respect to this clause (iv), the Subscriber represents that it is not a plan referred to in subparagraphs (a)(1)(D) or (a)(1)(E) of Rule 144A under the Federal Act, nor a trust company referred to in subparagraph (a)(1)(F) of Rule 144A under the Federal Act, under which investment decisions with respect to the plan are made by the beneficiaries of the plan); or

(v) Initial:              ☐ The Subscriber is an entity, other than a trust

described in clause (iii) above, each beneficial owner of which is a Qualified Purchaser as described in clause (i), (ii), (iii) or (iv) above. If the Subscriber checks this box, the Subscriber must attach (A) a schedule setting forth the name of each beneficial owner of the Subscriber and (B) a copy of this Section 2.06(a) completed by each such beneficial owner.

(b) The Subscriber represents that the Subscriber is:

(i) Initial:              ☐ a natural person;

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(ii) Initial:              ☐ an entity (other than a natural person) which is not an “investment company” within the meaning of Section 3(a)(1) of the Investment Company Act;

(iii) Initial:              ☐ an investment company that is registered under the Investment Company Act;

(iv) Initial:              ☐ an entity (other than a natural person) which is not registered under the Investment Company Act in reliance on Section 3(c)(1) of the Investment Company Act; or

(v) Initial:              ☐ an entity (other than a natural person) which is not registered under the Investment Company Act in reliance on Section 3(c)(7) of the Investment Company Act.

If the Subscriber checked box (iv) or (v) above, the Subscriber represents that (A) it (check one)              has              has not been formed for the purpose of investing in the Partnership and (B) the number of beneficial owner of securities of the Subscriber is             .

(c) Intentionally Omitted.

Section 2.07 The Subscriber has received and carefully reviewed the Private Placement Memorandum and the Partnership Agreement, as each has been supplemented or revised prior to the date hereof, this Agreement, and all appendices, schedules and exhibits to each of the foregoing. The Subscriber understands that each such document supersedes all prior versions thereof and any inconsistent portions of previously distributed materials relating to the Partnership, including, without limitation, executive and other summaries and marketing materials regarding the Partnership and the offering of the LP Interests. The Subscriber understands the terms set forth in the Partnership Agreement and this Agreement supersede any inconsistent portions of the Private Placement Memorandum. The Subscriber has consulted its own advisors, who are not affiliated with the Partnership or its general partner, with respect to the Subscriber’s proposed investment in the Partnership. The Subscriber has not relied on any other information provided to it by the Partnership, the General Partner, the Manager or any of their respective Affiliates (or any of its or their respective agents or representatives). Based on such review, the Subscriber has determined that the LP Interest being subscribed for herein is a suitable investment for the Subscriber. The Subscriber recognizes that an investment in the Partnership involves certain risks and it has taken full cognizance of and understands all of the investment considerations relating to the purchase of an LP Interest. The Subscriber acknowledges that the Partnership has only recently been formed and has no financial or operating history, that the Partnership reserves the unrestricted right to reject any subscription, in whole or in part, in its sole discretion, and no subscription will be binding unless and until accepted by the Partnership, that subscriptions need not be accepted in the order received, that there are substantial risks incident to the subscription for LP Interests, as summarized in the Private Placement Memorandum, that no Federal, state or foreign agency has passed upon the LP Interests or made any finding or determination as to the fairness of the investment made

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hereunder, that the discussion of the tax consequences arising from an investment in the Partnership, and the Partnership’s investment in other assets or entities, as set forth in the Private Placement Memorandum, is general in nature, and that the tax consequences to the Subscriber of an investment in the Partnership may depend on the Subscriber’s circumstances and that the Subscriber should consult with its own tax advisor regarding all United States Federal, state, local and foreign tax considerations applicable to an investment in the Partnership. The Subscriber is relying solely upon the advice of its own tax and legal advisors, and shall not rely upon the general discussion set forth in the Private Placement Memorandum, with respect to such matters. None of the Partnership, the General Partner, the Manager or any of their respective Affiliates (or any of their agents or representatives), assume any responsibility for the tax consequences to the Subscriber of an investment in the Partnership. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Partnership and making an informed investment decision with respect thereto. The Subscriber has adequate means of providing for its current needs and possible future contingencies, has no need, and anticipates no need in the foreseeable future, to sell the LP Interest for which it subscribes, and will have sufficient liquid assets to pay the entire purchase price (including the deferred portion) of the LP Interest subscribed for hereunder. The Subscriber is able to bear the substantial economic risks related to an investment in the Partnership for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, can afford a complete loss of such investment. The Subscriber is relying on its own business expertise and sophistication (and that of its advisors) and has performed its own investigation and evaluation of the risks, conflicts of interest, tax considerations and regulatory matters associated with an investment in an LP Interest and the Subscriber is not relying on the Partnership, the General Partner, the Manager or any of their respective Affiliates (or any of their agents or representatives) with respect thereto. The Subscriber has carefully reviewed and fully understands the types of charges, fees and expenses which will be assessed against the Partnership. The Subscriber further acknowledges that, while the Manager will act as an investment advisor to the Partnership pursuant to the terms of the Management Agreement, none of the Manager or any of its Affiliates will guarantee that the Partnership’s purposes and objectives will be achieved.

Section 2.08 The Subscriber has been furnished all materials relating to the Partnership, the General Partner, the Manager, the offering of the LP Interests and anything set forth in the Private Placement Memorandum that it has requested and has been afforded the opportunity to ask questions and receive written answers concerning the Partnership and the terms and conditions of the offering of the LP Interests, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection with such offering which the Partnership, the General Partner or the Manager possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any representations or information set forth in the Private Placement Memorandum.

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Section 2.09 (a) No oral or written representations have been made to the Subscriber by the Partnership, the General Partner, the Manager or any of their respective Affiliates (or any of their agents or representatives) in connection with the Subscriber’s subscription for an LP Interest, other than those set forth in the Private Placement Memorandum (including the exhibits, schedules or appendices thereto), and no oral or written information furnished to the Subscriber or the Subscriber’s adviser(s) in connection with the Subscriber’s subscription for an LP Interest were in any way inconsistent with the information stated in the Private Placement Memorandum.

(b) The Subscriber is not subscribing for an LP Interest as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, presented at any seminar or meeting or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

(c) The Subscriber, if a partnership, corporation or limited liability company, is duly organized or, if a trust, duly established pursuant to a valid trust instrument, validly existing and in good standing under the laws of the jurisdiction wherein it is organized; and if a partnership, corporation, limited liability company, trust or estate, has the power and authority to carry on the activities in which it is engaged and to purchase the LP Interest subscribed for hereby. This Agreement and any other documents executed and delivered by the Subscriber in connection herewith have been duly authorized, executed and delivered by the Subscriber, and are the legal, valid and binding obligations of the Subscriber enforceable against the Subscriber in accordance with their respective terms.

(d) If the Subscriber is a partnership, corporation or limited liability company, such entity has not been formed for the specific purpose of acquiring LP Interests, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted written information substantiating such individual qualification to the Partnership.

(e) If the Subscriber is a corporation, the Subscriber has provided the Partnership with a copy of its articles of incorporation, by-laws and corporate resolutions authorizing the subscription for the LP Interest and authorizing the person(s) signing this Agreement to do so. All such documents have been certified by the Secretary or Assistant Secretary of the Subscriber as being true and correct copies thereof and in full force and effect. All such documentation is complete, current and correct as of the date hereof.

(f) If the Subscriber is a partnership or a limited liability company, the Subscriber has provided the Partnership with a copy of its partnership agreement or operating agreement showing the date of formation and giving evidence authorizing the subscription for the LP Interest and authorizing the person(s) signing this Agreement to do so. All such documents have been certified by the general partner or managing member of the Subscriber, as applicable, as being true and correct copies thereof and in full force and effect. All such documentation is complete, current and correct as of the date hereof.

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(g) If the Subscriber is a trust, the Subscriber has provided the Partnership with a copy of the declaration of trust or trust agreement showing the date of formation and giving evidence authorizing the subscription for the LP Interest and authorizing the person(s) signing this Agreement to do so. All such documents have been certified by the trustee of the Subscriber as being true and correct copies thereof and in full force and effect. All such documentation is complete, current and correct as of the date hereof.

(h) If the Subscriber is not a natural person, its constituent members are not permitted to vary their contributions and ownership percentages in each investment undertaken by the Subscriber on an investment-by-investment basis.

(i) Except as otherwise notified to the Partnership, no Affiliate of the Subscriber has subscribed to purchase LP Interests.

Section 2.10 (a) The Subscriber acknowledges that the Partnership will seek to comply at all times with applicable anti-money laundering laws and that it is the Partnership’s policy to cooperate fully with law enforcement agencies. To assist the Partnership in its efforts to comply with anti-money laundering laws, the Subscriber represents that none of the Capital Contributions to be made by the Subscriber to the Partnership will be derived from or related to any activity that is deemed criminal under United States laws, rules or regulations. The Subscriber understands and agrees that the Partnership may undertake any actions that the Partnership deems necessary or appropriate to ensure compliance with applicable laws, rules and regulations, including, without limitation, redeeming the Subscriber’s LP Interest or requiring that the Subscriber transfer its LP Interest in the event that the foregoing representation by the Subscriber is incorrect or in the event that, for any other reason, the Subscriber’s investment in the Partnership violates any law, rule or regulation. The Subscriber is further advised that, by law, the Partnership may be obligated to “freeze the account” of such Subscriber, either by prohibiting additional investments from the Subscriber, prohibiting any transfer of the Subscriber’s LP Interest without written notice to the Subscriber and/or segregating the assets in the account of the Subscriber in compliance with governmental regulations, and the Partnership may also be required to report such action and to disclose the Subscriber’s identity to the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. government, the U.S. law enforcement agencies and the law enforcement agencies of other governments. The Subscriber further acknowledges that the General Partner may, by written notice to the Subscriber, suspend the transfer rights of the Subscriber if the General Partner reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Partnership, the General Partner or any of the Partnership’s other service providers. The Subscriber understands and agrees that any transfer proceeds paid to it will be paid to the same account from which the Subscriber’s investment in the Partnership was originally remitted, unless the General Partner, in its sole discretion, agrees otherwise. The Subscriber also understands and agrees that the Partnership may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners of the Subscriber, to law enforcement agencies to the extent necessary to ensure compliance with all applicable laws, rules and regulations. The Subscriber agrees that upon demand, it will (i) disclose to the Partnership in writing such information with respect to direct and indirect ownership of the LP Interest and the source of funds of the Subscriber as the Partnership deems necessary to comply with (A) provisions of the Code

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applicable to the Partnership, (B) statutory and other generally accepted principles relating to anti-money laundering and anti-terrorist groups (including any requirements imposed under the USA PATRIOT Act Improvement and Reauthorization Act of 2005, as amended (the “USA PATRIOT Act”)), as the same may be amended from time to time, and the rules and regulations promulgated thereunder) or (C) the requirements of any other appropriate domestic or foreign authority and (ii) promptly furnish such further information, and execute and deliver such documents, as reasonably may be required in the determination of the Partnership to comply with, or to confirm compliance with, any applicable laws or regulations or other obligations of the Subscriber or the Partnership.

(b) The Subscriber confirms to the Partnership that it is aware of the requirements of the USA PATRIOT Act, the regulations administered by the U.S. federal, state or U.S. Department of Treasury’s Office of Foreign Assets Control and other applicable U.S. federal, state or any other governmental anti-money laundering laws and regulations and, to that effect, makes the following representations to the Partnership:

(i) The Subscriber represents and warrants that, prior to completing this Agreement, it has reviewed the following lists (collectively, the “Government Lists”):

(a) The Denied Persons list and the Denied Entities list maintained by the United States Department of Commerce;

(b) The Specially Designated Nationals and Blocked Persons list maintained by the United States Department of Treasury;

(c) The Terrorist Organizations list and the Debarred Parties list maintained by the United States Department of State; and

(d) Any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of the Office of Foreign Assets Control, U.S. Department of the Treasury, or by any other government which can exercise jurisdiction over the Subscriber, the Partnership, its General Partner or any of their respective affiliates.

(ii) The Subscriber represents and warrants that, to the best of its knowledge, none of the following is a country, territory, individual or entity named on any of the Government Lists:

(a) the Subscriber;

(b) any person controlling or controlled by the Subscriber;

(c) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or

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(d) any person for whom the Subscriber is acting as agent or nominee in connection with this investment.

(iii) The Subscriber represents and warrants that, to the best of its knowledge, the amounts committed and to be contributed by it to the Partnership were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.

(iv) The Subscriber represents and warrants that, to the best of its knowledge, none of the following is a “senior foreign political figure,”1 or any “immediate family member”2 or “close associate”3 of a senior foreign political figure:

(a) the Subscriber;

(b) any person controlling or controlled by the Subscriber;

(c) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or

(d) any person for whom the Subscriber is acting as agent or nominee in connection with this investment.

(v) If the Subscriber is a non-U.S. banking institution (a “Foreign Bank”) or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Partnership that:

(a) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities;

(b) the Foreign Bank employs one or more individuals on a full-time basis;

1	A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
2	An “immediate family member” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
3	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

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(c) the Foreign Bank maintains operating records related to its banking activities;

(d) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and

(e) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country, other than any such bank that (a) is an affiliate of a bank with a physical presence in at least one country (a “brickand-mortar bank”) and (b) is regulated by the same governmental body that regulates such brickand-mortar bank.

(vi) The Subscriber represents and warrants that it will promptly notify the Partnership should the Subscriber become aware of any change in the representations contained in this Section 2.10.

(vii) The execution and delivery of this Agreement and any other documents executed and delivered by the Subscriber in connection herewith do not, and the performance and consummation of the terms and transactions set forth or contemplated herein will not contravene or result in a default under the provisions of the trust instrument, charter, bylaws or other governing documents of the Subscriber, or will not contravene or result in a default, to the knowledge of the Subscriber, under any provision of existing law or regulations to which the Subscriber is subject, or any indenture, mortgage or other agreement or instrument to which the Subscriber is a party or by which it is bound, and does not require on the part of the Subscriber any approval, authorization, license, or filing from or with any foreign, federal, state or municipal board or agency that has not already been obtained.

Section 2.11 The execution and delivery of this Agreement and any other documents executed and delivered by the Subscriber in connection herewith do not, and the performance and consummation of the terms and transactions set forth or contemplated herein will not contravene or result in a default under the provisions of the trust instrument, charter, by-laws or other governing documents of the Subscriber, or will not contravene or result in a default, to the knowledge of the Subscriber, under any provision of existing law or regulations to which the Subscriber is subject, or any indenture, mortgage or other agreement or instrument to which the Subscriber is a party or by which it is bound, and does not require on the part of the Subscriber any approval, authorization, license, or filing from or with any foreign, federal, state or municipal board or agency that has not already been obtained.

Section 2.12 The Subscriber hereby certifies, under the penalties of perjury, that the information indicated by checking box (a) or (b) below is true, correct and complete.

(a) Initial:              ☐ (i) The Subscriber’s U.S. taxpayer identification number or employer identification number and the Subscriber’s address, each as set forth on the signature page hereof are accurate;

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(ii) the Subscriber is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and corresponding Treasury Regulations);

(iii) the Subscriber hereby agrees to notify the Partnership within 60 days of the date the Subscriber becomes a foreign person. The person executing this Agreement on behalf of the Subscriber understands that this certification may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punished by fine, imprisonment or both; and

(iv) the Subscriber has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Subscriber that it is no longer subject to backup withholding. NOTE: IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING OF YOUR TAXABLE INTEREST AND DIVIDENDS BECAUSE YOU HAVE UNDER REPORTED INTEREST OR DIVIDENDS AND YOU HAVE NOT RECEIVED A NOTICE FROM THE IRS THAT BACKUP WITHHOLDING HAS TERMINATED, YOU SHOULD STRIKE CLAUSE (b) OF THE PRECEDING SENTENCE.

(b) Initial:              ☐ The Subscriber is a foreign partnership, foreign corporation, trust or foreign estate (as those terms are defined in the Code and corresponding Treasury Regulations).

Section 2.13 The Subscriber represents that it is either of the following:

(a) Initial:              ☐ a “bank holding company” as such term is defined in the Bank Holding Corporation Act of 1956, as amended; or

(b) Initial:              ☐ not a “bank holding company”.

Section 2.14 The Subscriber acknowledges and is aware that no Federal, state or foreign agency has made or will make any finding or determination as to the fairness of an investment in, nor any recommendation or endorsement of, the LP Interests.

Section 2.15 The Subscriber understands that the General Partner, the Manager, their respective Affiliates and various clients advised by one or more Affiliates of the General Partner or the Manager may engage in businesses that are competitive with that of the Partnership and agrees to such activities even though in some circumstances there may be conflicts of interests inherent therein. The Subscriber agrees that by acquiring LP Interests, it will be deemed to have acknowledged the existence of the actual and potential conflicts of interest identified in the Private Placement Memorandum, and, as specified therein, to have waived any claim the Subscriber or any person claiming through it may have with respect to the existence of any such conflict of interest.

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Section 2.16 The Subscriber understands that, in conducting due diligence concerning various prospective investments for the Partnership before the effective date of acceptance of this Agreement, neither the General Partner, the Manager nor any of its Affiliates has been acting as an investment adviser for the Subscriber, but instead has conducted such due diligence for the Partnership; and that the continuation of such due diligence activities by the Manager or any of its Affiliates after the admittance to the Partnership of the Subscriber as a Limited Partner thereof will be in fulfillment of their respective duties to the Partnership and will not constitute investment advice to, nor will such advice take into account the particularized needs of, the Subscriber as either a Subscriber or a Limited Partner.

Section 2.17 So far as the Subscriber is aware, the Subscriber’s entering into this Agreement and thereafter becoming a Limited Partner of the Partnership pursuant to the Partnership Agreement each represents an arm’s length transaction between the parties, and the Subscriber understands both the methods of compensation of the General Partner and the Manager pursuant to the terms of the Partnership Agreement, the Management Agreement and the various agreements referenced in the Private Placement Memorandum.

Section 2.18 The Subscriber recognizes that none of the General Partner, the Manager or any other Person has promised, represented or guaranteed: (a) the safety of any capital investment in the Partnership, (b) that the Partnership will be profitable or (c) that any particular investment return will be achieved or the probability of any investment return, and further that any such promise, representation, or guarantee, if made, would be strictly unauthorized and should not be relied on.

Section 2.19 Unless otherwise indicated, the address on the signature page hereof is the legal residence of the Subscriber and all offers and communications in connection with the offering of the LP Interest subscribed for herein have been conducted at such address.

Section 2.20 The Subscriber recognizes that a subscription for LP Interests involves certain risks, including, without limitation, those set forth under the caption “Certain Investment Considerations” in the Private Placement Memorandum.

Section 2.21 The Subscriber agrees that (a) the Capital Commitment specified on the signature page hereof shall constitute its Capital Commitment and (b) it will make all payments required by this Agreement and the Partnership Agreement when the same shall become due and payable.

Section 2.22 The Subscriber agrees, subject only to the acceptance of this Agreement by the Partnership, to be bound by the terms and provisions of the Partnership Agreement in the form delivered to it which are applicable to it as a Limited Partner, and has read, is familiar with, and understands the nature and scope of the rights and remedies provided to the Partnership in the Partnership Agreement in the event of a failure to pay any part of the Subscriber’s Capital Commitment under this Agreement or other payment obligation under the Partnership Agreement when due, and is prepared to accept the exercise against the Subscriber of such rights and remedies in the event of such failure on the Subscriber’s part.

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Section 2.23 The Subscriber represents that it is either of the following:

(a) Initial:              ☐ a “benefit plan investor” as defined in Section 3(42) of ERISA or under the regulations issued by the U.S. Department of Labor at 29 C.F.R. § 2510.3- 101 et seq, as amended (the “Plan Asset Regulations”) (a “Benefit Plan Investor”); or

(b) Initial:              ☐ not a Benefit Plan Investor.

Section 2.24 Each Subscriber that is a Benefit Plan Investor represents that:

(a) None of the Partnership or the General Partner is a fiduciary or party in interest with respect to such Benefit Plan Investor;

(b) In making the proposed purchase of the LP Interest, such Benefit Plan Investor is aware of, and has taken into consideration, the diversification requirements of Section 404(a)(1) of ERISA and the decision to invest plan assets in the Partnership is consistent with the provisions of ERISA that require diversification in the investment of plan assets, and it has concluded that the proposed purchase of the LP Interest is prudent and is consistent with other applicable fiduciary responsibilities under ERISA;

(c) The decision to invest in the Partnership was made by a fiduciary (within the meaning of Section 3(21) of ERISA) of the Benefit Plan Investor which is unrelated to the Partnership, the General Partner, or any of their respective employees, representatives or Affiliates and which is duly authorized to make such an investment decision on behalf of the Benefit Plan Investor (“Subscriber Fiduciary”); and the Benefit Plan Investor and the Subscriber Fiduciary acknowledge and agree that none of the Partnership, the General Partner or any of their respective employees, representatives or Affiliates is, or will be, a fiduciary with respect to the Benefit Plan Investor in connection with a decision of the Benefit Plan Investor to invest in the Partnership, or to continue or terminate any such investment, and the Benefit Plan Investor and the Subscriber Fiduciary have not relied on, and are not relying on, the investment advice of any such person with respect to the Benefit Plan Investor’s decision to invest, or continue or terminate any investment, in the Partnership; and

(d) The Subscriber understands that the Partnership intends to operate in such a manner that (i) an investment in the Partnership will be a permissible investment for Benefit Plan Investors and (ii) the Partnership will qualify for an exemption from the “look through” rule of the Plan Asset Regulations. The underlying assets of the Partnership will not be treated as “plan assets” of an employee benefit plan subject to Title I of ERISA or a plan subject to 4975 of the Code within the meaning of the Plan Asset Regulations (as modified by Section 3(42) of ERISA), and the look through rule therefore will not apply to an investment in the Partnership if, in general, less than 25% of the Partnership’s capital (excluding the aggregate Capital Commitments of the General Partner’s Affiliates) is invested by Benefit Plan Investors (the “25% Exemption”) The Partnership will have the right to require Benefit Plan Investors to reduce their holdings to less than 25% of the LP Interests as set forth in the Partnership Agreement.

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(e) Assuming that the Partnership qualifies for exemption under the 25% Exemption and (ii) that the assets of the Partnership are not “plan assets” within the meaning of the Plan Asset Regulations (as modified by Section 3(42) of ERISA), the execution, performance and delivery of this Agreement, and the acquisition, holding and disposition of LP Interests does not, and will not, result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is not an available exemption.

Section 2.25 The Subscriber represents that it is either of the following:

(a) Initial:              ☐ not an insurance company or a wholly-owned subsidiary of an insurance company; or

(b) Initial:              ☐ an insurance company or a wholly-owned subsidiary of an insurance company, regulated by at least one state and is investing assets held only in its general account or, if it is a wholly-owned subsidiary of an insurance company, it is investing assets contributed, directly or indirectly, only from the general account of its parent corporation. None of the Subscriber’s general account assets or the general account assets of its direct or indirect parent corporation include assets of an employee benefit plan subject to Part 4 of Title I of ERISA or a plan subject to Section 4975 of the Code. If the assets invested by the Subscriber constitute assets of such plans in the future, the Subscriber will immediately deliver written notice thereof to the Partnership.

Section 2.26 The Subscriber acknowledges its understanding of the meaning and legal consequences of the representations, warranties and covenants contained herein, and that the Partnership, the General Partner, the Manager and their respective Affiliates are relying upon such representations, warranties and covenants. Capital Contributions made with respect to the Capital Commitment made hereunder shall constitute confirmation by the Subscriber of the continued accuracy of all of the representations made in this Agreement to the Partnership as of the date such Capital Contribution is made.

Section 2.27 The Subscriber certifies that the Bank Information specified by the Subscriber below is complete and correct.

Information regarding bank wiring funds from Subscriber:

Bank name:
Address:

Bank contact:
Phone number:

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Wiring information regarding distributions to Subscriber:

Bank name:
Address:
ABA number:
Account information:
Bank contact:
Phone number:

ARTICLE III

INDEMNIFICATION

Section 3.01 The Subscriber hereby indemnifies and shall hold harmless the Partnership, the General Partner, the Manager, each of their respective Affiliates and any person, partnership, corporation, company or entity affiliated in any manner with or employed by the Partnership (including each such party’s respective officers, directors and employees and all advisors thereto), from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by the Subscriber herein, any breach of any of the Subscriber’s representations or warranties, or the Subscriber’s failure to fulfill any of its covenants or agreements under this Agreement.

ARTICLE IV

JURISDICTION; SERVICE OF PROCESS; TRIAL MATTERS

Section 4.01 THE PARTNERSHIP AND THE SUBSCRIBER HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, THE STATE OF NEW YORK OR THE STATE OF DELAWARE, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE PARTNERSHIP AGREEMENT, THIS AGREEMENT, ANY INVESTOR LETTER OF THE SUBSCRIBER REFERRED TO IN SECTION 1.03 HEREOF, ANY SIDE LETTER BETWEEN THE PARTNERSHIP AND THE SUBSCRIBER AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE PARTNERSHIP AND SUCH SUBSCRIBER RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF WHICH MAY BE LITIGATED MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTNERSHIP AND THE SUBSCRIBER ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY’S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION HEREWITH OR THEREWITH. EACH OF THE PARTNERSHIP AND

THE SUBSCRIBER HEREBY IRREVOCABLY CONSENTS TO THE FULLEST EXTENT PERMITTED BY LAW TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS AS SET FORTH IN SECTION 5.05 HEREOF (IN THE CASE OF THE PARTNERSHIP) OR ON THE SIGNATURE PAGE HEREOF (IN THE CASE OF THE SUBSCRIBER), SUCH SERVICE TO THE FULLEST EXTENT PERMITTED BY LAW TO BE DEEMED EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

Section 4.02 EACH OF THE PARTNERSHIP AND THE SUBSCRIBER HEREBY WAIVES SUCH PARTY’S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PARTNERSHIP AGREEMENT, ANY SIDE LETTER BETWEEN THE PARTNERSHIP AND THE SUBSCRIBER AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE PARTNERSHIP AND SUCH SUBSCRIBER RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE PARTNERSHIP AND THE SUBSCRIBER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTNERSHIP AND THE SUBSCRIBER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S DECISION TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE PARTNERSHIP AGREEMENT, ANY SIDE LETTER BETWEEN THE PARTNERSHIP AND THE SUBSCRIBER AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE PARTNERSHIP AND THE SUBSCRIBER RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTNERSHIP AND THE SUBSCRIBER FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE PARTNERSHIP AGREEMENT, THIS AGREEMENT, ANY SIDE LETTER BETWEEN THE PARTNERSHIP AND THE SUBSCRIBER AND ALL OTHER DOCUMENTS OR

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TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE PARTNERSHIP AND THE SUBSCRIBER RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

ARTICLE V

MISCELLANEOUS

Section 5.01 The Subscriber agrees not to transfer or assign this Agreement, or any of the Subscriber’s interest herein, to any other person without the prior written consent of the Partnership, and further agrees that the transfer or assignment of the LP Interest acquired pursuant hereto shall be made only in accordance with the provisions of the Partnership Agreement, the Federal Act and all applicable State Acts and Foreign Acts.

Section 5.02 The Subscriber elects to be paid all distributions and other amounts payable to the Subscriber by wire in accordance with the information specified by the Subscriber Section 2.27 herein. Notwithstanding the foregoing, if the wire information on the Bank Information page is missing, incomplete or incorrect, the Subscriber elects to be paid all such distributions and amounts by check, payable in accordance with the information specified by the Subscriber on the signature page hereto. The Partnership is authorized to pay such distributions in the form so elected until five business days after it has received from the Subscriber, in writing, new payment instructions. The Partnership will have no liability for any distribution or payment paid in the manner and to the account or address elected by the Subscriber on the Bank Information page or signature page attached hereto or as subsequently elected in writing by the Subscriber.

Section 5.03 The Subscriber agrees that the Subscriber may not cancel, terminate or revoke this Agreement (except as otherwise may be specifically permitted under applicable State Acts). This Agreement shall survive the death or legal disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, permitted successors and assigns.

Section 5.04 The Subscriber understands and agrees that the Partnership, in its sole and absolute discretion at any time, may either withdraw and terminate the offering of the LP Interests in whole or in part or in respect of any particular jurisdiction if any such offering would, in the Partnership’s opinion, adversely affect the Partnership.

Section 5.05 Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given when delivered in writing and must be delivered either by hand in person, by electronic mail, by facsimile transmission, by U.S. certified mail, return receipt requested or by nationally recognized overnight delivery service (receipt requested). Notice shall be deemed given when so delivered by hand (with written confirmation of receipt), sent by facsimile transmission (with confirmation of receipt of transmission from sender’s equipment), transmitted by electronic mail (in a message to the electronic mail address given to the Partnership) or, if mailed by U.S. certified mail, three days

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after the date of deposit in the U.S. mail, or if delivered by overnight delivery service when received by the addressee. All notices, demands, requests or other communications, if to the Subscriber, as set forth on the signature page hereof (unless changed by appropriate notice given to the Partnership), and if to the Partnership, c/o Thomas Properties Group, L.P., City National Plaza, 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, Attention: James A. Thomas, Email: [                            ], Facsimile: [                            ], with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention: Lawrence J. Hass, Email: Lawrencehass@paulhastings.com, Facsimile: 212-319-4090, or in the case of a change in address by the Partnership, by notice to the Subscriber, in each case in accordance with this Section 5.05.

Section 5.06 Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.

Section 5.07 This Agreement, together with the Partnership Agreement, any Side Letter between the Partnership and the Subscriber and all of the exhibits and appendices attached hereto and thereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof or thereof. This Agreement may be amended only by a writing executed by both of the parties hereto.

Section 5.08 This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware (without regard to the provisions thereof regarding conflicts of laws). In particular, the Partnership is formed pursuant to the laws of the State of Delaware, and the rights and liabilities of the Limited Partners shall be as provided thereby, except as otherwise expressly provided in this Agreement or the Partnership Agreement.

Section 5.09 Within five days after the receipt of a written request from the Partnership, the Subscriber agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Partnership is subject.

Section 5.10 The representations and warranties of the Subscriber set forth herein shall survive the sale of the LP Interest to the Subscriber pursuant to this Agreement.

Section 5.11 Every provision of this Agreement is intended to be severable, and if any term or provision herein is held to be illegal or invalid for any reason whatsoever in any jurisdiction, such illegality or invalidity shall not affect the validity of the remainder hereof or of such term or provision in any other jurisdiction.

Section 5.12 The signature page to this Agreement also constitutes the Subscriber’s execution of a counterpart signature page to the Partnership Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Subscriber has executed and acknowledged this Agreement as of the date set forth below.

THE SUBSCRIBER:
Name of the Subscriber (please type or print)

By:
Name:
Title:

Capital Commitment: $

Taxpayer Identification Number or Employer
Identification Number:

Mailing Address:

Phone No.:
Fax No.:
E-mail:
Principal Place of Business

Phone No.:
Fax No.:
State of Residence (if a natural person) or Organization (if a corporation, limited partnership, limited liability company or trust):
Type of Entity (i.e natural person, corporation, limited partnership, limited liability company or trust):

Date of Submission:

[SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT REGARDING

LP INTERESTS IN THOMAS HIGH PERFORMANCE GREEN FUND, L.P.

EXHIBIT A

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription of            (the “Subscriber”) for an LP Interest, in exchange for a Capital Commitment of $                            , is hereby accepted.

THOMAS HIGH PERFORMANCE FUND, L.P.

By:	Thomas HPGF-GP, LLC
Its:	General Partner

	By:	Thomas Properties Group, L.P.
	Its:	Sole Member

		By:	Thomas Properties Group, Inc.
		Its:	General Partner

By:
			Name:	Diana M. Laing
			Title:	Chief Financial Officer and Secretary

Date of Acceptance:

A-1

EXHIBIT B

Partner Confirmation Letter

[            ], 2008

[                    ], as Administrative Agent

for the benefit of the Lenders

under the Credit Documents

(as defined below)

[Address]

Attention:

Re:	Credit facilities (collectively, the “Facility”) now or hereafter established in favor of Thomas High Performance Green Fund, L.P., a Delaware limited partnership (the “Partnership”) by [Name of Bank], whether for itself or as agent for one or more lenders (such lenders (including any bank issuing letters of credit), and any agent or other representatives thereof, collectively, together with their respective successors and assigns, the “Lenders”), and secured in whole or in part by obligations of one or more limited partners of the Partnership to contribute capital to the Partnership, including, without limitation, the Facility established pursuant to that certain revolving credit agreement dated on or about [ ], 2008, among the Partnership, as guarantor, the Lenders party thereto from time to time, [Name of Bank], as Administrative Agent, and any other parties thereto from time to time (together with any amendments or supplements thereto or any future agreements by which the Facility is established, governed or secured, collectively, the “Credit Documents”).

Ladies and Gentlemen:

This letter (this “Partner Confirmation Letter”) confirms to you the status of our involvement in the Partnership and relates to, and acknowledges, certain aspects of the Facility.

The Facility may provide that it is a condition to the extension of credit thereunder that the undersigned executed and delivered this Partner Confirmation Letter. We hereby:

(a) Acknowledge and confirm that we have entered into a Subscription Agreement with the Partnership, dated as of             , 2008 (the “Subscription Agreement”), pursuant to which we have (i) become a limited partner of the Partnership, (ii) been issued all of the limited partner interests of the Partnership for which we have subscribed, (iii) committed to fund Capital Calls of the Partnership pursuant to the terms of the Subscription Agreement and the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of             , 2008, by and among Thomas HPGF-GP, LLC, as the general partner of the Partnership (the “General Partner”) and the limited partners of the Partnership signatory thereto, as the same may be further amended from time to time (the “Partnership Agreement”; all capitalized terms used and not otherwise defined herein having the meanings ascribed thereto in the Partnership Agreement); provided, however, that at no time will we be required to contribute capital exceeding US$                    in the aggregate plus the amount of any distributions that, under the Partnership Agreement, are subject to further call (our “Capital Commitment”), (iv) pursuant to the Partnership Agreement, pledged to the Partnership our Interest in the Partnership as security for our obligations to fund Capital Commitments, and (v) executed and delivered the Partnership Agreement;

(b) Represent that, to date, US$0 of our Capital Commitment has been called, US$0 of our Capital Commitment has been funded, and US$0 of our Capital Commitment has been called but not yet funded and is not past due;

(c) Acknowledge and confirm that we are and shall remain unconditionally obligated to fund our Capital Commitment on account of Capital Calls duly made under the Partnership Agreement (including, without limitation, (i) those made by the Administrative Agent pursuant to the pledge and assignment under paragraph (f) below, and (ii) those made as a result of the failure of any other limited partner in the Partnership to advance funds with respect to a Capital Call, and those made by the Administrative Agent in the event of a default under the Facility);

(d) Acknowledge and confirm that (i) under the terms of the Partnership Agreement, to the extent the Partnership has outstanding obligations under the Facility, we have agreed to fund our Capital Commitment without defense, reduction, counterclaim, or offset of any kind or nature against any Person, and hereby so agree for the benefit of the Lenders, provided that such agreement to fund shall not act as a waiver of our right to independently assert any claim we may have against the Partnership (or any affiliate thereof) or any other limited partner and (ii) under the terms of the Subscription Agreement, (A) in consideration of the financial accommodation extended to us by the Partnership in issuing our Interests to us upon our promise of future Capital Contributions made pursuant to our subscription obligation, we have irrevocably agreed that our obligation to pay our subscription obligation when called pursuant to the Partnership Agreement is our unconditional obligation independent of the performance of the Manager, the General Partner or the Partnership or of other circumstances that might otherwise excuse such payment and (B) we have irrevocably agreed, for the benefit of the Lenders, to waive application of United States Bankruptcy Code Section 365(c) to the extent, if any, that such section might otherwise be applicable to our obligation to pay our subscription obligations when called to satisfy obligations under the Facility;

(e) Represent that the Subscription Agreement has been duly executed and delivered by us and confirm the accuracy of the representations made by us therein;

(f) (i) Acknowledge and confirm that you are requiring the Partnership to pledge and assign and we are agreeing to authorize the Partnership’s pledging and assigning to you and granting to you a security interest in the Partnership’s security interest in our Interests and the Partnership’s right to call, enforce and receive all future payments of our Capital Commitment under the Subscription Agreement and the Partnership Agreement, to secure the repayment of all loans made or to be made and all other obligations of the Partnership under, and in connection with, the Facility (collectively, the “Credit Obligations”), (ii) represent that, to our knowledge, after giving effect to the Facility and the pledges and security interests contemplated thereby, there is no claim or defense against any Lender or affiliate thereof or other circumstance that with the passage of time and/or notice would constitute any defense to, or right of offset against, our obligation to fund our Capital Commitment, or otherwise reduce our Capital Commitment, (iii) confirm our representations to the Partnership that each of the Subscription Agreement and the Partnership Agreement constitutes our legal, valid and binding obligation, enforceable against us in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and to general principles of equity, (iv) acknowledge that for so long as the Facility is in place, the Partnership has agreed or may agree with you not to amend, modify, cancel, terminate, reduce, suspend or waive any of our obligations under the Partnership Agreement or the Subscription Agreement in any manner adverse to the Lenders without your prior written consent and (v) acknowledge and confirm that until otherwise instructed by you in writing in accordance with the provisions of paragraph (f) hereof, all future payments in respect of our Capital Commitment will be made by wire transfer of immediately available funds to the following account (along with any other account of the Partnership specified by the Administrative Agent, the “Collateral Account”), which the Partnership has also pledged as security for the Credit Obligations:

[Name of Bank]

ABA # [            ]

Attention: [                    ]

Credit: “Thomas High Performance Green Fund, L.P.,

[Name of Bank], as Administrative Agent,

Collateral Account”

Collateral Account No.:

Reference:

(g) Agree, for the benefit of the Partnership and each Lender, that if any Credit Obligations are outstanding at the time that we Transfer any or all of our Interests and as a result of such Transfer the Partnership is or are in default in respect of the Credit Obligations or required to prepay or repay any Credit Obligations (or to cash collateralize any outstanding letters of credit), then we shall continue to be obligated in respect of our Capital Commitment to the extent of the amount required to be so prepaid or repaid (or provided as cash collateral);

(h) Agree that the Lenders may, by written notice, direct the undersigned to make payments of the Capital Commitment (i) to an account of the Partnership established with the Lenders, in the case of a limited partner covered by the Employee Retirement Income Security Act of 1974, as amended, or (ii) directly to the Lenders, in the case of all other limited partners, and following receipt of such notice the undersigned shall pay all amounts therein specified to the Lenders or to an account of the Partnership established with the Lenders, as applicable, and not to the Partnership, subject to any applicable notice periods for the making of such payments contained in the Subscription Agreement or the Partnership Agreement;

(i) Confirm our understanding that each Lender will be relying upon the statements made herein in connection with making the Facility available to the Partnership and agree that payments we make under the Partnership Agreement and the Subscription Agreement will not satisfy our obligation to fund our unpaid Capital Commitment unless paid into the Collateral Account or as otherwise directed by you in writing;

(j) Agree that (i) the terms of the Facility, the Credit Obligations, and each Credit Document can be modified (including, without limitation, increases, decreases or renewals of credit extended, or the release of any guarantee or security) without further notice to us or our consent, and without diminishing our unpaid Capital Commitment or any obligation hereunder, (ii) this Partner Confirmation Letter shall apply to the Facility, the Credit Obligations, and each Credit Document as the same may be amended, supplemented or otherwise modified from time to time and (iii) this Partner Confirmation Letter shall be for the benefit of each Lender from time to time;

(k) Acknowledge and confirm that (i) we understand that the Lenders have not been involved in the organization of the Partnership or offering of the Partnership’s limited partnership interests, or made any representation in connection therewith, (ii) we are not relying on the Lenders in any way in connection with our investment in the Partnership and (iii) the Lenders have no obligation to provide us with any financial, tax or other information pertaining to the Partnership or any other Person;

(l) Acknowledge and confirm that we have agreed to deliver to the Lenders, upon their request, (i) to the extent available, within ninety days after the end of our fiscal year, our balance sheet as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year reported on by independent public accountants (or if we have not retained public accountants for the foregoing, certified by a responsible officer) and (ii) from time to time upon the request of the Partnership or the Lenders, a certificate setting forth the unpaid amount of our Capital Commitment (without taking account of any distributions subject to further call), the amount of our Capital Commitment that has been called, the amount that has been funded, the amount that has been called but not yet funded, and, to the extent known to us, the amount of any distributions that, under the Partnership Agreement, are subject to further call;

(m) Agree that this Partner Confirmation Letter shall remain in full force and effect until we are notified by the Partnership and you in writing that the Facility has been terminated and the Credit Obligations thereunder have been fully satisfied; and

(n) This Partner Confirmation Letter shall be governed by and construed in accordance with the laws of the State of New York.

Riders [to be inserted if appropriate]

For governmental entity Investors:

[(o) We represent and warrant that: (i) we are subject to commercial law with respect to our obligations under the Partnership Agreement, the Subscription Agreement and this Partner Confirmation Letter; (ii) the making and performance of the Partnership Agreement, the Subscription Agreement and this Partner Confirmation Letter constitute private and commercial acts rather than governmental or public acts, and that neither we nor any of our properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to our obligations under the Partnership Agreement, the Subscription Agreement and this Partner Confirmation Letter. To the extent that we may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to the Partnership Agreement, the Subscription Agreement or this Partner Confirmation Letter to claim any such immunity, and to the extent that in any such jurisdiction there may be attributed to us such an immunity (whether or not claimed), we hereby irrevocably agree not to claim and hereby irrevocably waive such immunity to the fullest extent permitted by applicable law.]

For ERISA Investors:

[(p) The undersigned signatory confirms that it is the fiduciary of the plans whose assets are invested in the Partnership and it confirms that: (i) it made its own determination that the Transaction (defined below) was made on terms that are no less favorable to such plans than those that could be obtained in arm’s-length transactions with unrelated parties; (ii) the decision to invest in the Partnership and to execute and deliver this Partner Confirmation Letter (the “Transaction”) was made by the undersigned, and the undersigned is not included among, is independent of, and is unaffiliated with, the Lenders (including the Administrative Agent) and the Partnership; (iii) each plan on behalf of which we have invested in the Partnership (or commingled funds of related plans): (A) has no less than $100,000,000 of assets; and (B) not more than five percent (5%) of the assets of each such plan (or commingled fund) have been invested in the Partnership; and (iv) the Lenders (including the Administrative Agent): (x) had no discretionary authority or control over the decision to invest in the Partnership, and (y) rendered no investment advice with respect to the investment in the Partnership. For purposes of this paragraph, a fiduciary is “not included among, is independent of, and unaffiliated with” a Lender (including the Administrative Agent) and the Partnership, as applicable, if. (A) the fiduciary is not, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Lender or the Partnership; (B) the fiduciary is not an officer, director, employee or relative of, or partner in, such Lender or the Partnership; and (C) no officer, director, highly-compensated employee, or partner of the Partnership, or any officer, director or highly-compensated employee, or partner of a Lender, is also an officer, director, highly-compensated employee, or partner of the fiduciary. If such individual is a director of the Lender, then he or she must abstain from participation in, and not otherwise be involved in, the decision made by the fiduciary to invest in the Partnership. Solely for purposes of determining whether a fiduciary is not included among, is independent of, and unaffiliated with, the Partnership, the Partnership shall be deemed to include the General Partner.]

for - where this Partner Confirmation Letter is being signed by a custodian or someone other than the fiduciary: }

[(p) We confirm that                     is the fiduciary (the “Fiduciary”) of the undersigned investor (the “Investor”) and that the Fiduciary has confirmed to the undersigned Investor that: (i) the Fiduciary made its own determination that the Transaction (defined below) was made on terms that are no less favorable to the Investor than those that could be obtained in arm’s-length transactions with unrelated parties; (ii) the Fiduciary made the decision to invest in the Partnership and to execute and deliver this Partner Confirmation Letter (the “Transaction”), and the Fiduciary is not included among, is independent of, and is unaffiliated with, the Lenders (including the Administrative Agent) and the Partnership; (iii) each plan on behalf of which the Investor has invested in the Partnership (or commingled funds of related plans): (A) has no less than $100,000,000 of assets; and (B) not more than five percent (5%) of the assets of each such plan (or commingled fund) have been invested in the Partnership; and (iv) the Lenders (including the Administrative Agent): (x) had no discretionary authority or control over the Fiduciary’s decision to invest in the Partnership, and (y) rendered no investment advice with respect to the Investor’s investment in the Partnership. For purposes of this paragraph, a fiduciary is “not included among, is independent of, and unaffiliated with” a Lender (including the Administrative Agent) and the Partnership, as applicable, if: (A) the fiduciary is not, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Lender or the Partnership; (B) the fiduciary is not an officer, director, employee or relative of, or partner in, such Lender or the Partnership; and (C) no officer, director, highly-compensated employee, or partner of the Partnership, or any officer, director or highly-compensated employee, or partner of a Lender, is also an officer, director, highly-compensated employee, or partner of the fiduciary. If such individual is a director of the Lender, then he or she must abstain from participation in, and not otherwise be involved in, the decision made by the fiduciary to invest in the Partnership. Solely for purposes of determining whether a fiduciary is not ‘ included among, is independent of, and unaffiliated with, the Partnership, the Partnership shall be deemed to include the General Partner.]

For non- U. S. Investors:

[(q) We acknowledge and agree that: (i) (x) any suit, action or proceeding against us with respect to this Partner Confirmation Letter may be brought in the courts of the State of New York, the United States District Court for the Southern District of New York and any appellate court from any thereof, in the Administrative Agent’s sole discretion; and (y) we hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any suit; (ii) service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be brought upon our process agent appointed below, and the Investor hereby irrevocably appoints [Name], [Address], Attention:                     , as our process

agent, as its true and lawful attorney-in-fact in the name, place and stead of it to accept such service of any and all such writs, process and summonses; and (iii) we hereby irrevocably waive: (x) any objection which we may have now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Partner Confirmation Letter brought in the courts located in the State of New York, Borough of Manhattan in New York City; and (y) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.]

For an Investor that is a natural person, sign and print name of Investor:

For an Investor that is not a natural person, print name of Investor, have authorized representative sign, and print name and title of authorized representative:

Signature:
Print Name:
Print Investor Name:
By:
Print Name:
Print Title:

EXHIBIT C

FORM OF GUARANTEE

Reference is hereby made to (a) the Amended and Restated Limited Partnership Agreement of Thomas High Performance Green Fund, L.P. (the “Partnership”), dated as of             , 2008, by and among Thomas HPGF-GP, LLC, as the general partner of the Partnership (the “General Partner”), and the limited partners of the Partnership signatory thereto, as the same may be amended from time to time (the “Partnership Agreement”), and (b) the Subscription Agreement, dated as of             , 2008 (the “Subscription Agreement”), by and between the Partnership and                     (the “Limited Partner”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

                    , a                    organized under the laws of                    (the “Guarantor”), hereby unconditionally, absolutely and irrevocably guarantees, as a primary obligor and not merely as a surety, in favor of the Partnership, the due and punctual payment in full of all of the Capital Contributions due and owing by the Limited Partner under the Partnership Agreement and/or the Subscription Agreement, giving effect to any and all agreements and waivers made or to be made by the Limited Partner pursuant to any investor letter, investor consent or other document (an “Investor Letter”) referred to in the Subscription Agreement or otherwise executed and delivered by the Limited Partner in favor of the agent of the lenders under any Subscription Line Indebtedness of the Partnership (the “Obligations”), when and as due (whether at maturity, by acceleration or otherwise). The Guarantor agrees that its guarantee constitutes an unconditional guarantee of payment when due and not of collection and waives any right to require that any resort be had by any Person to any security held for payment of the Obligations, to any other guarantor or to any balance of any deposit account or credit on the books of the Limited Partner. The Guarantor waives presentment to, demand of payment from and protest to the Limited Partner of the Obligations and also waives notice of acceptance of this Guarantee and notice of protest for nonpayment.

The obligations of the Guarantor hereunder are absolute and unconditional under any and all circumstances and such obligations shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or by the Limited Partner’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the Limited Partner’s assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of the Limited Partner’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting the Limited Partner, including, without limitation, (i) the release or discharge of the Limited Partner from the payment and performance of its obligations under the Partnership Agreement and the Subscription Agreement by operation of law in the event of any such proceeding with respect to the Limited Partner or its property or (ii) the impairment, limitation or modification of the liability of the Limited Partner in bankruptcy, or of any remedy for the enforcement of the Obligations under the Partnership Agreement, the Subscription Agreement, any Investor Letter or any other documents entered into from time to time in connection therewith, or the Guarantor’s liability under this Guarantee, or otherwise.

The obligations of the Guarantor hereunder shall not be affected by any act or omission or delay to do any act which might in any manner or to any extent vary the risk of the Guarantor or which would otherwise operate as a discharge of a guarantor as a matter of law.

The Guarantor further agrees that the Obligations may be amended, extended or renewed, in whole or in part, without notice or further assent from it and it will remain bound by its guarantee notwithstanding any amendment, extension or renewal of any Obligation including, without limitation, agreements and arrangements for payment, extension, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for compromise, whether by way of acceptance of partial payment or otherwise, and the same shall in no way impair the Guarantor’s liability hereunder. Nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full performance and payment of the Obligations.

The Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, on any Obligation, is rescinded or must otherwise be restored by the Partnership on the bankruptcy or reorganization of the Limited Partner, or otherwise.

Notwithstanding any other provision in this Guarantee, the guarantee by the Guarantor shall be limited solely to the Capital Contributions due and owing by the Limited Partner, after giving effect to any Investor Letter. The guarantee by the Guarantor is furnished solely for the benefit of the Partnership and its respective assignees (including any entity to which the Partnership collaterally assigns the Obligations as collateral for a financing in accordance with the terms of the Subscription Agreement and the Partnership Agreement), and such guarantee is not intended to be for the benefit of, and shall under no circumstances inure to the benefit of, the creditors of the Partnership or any other person except in each case for any such permitted assignee.

This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Partnership and its successors and assigns.

The Guarantor hereby agrees to pay all expenses (including, without limitation, attorneys’ fees and disbursements) which may be incurred by the Partnership and its successors and assigns in connection with the enforcement of its rights under this Guarantee, whether or not suit is initiated; provided that the Guarantor shall not be obligated to pay such fees and expenses if a final judgment in favor of the Guarantor is rendered by a court of competent jurisdiction.

The Guarantor hereby represents and warrants as follows:

(a)	as of the date hereof, the Limited Partner is a subsidiary and/or an affiliate of the Guarantor;

(b)	based upon such relationship, the Guarantor has determined that it is in its best interest to enter into this Guarantee;

(c)	the benefits to be derived by the Guarantor from the Limited Partner’s investment in the Partnership are at least equal to the obligations of the Guarantor undertaken pursuant to this Guarantee;

(d)	the Guarantor has full power and authority to enter into this Guarantee and to perform its obligations under the terms hereof and (i) the Guarantor is organized and validly existing under the laws of the state of its establishment, (ii) the Guarantor has complied with all provisions of applicable law in connection with all aspects of this Guarantee and (iii) the person executing this Guarantee on behalf of the Guarantor has all the requisite power and authority to execute and deliver this Guarantee; and

(e)	this Guarantee has been duly executed by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally or general principles of equity in the event of the insolvency, bankruptcy or similar proceedings relating to the Guarantor or its obligations, whether such enforceability is considered in a proceeding in equity or at law.

Until this Guarantee is terminated pursuant to the terms hereof, the Guarantor (i) shall have no right of subrogation against the Limited Partner by reason of any payments or acts of performance by the Guarantor in compliance with the obligations of the Guarantor hereunder, (ii) hereby waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Limited Partner by reason of any one or more payments or acts of performance in compliance with the obligations of the Guarantor hereunder and (iii) shall subordinate any liability or indebtedness of the Limited Partner arising out of this Guarantee now or hereafter held by the Guarantor to the obligations of the Limited Partner under the Partnership Agreement and the Subscription Agreement.

This Guarantee may not be amended until the Credit Agreement, dated as of                     , by and among the Partnership and the other parties thereto, including                             , as Administrative Agent, as the same may be amended from time to time (the “Credit Agreement”), shall have terminated, the principal of and interest on the Notes (as defined in the Credit Agreement) and all other amounts payable by the Partnership under the Credit Agreement have been paid in full and all Letters of Credit issued thereunder shall have expired or otherwise terminated. The Guarantor agrees that it will provide the Partnership with the Guarantor’s annual financial information and such other information (financial or otherwise) concerning the business, properties or financial condition of the Guarantor as the Partnership may reasonably request.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the      day of             .

[GUARANTOR]

By:
Name:
Title:

Acknowledged and Accepted:

THOMAS HIGH PERFORMANCE GREEN FUND, L.P.

By:	Thomas HPGF-GP, LLC
Its:	General Partner

By:
Name:
Title:

EXHIBIT D

FORM OF

OPINION OF COUNSEL TO INVESTOR

[To be transcribed on counsel’s letterhead]

[Insert date]

The Administrative Agent, the Letter of Credit Issuer and the Lenders under the “Facility” referred to in the Partner Confirmation Letter referred to below

c/o [                    ], as Administrative Agent

[Address]

Attention: [                            ]

Re: Thomas High Performance Green Fund, L.P.

Ladies and Gentlemen:

We have acted as [special] counsel to                             , a                      (the “Investor”), in connection with its execution and delivery of the Subscription Agreement (as defined below), the Partnership Agreement and the Partner Confirmation Letter (as defined below). This opinion has been prepared and is being delivered to you at the request of the Investor.

For purposes of rendering our opinion set forth herein, we have reviewed the following documents:

(a) Subscription Agreement, dated as of             , 2008 (the “Subscription Agreement”), between the Investor and Thomas High Performance Green Fund, L.P., a Delaware limited partnership (the “Partnership”), and the “Partnership Agreement” referred to therein;

(b) Partner Confirmation Letter dated, as of             , 2008 (the “Partner Confirmation Letter”), from the Investor addressed to [Name of Bank], as Administrative Agent;

(c) [Side Letter, dated as of             , 2008 (the “Side Letter”), between the Investor and the Partnership];

(d) [If the Investor is a corporation, limited partnership, or limited liability company:] Good Standing Certificate issued by the [Insert name of jurisdiction] [Insert title of governmental official] on                     , indicating the good standing of the Investor as a [Insert corporation, limited partnership, or limited liability company, as applicable]; [If paragraph 5 applies, also describe the document(s) containing the submission to jurisdiction/waiver of sovereign immunity]; and

(e) Such other instruments, corporate records, certificates and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

Based upon the foregoing, we are of the opinion that:

1. Investor is a [Insert corporation, limited partnership, limited liability company, trust, general partnership or other type of entity, as applicable] validly existing and in good standing under the laws of [Insert name of jurisdiction].

2. The execution, delivery and performance by the Investors of the Subscription Agreement, the Partnership Agreement and the Partner Confirmation Letter [and any Side Letter], including the Investor’s becoming a limited partner of the Partnership and undertaking its commitment to contribute capital to the Partnership (hereinafter collectively referred to as the “Transactions”), are within the Investor’s powers, have been duly authorized by all necessary action, and do not (i) to the best of our knowledge, violate any applicable law, rule or regulation or the organizational documents of the Investor or (ii) to the best of our knowledge, violate, conflict with or result in (now or with notice or lapse of time or both) a breach or default under any indenture, agreement or other instrument known to us to be binding upon the Investor or any of its assets.

3. No authorization or approval or other action by, and no notice to or registration or filing with, any governmental authority is required in connection with the Transactions, except such as have been obtained or made and are in full force and effect.

4. Each of the Subscription Agreement, the Partnership Agreement and the Partner Confirmation Letter [and any Side Letter] has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally in the event of any bankruptcy, insolvency, reorganization or similar proceeding in respect of the Investor and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5. [For foreign Investors and for Investors with any sovereign immunity] By its execution and delivery of                      the Investor has validly submitted to the jurisdiction of the United States District Court for [the Southern District of New York] and of the [courts of the State of New York], and any appellate court from any thereof, in any action or proceeding arising out of or in connection with the Subscription Agreement, the Partnership Agreement or the Partner Confirmation Letter. The Investor is not immune from any action or

1	This paragraph assumes that the Investor is a corporation and that the documents have been signed by an officer on its behalf. If the Investor is a limited partnership, limited liability company, trust or other type of entity having person(s) acting on its behalf in a representative capacity, then this opinion should also cover such person(s) and appropriate changes should be made throughout this form. For example, if the Investor is a limited partnership and its general partner is a corporation, then the opinion should also cover the corporate general partner.

suit, at law or in equity, brought in any court described in this paragraph, or from service of process in accordance with the terms of                             , in connection with the Investor’s breach of any obligations under the Subscription Agreement, the Partnership Agreement or the Partner Confirmation Letter.

For purposes of this opinion, we have, with your permission and without independent investigation or inquiry, assumed that (i) all documents submitted to us as originals are authentic and all documents submitted to us as certified, conformed or photostatic copies conform to the originals and (ii) all signatures (other than the signature of the Investor) on the documents reviewed by us are genuine.

[Opining counsel may insert other assumptions and/or limitations acceptable to the Administrative Agent]

This opinion is for the sole benefit of (i) each addressee, (ii) the Partnership and (iii) their respective successors, assigns and counsel and may not be relied upon by any other party.

Very truly yours,

[INSERT COUNSEL’S NAME]

By:

ANNEX 1

DEFINITION OF INVESTMENTS

For determining whether the Subscriber is a “Qualified Purchaser” the term “investments” includes:

(A)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Subscriber that owns such securities, unless the issuer of such securities is a “public company”, a “financial company” or has more than $50 million in equity, as reflected on such company’s financial statements which present such equity information as of a date within 16 months preceding the date on which the Subscriber acquires LP Interests. The term “public company” includes all companies that file reports pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended, or have a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S. The term “financial company” includes a commodity pool or an “investment company” (whether U.S. or offshore) or a company required to register as such under the Investment Company Act of 1940, as amended (the “Investment Company Act”), but for the exclusions or exemptions provided by Sections 3 (c)(1) through 3(c)(9) of the Investment Company Act;

(B)	Real estate held for investment purposes so long as it is not used by the prospective Qualified Purchaser or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes. However, real estate owned by a prospective Qualified Purchaser who is primarily in the real estate business is includable as an “investment” even if it is held by the owner.

(C)	“Commodity interests” or “physical commodities” held for investment purposes by the Subscriber. “Commodity interests” includes commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (i) any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder or (ii) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. “Physical commodities” includes any physical commodity with respect to which a “Commodity Interest” is traded on a market specified in the definition of commodity interests above;

(D)	To the extent not securities, “financial contracts” entered into for investment purposes or in connection with investments. “Financial contracts” includes any arrangement that (i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (ii) is in respect of securities, commodities, currencies, in purpose or function to any of the foregoing; and (iii) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;

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(E)	In the case of Subscriber that is a commodity pool or an investment company excerpted from registration by section 3(c)(1) or 3(c)(7) of the Investment Company Act, any amounts payable to such Subscriber pursuant to a firm agreement or similar binding commitment upon the demand of the Subscriber; and

(F)	Cash and cash equivalents held for investment purposes, such as bank deposits, foreign currencies, certificates of deposits, net cash surrender value of an insurance policy and cash held for defensive purposes.

“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

For purposes of determining the amount of “investments” owned by a company, “investments” of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum “investment” amount requirements, regardless of which company is the prospective Qualified Purchaser.

For purposes of determining the amount of “investments” owned by a natural person, there may be included any “investment” held jointly or as community property with such person’s spouse. In determining whether spouses who are making a joint investment in the Partnership are Qualified Purchasers, there may be included in the amount of each spouse’s “investments” any “investments” owned by the other spouse (whether or not such “investments” are held jointly).

In determining whether a natural person is a Qualified Purchaser, there may be included in the amount of such person’s “investments” any “investments” held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

VALUATION OF INVESTMENTS

In determining the value of “investments” in order to ascertain Qualified Purchaser status, the aggregate amount of “investments” owned and invested on a discretionary basis by such person can be either their fair market value on the most recent practicable date or the cost of such “investments,” provided that the same method must be used for all “investments.” However,

(G)	In the case of “commodity interests,” the amount of such “investments” shall be the value of the initial margin or option premium deposited in connection with such “commodity interest”; and

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(H)	In each case, the amount the following amounts must be deducted from the amount of such “investments”:

(i)	The amount of any outstanding indebtedness incurred by the prospective Qualified Purchaser to acquire such “investments”; and

(ii)	In the case of a Family Company (as defined herein), in addition to the amounts specified in paragraph (b)(i) above, any outstanding indebtedness incurred by an owner of the Family Company to acquire the Family Company’s “investments”. “Family Company” shall mean a company owned by or for two (2) or more natural persons who are related (as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption), their spouses, the estates or foundations, charitable organizations or trusts formed by them or for their benefit.

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EXHIBIT B

SCHEDULE OF PARTNERS

Partner	Capital Commitment	Percentage Interest
Thomas HPGF-GP, LLC	$50,000,000	33.333%
CalSTRS	$100,000,000	66.667%
Total:	$150,000,000	100%

EXHIBIT C

ILLUSTRATION OF MANAGEMENT FEES

Fees will be charged at market rates. The following schedule illustrates typical fee structures. Market rate fees will be reviewed and approved annually by the Advisory Committee.

1.	Property Management Fee for property management services in an amount of three percent (3%) of the annual property gross revenue.

2.	Leasing Compensation

With Cooperating Broker*	Years 1-10	Years 11-15
	6% of scheduled base rent and, if NNN, estimated operating expenses	3% of scheduled base rent and, if NNN, estimated operating expenses

*	Manager shall be responsible for paying the Cooperating Broker in accordance with the particular market in which the property is located.

Without Cooperating Broker
	4% of scheduled base rent and, if NNN, estimated operating expenses	2% of scheduled base rent and, if NNN, estimated operating expenses

3.	Construction and Development Fee

Tenant Improvements and Routine Capital Improvement Projects	Five to ten percent (5%-10%) of total construction/capital improvement costs.

Renovation Projects	Four percent (4%) of total renovation costs
Ground-Up Development	Four percent (4%) of total construction costs

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ii

EXHIBITS

SCHEDULE 1	MANAGEMENT FEE AND COMPENSATION
SCHEDULE 2	NON-REIMBURSABLE PERSONNEL
EXHIBIT “A”	LEGAL DESCRIPTION OF LAND

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EXHIBIT D

FORM OF CONTRACT WITH AFFILIATES

MANAGEMENT AND LEASING AGREEMENT

THIS MANAGEMENT AND LEASING AGREEMENT (the “Agreement”) is made as of [                    ] (“Effective Date”), by and between [Purchasing Entity Name] a Delaware limited liability company (hereinafter referred to as “Owner”), and [TPG Affiliate], hereinafter referred to as “Property Manager”), with respect to the following:

RECITALS

WHEREAS, Owner owns the real estate legally described in Exhibit “A” attached hereto and related improvements thereon (the “Property”). The Property is located in [                    ];

WHEREAS, Owner desires to engage Property Manager to lease, manage and operate the Property, and Property Manager desires to accept such engagement upon the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein, Owner and Property Manager agree as follows:

1. Appointment and Authority of Property Manager.

On the terms and conditions hereinafter set forth, Owner hereby appoints Property Manager, on an exclusive basis, to manage, operate and lease the Property in accordance herewith, and Property Manager hereby accepts such appointment.

2. General Management Responsibilities.

2.1 General. Subject to the Approved Budgets and Leasing Guidelines (as hereinafter defined), Property Manager shall be responsible for the operation of the Property and for providing complete property management services (hereinafter called the “Work”) at the Property. The Work shall include, without limitation, the obligation (i) to manage, advise, supervise, direct and coordinate the maintenance of, repair, cleaning and operation of the Property and equipment therein and adjacent walkways, sidewalks and common areas designated by Owner in an efficient manner, in compliance with law and in a manner comparable to that of other first class office developments similar in [                    ] (“Comparable Properties”) and (ii) to purchase all building supplies, materials, and parts and to hire and discharge Property Manager’s employees, suppliers, material men and subcontractors. The Property Manager shall manage and operate the Property in a manner consistent with first-class professional management and leasing practices for managers of Comparable Properties (the “Operating Standard”). Property Manager shall provide all other services, labor and materials to adequately perform the Work and shall perform additional management services in connection with the Property as the parties may agree from time to time or as specifically described herein.

2.2 Cost Savings. Property Manager is responsible for use of up-to-date techniques, sequences and procedures in performing the Work in order to achieve the lowest operating cost consistent with maintenance levels which are in compliance with law and with the Operating Standard or otherwise equal to the specifications prescribed by Owner.

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2.3 Trust and Confidence. This Agreement establishes a relationship of trust and confidence between Property Manager and Owner. Accordingly, without limiting the provisions of Sections 2.1 and 2.2, Property Manager shall furnish its best skill and judgment in the performance of the Work so as to achieve a high degree of cost efficiency while maintaining quality performance and shall cooperate with Owner in protecting and furthering the best interests of Owner regarding the management of the Property.

3. Budgeting and Accounting.

3.1 Budgets

(a) As soon as reasonably possible after the Effective Date, Property Manager shall prepare and submit to Owner for Owner’s approval, a pro forma operating budget and forecast on an accrual basis of income and expenses for the Property (“Operating Budget”) and a budget of Property capital expenditures (“Capital Budget”) for the promotion, operation, repair and maintenance of the Property for the current calendar year. Thereafter, the proposed annual budgets for each subsequent calendar year shall be delivered annually to Owner for approval on or before November 1 of the calendar year preceding each such subsequent calendar year. Owner will review and either approve or disapprovesuch budgets within thirty (30) days after submittal. The budgets will include, without limitation, anticipated leasing activities, capital improvements, major operating expenses and projected monthly income statements for the calendar year. Owner will consider such proposed budgets and will consult with Property Manager in the period prior to the commencement of each subsequent calendar year in order to agree upon an approved Operating Budget and Capital Budget. Such budgets as so approved by Owner (herein collectively, “Approved Budget”) shall provide sufficient funds for the promotion, operation, repair and maintenance of the Property in accordance with the Operating Standard.

(b) Once approved by Owner, Property Manager shall implement the Approved Budget, and shall be authorized without the need of further approvals to make the expenditures and incur the obligations provided for in such Approved Budget. During any calendar year, either party may propose a revised Operating Budget based on changed circumstances. If the parties hereto fail to agree upon an Operating Budget for any subsequent calendar year prior to the commencement thereof, then pending final approval by Owner, Property Manager shall continue to manage and operate the Property in accordance with the Approved Budget for the previous calendar year; except that pending such approval, Property Manager may exceed the previous year’s Approved Budget for contractual and other actual cost increases necessary to operate a first class office building and related improvements, provided that Property Manager shall not make any discretionary expenditures that are not necessary for the operation of the Property in accordance with the Operating Standard unless and until the Owner approves an Approved Budget for such year.

3.2 Performance Within Budget. Property Manager shall use diligence and employ all reasonable efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the Approved Budget either in total or in any accounting category, except for emergency expenditures that are necessary to protect the safety of occupants of the Property or the physical security of the Property and that were not reasonably foreseeable and for contractual

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obligations beyond the reasonable control of Owner or Property Manager, in which case Property Manager shall promptly notify Owner in writing of any such divergence from the Approved Budget. All expenses must be charged to the proper account on the Approved Budget and no expense may be classified or reclassified for the purpose of avoiding excess in the annual budgeted amount of an accounting category. During each calendar year Property Manager shall inform Owner of any major increases in costs and expenses that were not reflected in the Approved Budget. Property Manager shall secure Owner’s prior approval for any expenditure that is within Property Manager’s reasonable control and that will result in an excess of $25,000 individually or $75,000 in the aggregate over the Approved Budget. Property Manager is authorized to make expenditures or incur obligations which exceed the approved budgeted amount, provided that Property Manager shall not expend more than the amount Property Manager in good faith believes to be the fair and reasonable market value at the time and place of delivery or performance for any goods purchased or leases or services provided to Owner or otherwise in connection with the Property.

3.3 Books and Records.

(a) Property Manager shall maintain proper, adequate and separate books and records for the Property, with sufficient supporting documentation to ensure that all entries in the books and records are accurate and complete and in a manner consistent with the obligations of property managers of Comparable Properties. Such books and records shall be owned by Owner and shall be maintained by Property Manager at the Property or at Property Manager’s address stated herein or at such other location as may be mutually agreed upon in writing and shall be so maintained for a period of five (5) years after the creation of such books and records (except in the event of an audit, litigation or other proceeding involving such books and records which is not complete within said five (5) year period, in which case, the books and records shall be maintained until the conclusion of the proceeding), or for such other period as Owner and Property Manager shall agree. At all times during the term of this Agreement and during the one (1) year period after the date of termination or expiration of this Agreement, Owner and its representatives shall have the right of access to audit, inspect and copy all books and records maintained by Property Manager with respect to the Property. All audits shall be at Owner’s cost, unless otherwise agreed upon between Owner and Property Manager and shall be conducted during normal business hours and shall be conducted at Property Manager’s office in [                    ], where such books and records are located or at the Property. Any audit may be conducted by Owner’s direct employees or by independent auditors engaged by Owner. Property Manager shall cooperate with Owner’s auditors and accountants in any inspection and audit of the books and records and the preparation of financial statements and tax returns.

(b) Property Manager agrees that all proprietary or confidential data, information, documents and records with respect to Owner or the Property which Property Manager obtains from, or on behalf of, Owner in performing its services shall be held in confidence (other than to Property Manager, its officers, employees, affiliates, shareholders or members, auditors and attorneys) and shall not be revealed in any manner to any other person (other than affiliates of Owner) except upon the prior written consent of Owner or in connection with any legal proceeding arising hereunder and except as required by law, legal process or governmental regulation; provided any such obligation shall terminate three (3) years after the termination of this Agreement. The provisions of this Paragraph (b) are subject to Section 11.20 below.

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3.4 Accounting. Property Manager shall perform those accounting and financial reporting services regarding the Property, which are normally provided with respect to Comparable Properties. Monthly statements of the Property shall be provided to Owner within thirty (30) days after each calendar month hereunder and shall include the following: (1) all cash activity for receipts and disbursements; (2) financial statements prepared in accordance with generally accepted accounting principles (“GAAP”), including: (a) income statement reflecting current month activity and fiscal year-to-date activity; (b) balance sheet reflecting beginning balances, ending balances and net change, (c) statement of cash flows, (d) reconciliation of managing asset cash; (3) delinquencies and uncollectible items; (4) vacancies; and (5) other matters pertaining to the management, operation and maintenance of the Property during the preceding months. The statements shall also include (i) a comparison of monthly and year-to-date actual income and expenses with the Approved Budget for the Property, (ii) an analysis of any significant variances between the Approved Budget and the actual expenses on a year-to-date basis, (iii) a schedule of any capital expenditures for the year-to-date period; (v) any updates to the Approved Budget; and (vi) other information as Owner may from time to time reasonably request. In addition to the monthly statements, Property Manager shall provide to Owner quarterly statements of operation of the Property within thirty (30) days after each calendar quarter. These quarterly statements shall include (i) a comparison of quarterly and year-to-date actual income and expenses with the Approved Budget for the Property; (ii) an analysis of significant variances between the Approved Budget and the actual income and expenses on a year-to-date basis; (iii) a schedule of any capital expenditures for the year-to-date period; and (iv) any updates to the Approved Budget. Within sixty (60) days after the end of each calendar year during the Term, Property Manager shall provide Owner with an annual report, which may include an auditor’s report on the operating expenses and taxes of the Property.

3.5 Copies of Books and Records. Property Manager shall maintain, and shall supply to Owner and any member of Owner upon request, copies of the books and records maintained by Property Manager for the Property, including, but not limited to:

(a) All bank statements, bank deposit slips and bank reconciliations;

(b) Detailed cash receipts and disbursement records;

(c) Detailed trial balance;

(d) Paid invoices;

(e) Summaries of adjusting journal entries;

(f) Supporting documentation for payroll, payroll taxes and employee benefits; and

(g) Vouchers, statements and records from all independent contractors engaged by Property Manager.

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4. Specific Management Responsibilities.

Without limiting the generality of Section 2, Property Manager shall use and furnish its skill and judgment in performing the following specific functions:

4.1 Property Manager Orientation. Property Manager shall inform itself with respect to the layout, construction, location, character, plan and operation of the Property and the lighting, heating, plumbing, ventilating, air conditioning and elevator systems and any other mechanical equipment and systems in the Property, and shall be responsible for enforcement of all warranties and guaranties pertaining to the equipment of the Property.

4.2 General Management Duties. Property Manager shall manage the Property in an efficient and businesslike manner having due regard for the age and physical condition of the Property and the status of completion of the construction of the Property and otherwise in accordance with the Operating Standard. Property Manager, through its employees and independent contractors, shall supply complete operational services for the Property. Property Manager shall also, if directed by Owner, prosecute property tax appeals on behalf of Owner, at Owner’s cost. Property Manager shall commence performance of its duties hereunder on the Effective Date.

4.3 Enforcement of Leases and Contracts; Specific Duties.

(a) Property Manager shall use its reasonable best efforts to collect all rents and other charges, which may become due at any time from any tenant or from others for services provided in connection with or for the use of the Property or any portion thereof.

(b) Property Manager shall collect and identify any income due Owner from miscellaneous services provided to tenants or the public including, but not limited to, parking income, tenant storage, and coin operated machines of all types. All funds received by Property Manager for or on behalf of Owner (less any sums properly deducted by Property Manager pursuant to any of the express provisions of this Agreement) shall be deposited with a bank selected by Owner (the “Bank”) in a segregated account designated by Owner and maintained by Property Manager for the deposit of funds of Owner (the “Operating Account”) and not commingled with the funds of Property Manager or funds related to any other property. Property Manager shall implement controls, with respect to which Property Manager shall have received Owner’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, on the withdrawal of funds from the Operating Account to prevent unauthorized withdrawals from the Operating Account.

(c) Property Manager shall use its commercially reasonable best efforts to enforce provisions contained in tenant leases and, at Owner’s expense, shall comply (and use commercially reasonable best efforts to cause all tenants to comply) with the terms of all easements, restrictions or covenants affecting the Property; handle complaints and requests from tenants, maintain a written record of tenants’ complaints and the responses thereto and, generally, maintain a highly visible management presence, be courteous and promptly serve tenants; notify Owner of any significant complaint made by a tenant and notify Owner at once (together with copies of supporting papers) of any notice of violation of any laws (including laws regulating hazardous substances), or of any defect or other matter that could, in Property Manager’s reasonable judgment, adversely affect the Property;

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(d) Property Manager shall use reasonable efforts to secure from tenants and persons working on the Property any certificates of insurance, and renewals thereof, required to be furnished by the terms of leases or contracts;

(e) Property Manager shall enforce, in a non-discriminatory manner, the rules and regulations from time to time established by Owner; and

(f) Property Manager shall, on behalf of Owner, comply with all duties and obligations of the “landlord” (exclusive of those duties and obligations, if any, which could by their nature be performed only by Owner) under all tenant leases or contracts affecting the Property or any portion thereof, to the extent that the cost of such compliance is within the Approved Budget, and shall use its best efforts not to permit any default to occur hereunder on the part of “landlord,” unless Property Manager is unable to so comply by reason of any act or failure to act by Owner. Property Manager shall cause to be furnished all services required to be furnished to a tenant by the terms of its lease, or otherwise customarily provided to tenants of the Property. If a default in the performance of the “landlord’s” obligations should occur under any of the tenant leases, then Property Manager shall promptly notify Owner and take such action as may be required to cure such default, in a manner consistent with its obligation to manage the Property in accordance with the Operating Standard, provided that the cost of such action is within the Approved Budget. Further, Property Manager shall endeavor to furnish or cause to be furnished such additional services as may be requested from time to time by particular tenants, to bill the requesting tenants the cost of these additional services, and to collect from such tenants the amounts billed for such additional services.

4.4 Repairs and Maintenance. Property Manager shall, in the name of and at the expense of Owner, keep the Property in a clean condition, and make or cause to be made such ordinary maintenance, repairs and alterations as Property Manager may deem advisable or necessary, or as Owner may direct, subject to and within the limitations of the Approved Budget. Such duties shall include, without limitation, interior and exterior cleaning, painting, plumbing, carpentry, engineering, repairs and maintenance of sidewalks and common areas, landscaping and such other normal maintenance and repair work as may be necessary or desirable. However, unless contained in the Approved Budget, no more than $25,000 shall be expended for any one item of repair or alteration without Owner’s prior written approval, except emergency repairs if, in the reasonable opinion of Property Manager, such repairs are necessary to protect the Property from material damage or to maintain services to tenants as required under their leases. The authority provided to Property Manager in this Section shall not extend to expenditures of the type described in Section 4.5 or to expenses to refurbish, rehabilitate or remodel areas covered by new leases. The latter expenditures are subject to the prior approval of Owner at the time of execution of new leases. Property Manager shall promptly inform Owner of increases in repair and maintenance costs not reflected in the Approved Budget.

4.5 Capital Improvements. Property Manager shall, in the name of and at the expense of Owner, make or cause to be made such capital improvements to the Property as are included in the Approved Budget or are otherwise approved by Owner, as well as all remodeling

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and refurbishing of tenant premises as approved by Owner in connection with new leases. Property Manager shall make recommendations, select contractors and follow bid procedures as required, from time to time, by Owner and shall supervise all such work to ensure compliance with contract requirements and applicable law. Property Manager shall not release payment for such work, labor and services until completed, nor pay for such materials or equipment until properly installed, as required by the agreement with the lienor, and discharge of the lien is coordinated with such payment. At Owner’s expense, Property Manager shall, after obtaining Owner’s prior approval, discharge by payment, bond or otherwise, any mechanics’ lien filed against the Property for work, labor or services claimed to have been performed at, or for materials or equipment furnished to, the Property for or on behalf of Property Manager or Owner. Property Manager shall be entitled to tenant improvement supervision fees and construction supervision fees as set forth in Section 1 of Schedule 1 attached hereto.

4.6 Service Contracts. Property Manager shall, in the name of and at the expense of Owner, contract for those utilities and other building operation and maintenance services which Property Manager or Owner shall deem advisable; provided that, unless otherwise approved in writing (i) no service contract shall be for a term exceeding one (1) year and (ii) each service contract shall be terminable upon not more than thirty (30) days notice without cause, without the prior written approval of Owner. The cost of all such services shall be included in the Approved Budget or otherwise approved in writing in advance by Owner. Property Manager shall, at Owner’s expense, purchase and keep the Property furnished with all necessary supplies. All expenses shall be charged to Owner at net cost and Owner shall be credited with all rebates, refunds, allowances and discounts allowed to Property Manager. Upon request of Owner, all service contracts shall be subject to Owner’s prior approval and to satisfaction of such conditions as Owner may impose, and shall be competitively bid to at least three (3) prospective vendors by Property Manager.

4.7 Tax and Mortgage Payments. If requested by Owner, Property Manager shall obtain, verify and pay as a Property expense all bills for payments due under all mortgages, real estate, personal property and improvement assessments with respect to the Property and Owner’s personal property located therein. In such event, all such expenses shall be included in the Approved Budget for the Property. Property Manager shall cooperate with any consultant retained by Owner to lower or minimize taxes, and recommend to Owner either payment or appeal of such taxes as Property Manager deems appropriate.

4.8 Insurance Duties.

(a) If requested by Owner, Property Manager shall obtain and maintain insurance with respect to the Property on behalf of Owner and at Owner’s expense. Property Manager shall assist Owner in obtaining and maintaining all insurance coverages required to be maintained by Owner pursuant to the terms and provisions of any financing documents entered into between one or more lenders (mortgage, mezzanine or otherwise) (collectively “Lenders”) and Owner and/or any affiliate of Owner with respect to or otherwise relating to the Property (individually or along with other properties) (collectively, “Loan Documents”). In furtherance of the foregoing, if and to the extent that the Loan Documents require the Owner to maintain additional insurance coverages, then Property Manager shall assist Owner in obtaining such insurance coverages at Owner’s expense having the limits of liability required by the respective

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Loan Documents. All insurance policies shall name any beneficiary under any deed of trust encumbering the Property as mortgagee and as additional insured, loss payee or otherwise, as applicable, and as required by the terms and provisions of the respective Loan Documents.

(b) Property Manager shall cooperate with Owner’s insurance carrier in the processing of claims and defense and settlement of lawsuits with respect to the Property. Property Manager shall notify Owner’s general liability insurance carrier and Owner at once of any personal injury or property damage known to Property Manager or claimed by any tenant or third party on or with respect to the Property, and forward to the insurance carrier (with copies to Owner) any summons, subpoena, or other like documents served upon Property Manager which relate to actual or alleged potential liability of Owner, Property Manager, or the Property. Property Manager shall notify Owner of any fire or other casualty to the Property and, in the case of any serious fire or other material damage to the Property, telephone notice thereof to Owner’s insurance agent at once so that an insurance adjuster may view the damage before repairs are started. After consultation with and approval by Owner, Property Manager shall complete customary loss reports in connection with fire and other damage to the Property.

4.9 Owner Inspection. Property Manager shall permit and facilitate inspection of the work by Owner and its representatives and public authorities at all times of any work performed at or with respect to the Property. Failure of Owner during the term of this Agreement to discover or reject unacceptable work, or work not in accordance with the terms of this Agreement, shall not be deemed an acceptance thereof nor a waiver of Owner’s right to the proper execution of the work or any part of it by Property Manager.

4.10 Security Deposits and Advance Rents. Property Manager shall maintain detailed records of all security deposits and advance rents. Property Manager shall comply in all material respects with applicable federal, state, and municipal laws, ordinances and regulations relating to the holding and retention of security deposits (including requirements regarding segregation). Property Manager shall deposit all security deposits for the Property in an interest bearing account in the name of Owner at the Bank on which Owner or Property Manager may draw. Property Manager shall be authorized to withdraw monies from such account only at such times as the security deposits are returnable to tenants of the Property or in the event of a tenant default. All disbursements, transfers and refunds made by Property Manager from such account shall be made by a check drawn on such account or appropriate journal or bookkeeping entries and shall be substantiated by appropriate records and accounting procedures. Except as otherwise required by law or the specific provisions of the applicable leases, all interest on the security deposit shall accrue to the benefit of Owner, and Property Manager shall periodically, but not less than annually, transfer any such accrued interest to the Operating Account or otherwise pay said interest as may be required by law or the applicable lease. The funds in such account, or the amount thereof requested by Owner, shall be delivered to Owner upon forfeiture thereof by the tenant or otherwise upon Owner’s request. Property Manager shall implement appropriate controls on the withdrawal of funds from such account to prevent unauthorized withdrawals from such account.

4.11 Limitation on Authority. Notwithstanding any contrary provisions of this Agreement, without first obtaining the prior written consent of Owner, Property Manager shall not:

(a) Make any expenditure not approved by Owner as part of the Approved Budget or as otherwise expressly permitted by this Agreement;

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(b) Enter into, create, or suffer to exist any lease, lien, encumbrance or charge upon all or any portion of the Property or any interest therein;

(c) Enter into, modify, amend, change, cancel, or otherwise alter or allow the alteration of the terms of any lease with respect to any portion of the Property; or

(d) Alter or materially deviate from the marketing plan described in Section 5.4 once such marketing plan has been approved by Owner.

5. Leasing Responsibilities.

Property Manager shall be the leasing agent for the Property, and from and after the Effective Date and subject to the termination of this Agreement under Article 10, Property Manager shall perform all leasing functions relating to the Property. Property Manager shall be paid for such leasing activities in accordance with Schedule 1 attached hereto, which amounts shall be in addition to the compensation otherwise payable to Property Manager hereunder. Without limiting the generality of the foregoing, as the leasing agent for the Property, Property Manager shall perform the following functions:

5.1 Leasing; Leasing Agent.

(a) Property Manager shall use its commercially reasonable best efforts to lease all available space in the Property, which is at any time unleased during the term of this Agreement. Property Manager’s responsibilities shall include lease negotiation coordination, tenant improvement coordination, governmental liaison, and tenant liaison, facilitating tenant move-in and similar activities. When approved by Owner, Property Manager shall engage the services of other real estate brokers to lease space in the Property who shall be paid such commissions as may be included in the Approved Budget or otherwise established by Owner. Property Manager shall employ a leasing representative, if applicable, to lease the vacant space in the Property until which time at least 90% of the rentable area in the Property is leased. Property Manager shall not be obligated to employ a leasing representative to lease vacant space in the Property after such date. Property Manager shall be entitled to a leasing commission of up to fifty percent (50%), based on the commission schedule set forth on Schedule 1 attached hereto if a leasing commission is paid or due to any broker other than Property Manager in connection with a lease transaction, and, if no leasing commission is paid or due to any broker other than Property Manager in connection with a lease transaction, then Property Manager shall be entitled to a leasing commission of one hundred percent (100%), based upon the commission schedule set forth on Schedule 1 attached hereto, in connection with such lease transaction. The initial leasing agent for the Property shall be [            ]. Any replacement leasing agent shall be subject to Owner’s prior approval, which shall not be unreasonably withheld, conditioned or delayed.

(b) Property Manager shall procure references from prospective tenants, undertake a reasonable investigation of such references, and use its best judgment in the selection of prospective tenants. Upon occurrence of a vacancy, Property Manager will prepare

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and disseminate adequate rental listings. After a vacancy is listed, Property Manager will cooperate with brokers in any manner likely to aid in successfully filling the vacancy in accordance with Leasing Guidelines. Upon Owner’s request, Property Manager shall give any Lender copies of all executed leases for the Property and any other information requested by such Lender.

5.2 Monthly Reports. Property Manager shall furnish to the Owner monthly reports indicating the space leased and vacated during the preceding calendar month, all the space leased and the tenants thereof, as of the end of the preceding calendar month, the rental rate and status of rental payments of all the space leased as of the end of the preceding calendar month, the names and business or profession of all prospective tenants contacted, the status of negotiations with interested prospective tenants, inquiries and offers received regarding renting space, including inquiries and offers from brokers, advertising and promotional activity, and similar activity and developments, all in such form and detail as Owner shall reasonably require. Property Manager shall cooperate with all licensed real estate brokers having clients interested in renting space in the Property, and subject to the limitation set forth in Section 5.1 above, shall pay, at Owner’s expense, commissions to such brokers at rates approved by Owner.

5.3 Lease Negotiations. If requested by Owner, negotiations with prospective tenants shall be conducted by Property Manager or under its direction. All leases shall be prepared by Property Manager in the name of Owner and shall be in accordance with the Leasing Guidelines and on a form approved by Owner. All leases shall be presented to and executed by Owner unless Owner directs Property Manager to the contrary.

5.4 Advertising and Promotion. Property Manager shall prepare an advertising and promotional plan, including any necessary related materials for the Property, which plan and materials shall be used only after Owner’s approval and shall comply with all applicable laws, ordinances and regulations. All advertising and promotional expenses shall be in accordance with the Approved Budget or as otherwise approved by Owner from time to time.

5.5 Rates; Leasing Guidelines. Rental rates, minimum and maximum length of lease terms, and other material lease terms for proposed leases at the Property (“Leasing Guidelines”), which shall be in accordance with the Loan Documents, shall be established by Owner. Property Manager shall, at Owner’s request, provide market information and general office space rental rate surveys and prepare, review and make recommendations to Owner with respect to the Leasing Guidelines for the Property from time to time.

5.6 Registration Procedure. On the expiration or earlier termination date of this Agreement, Property Manager shall furnish Owner with a written list of new tenants, if any, with whom Owner has signed a letter of intent, at the time of such expiration or termination, for the leasing of space in the Property and as to which Property Manager is entitled to compensation under the terms of this Article 5.

5.7 Commissions for Sale or Transfer. Except as provided in Schedule 1 attached hereto, no commission or compensation shall be payable to Property Manager in connection with the sale or other transfer of the Property or any portion thereof.

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5.8 License. Property Manager shall either be licensed or delegate its duties hereunder to an affiliate of Property Manager that is licensed as a real estate broker which shall comply with all requirements and regulations of the Texas Real Estate Commission or its equivalent.

6. Methods of Operation.

6.1 Contracting. All contracts approved by Owner for capital improvements and all contracts for the refurbishing and remodeling of tenant spaces which (a) cover expenditures included within the Approved Budget or expenditures which are otherwise approved in advance by Owner and (b) which are approved in advance by Owner or otherwise meet written criteria established by Owner for such contracts, shall be executed by Property Manager as agent and on behalf of Owner, and all costs and expenses associated therewith shall be paid by Owner. Without relieving it of its obligations hereunder, Property Manager shall be entitled, at its expense, to enter in its own name into such subcontracts with third parties to perform any of the management functions which are the subject of this Agreement as it may determine, subject to the prior written approval of Owner, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that Property Manager shall not be permitted to subcontract all or substantially all of its obligations with respect to the management, operation or leasing of the Property without Owner’s prior written consent, which consent may be granted or withheld in Owner’s sole and absolute discretion. All other contracts with respect to the Property and all tenant leases shall be executed by Owner. Upon any termination of this Agreement, Property Manager shall, if requested by Owner, assign all assignable contracts executed by Property Manager to Owner.

(a) From time to time, Owner will furnish Property Manager with and/or will approve plans and specifications for work such as capital replacement or purchase, leasehold improvements or rearrangement. If Property Manager estimates the cost for such work to be more than $50,000, Property Manager shall obtain lump sum competitive sealed bids for the work from three (3) or more independent contractors specified by Owner unless, in the opinion of Owner and Property Manager, competitive bidding is not practical. Before entering into any contract subject to the bid process, Property Manager shall prepare an analysis of the bids and recommend to Owner its choice from the list of all qualified bidders. Property Manager shall promptly enter into a contract, as agent and on behalf of Owner, with the successful bidder approved by Owner, without additional mark-up to Property Manager of any kind. All contracts shall conform to the requirements of this Agreement.

(b) If there is certain work which Property Manager wishes to perform with its own forces or forces of an affiliate, Property Manager shall submit its bid in the same manner and form as the competing independent contractors. In such cases, however, Property Manager’s bid must be received by Owner at least twenty-four (24) hours before the time for receipt of the independent contractors’ bids. After receiving all bids, Property Manager shall prepare an analysis of the bids and recommend to Owner its choice from the list of all qualified bidders. If the bid of Property Manager or such affiliate is selected by Owner, such person shall perform the work.

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(c) If Owner elects not to competitively bid work which has been performed previously by Property Manager with its own forces or forces of its affiliate, Property Manager shall prepare for Owner a detailed proposal of the actual cost of the work and Owner shall determine who will perform the work.

(d) If authorized by Owner, work may be contracted for on a time and materials basis, provided the independent contractor or Property Manager, or its affiliate (provided that the cost of such work shall not exceed the fair market value for such work if it is performed by Property Manager or its affiliate), as the case may be, furnishes Owner with an estimate of the cost of the work and, as a condition for payment, the work is documented to Owner’s reasonable satisfaction. If the invoice total (excluding tax) exceeds the estimate by more than five percent (5%) from the estimate, a detailed explanation of the cause shall be attached to the documentation.

6.2 Compliance with Laws.

(a) Subject to the other provisions of this Agreement, Property Manager shall be responsible for compliance with (i) all applicable federal, state and municipal laws, ordinances, regulations and orders applicable to Property Manager or relative to the management, leasing, use, operation, repair and maintenance of the Property; (ii) applicable laws and regulations relating to workers’ compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer-employee related subjects; and (iii) the rules, regulations or orders of the local Board of Fire Underwriters or other similar body. Property Manager shall promptly remedy any violation of any such law, ordinance, rule, regulation or order which comes to its attention. Expenses incurred by Property Manager in so complying and in correcting any such violation shall be included in the Approved Budget or otherwise approved in advance by Owner, provided, Property Manager shall be solely responsible for any fine or other cost or penalty imposed upon Owner stemming from Property Manager’s failure to comply with any law, ordinance, rule or regulation, provided that (a) Owner does not cause such violation (or prevent Property Manager’s compliance therewith), and (b) the Approved Budget is adequate to permit Property Manager to make any expenditures necessary to comply with such laws, rules, ordinances or regulations.

(b) Property Manager agrees that, for the purpose of compliance with the requirements of the Occupational Safety and Health Act of 1970, as amended (“OSHA”), work performed on the Property shall be deemed entirely within Property Manager’s responsibility. Property Manager will notify Owner promptly, in writing, if Property Manager observes an unsafe condition on the Property, or if a charge of non-compliance with OSHA has been filed or to Property Manager’s knowledge threatened to be filed against Property Manager or Owner in connection with the Property.

(c) Notwithstanding the foregoing, however, subject to the last sentence of Section 6.2(a) above, Property Manager shall not be responsible for compliance with the laws, ordinances, rules and regulations described in this Section if such compliance reasonably requires the expenditure of Owner’s funds, but such expenditure is disapproved by Owner.

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(d) Property Manager shall comply with all applicable laws relating to the terms and conditions of employment of any person employed in connection with the services provide to the property. Property Manager agrees that, with respect to any person or entity that is employed in connection with the services, there shall be no discrimination against or segregation of any person or group of persons on account of age, gender, sexual orientation, marital status, race, color, religion, national origin or ancestry. Property Manager shall also comply with the provisions of any applicable non-discrimination and affirmative action requirements.

6.3 Bonding. At Owner’s request, all employees of Property Manager who handle or are responsible for Owner’s funds shall be covered by a fidelity bond. The amount of such bond shall be determined by Owner, and the premium therefore shall be paid or reimbursed by Owner as an operating expense of the Property.

6.4 Legal Proceedings. Property Manager shall, at Owner’s request and expense, engage counsel and cause such legal proceedings to be instituted as may be necessary to enforce payment of rent and compliance with leases or to dispossess tenants. Property Manager shall use Owner’s legal counsel or other legal counsel approved by Owner to institute such actions, and all compromises shall be subject to the prior approval of Owner. Attorneys’ fees and costs so incurred shall be expenses of the Property, but such fees and costs shall be submitted to Owner for approval prior to payment.

6.5 Employment of Personnel. All employees at the Property shall be employees of the Property Manager and not Owner. Property Manager shall have in its employ at all times after the Effective Date a sufficient number of capable employees to enable it to properly, adequately and economically manage, operate and maintain the Property in accordance with the Operating Standard. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees, as well as union negotiation and compliance with laws and regulations dealing with employee matters, are the responsibility of Property Manager, which is in all respects the employer of such employees. Property Manager shall be responsible to Owner for the acts and omissions of its agents and employees, and the employees and agents of its affiliates, each acting within the scope of his or her relationship with Property Manager or its affiliates. Property Manager shall enter into contracts with independent contractors that require each independent contractor to be responsible to Property Manager and Owner for the acts and omissions of the independent contractor’s agents and employees and shall engage persons who perform work on or about the Property who are at all times clean, neat, orderly, of good character, and of a caliber and fitness to work in and about a first-class Property. Property Manager shall ensure that all of its employees understand that they are the employees of Property Manager and not Owner. The wages, salaries and other compensation paid to Property Manager’s employees at the Property, and to others who perform special services for the benefit of the Property, shall be reimbursed by Owner to Property Manager as provided in Article 8. In the event that any expenses are attributable in part to the Property and in part to other properties owned and/or managed by Property Manager or any of its affiliates, such expenses shall be prorated by Property Manager as appropriate from time to time and in a manner agreeable to Owner.

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6.6 Services to Existing Tenants. Property Manager shall perform services for tenants of the Property which are normally provided by owners of Comparable Properties or which are specifically requested by Owner (based on the requirements of the tenant leases). Property Manager shall use its best efforts to render such services to tenants of the Property at a minimum cost to Owner consistent with Owner’s standards for the Property.

7. Financial Matters.

7.1 Cash Management. Subject to the requirements of the Lenders under the Loan Documents and as directed by Owner, Property Manager shall deposit all Rent (as hereinafter defined) and other funds received from the Property or for or on behalf of Owner into the Operating Account and pay from the Operating Account all expenses of the Property.

7.2 Payment of Bills. Property Manager shall pay promptly all expenses of the Property and other expenses it incurs in the performance of this Agreement, on Owner’s behalf, in accordance herewith and at Owner’s expense, and agrees to hold Owner harmless from and against any claim or liability on account of nonpayment of such expenses when properly due and payable and so long as there are sufficient amounts in the Operating Account to cover such expenses. Upon demand, or on expiration or earlier termination of this Agreement, Property Manager will pay over promptly to Owner any balance remaining in the Operating Account, after deducting any sums properly due and owing to Property Manager hereunder (subject to Owner’s prior approval), and shall remove its name as a signatory on the Operating Account and shall submit an itemized accounting of such sums together with such supporting data as Owner may reasonably require.

8. Compensation of Property Manager.

8.1 Compensation. For its services hereunder, Property Manager shall be paid a Management Fee and other compensation as specified in Schedule 1 attached hereto. For the purposes of Schedule 1, “Property Income” means all Rent and all Other Income payable from Property operations during each fiscal year, except interest income derived from Property funds on deposit in financial institutions. “Rent” shall mean all amounts payable by Property tenants other than Other Income and other than (i) security and other tenant deposits (other than as applied to pay rent) and (ii) rents paid in advance by tenants, except the portion of any such advance payment applied to the rent due for the current month. “Other Income” shall mean all income from the Property other than Rent, including parking charges (net of fees paid to any other manager providing parking management services), operating expense reimbursements, and fees, amounts paid for after hours or excess utilities and/or air conditioning service, amounts paid for special services rendered to tenants and vending machine rental charges, but shall not include amounts received (i) in settlement of insurance claims (other than amounts which compensate Owner for income which Owner otherwise would have received from the Property), (ii) as awards in litigation or other proceedings (other than amounts which compensate Owner for income which Owner otherwise would have received from the Property), (iii) as costs and fees recovered in litigation, (iv) from abatements, reductions, refunds or returns of taxes paid or amounts paid under construction or service contracts, (v) as discounts or dividends on insurance policies, (vi) as proceeds from the sale, financing or refinancing of the Property or any portion thereof, (vii) as capital contributions to Owner by, or loans to Owner by, members of Owner

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whether or not held by Property Manager, and whether or not held by tenants prior to the date hereof, or (viii) as reimbursement or pass through of the Management Fee and other compensation hereunder, included in any portion of rental payments or other payments under leases or otherwise. All Property Income, Rent and Other Income shall be accounted for hereunder on an accrual basis in accordance with GAAP, consistently applied.

8.2 Employee Compensation. Employees of Property Manager shall be compensated on the following basis:

(a) The number, job classifications, general duties and salaries of employees of Property Manager who will be employed on-site in the direct management of the Property shall be determined by Property Manager, subject to Owner’s reasonable approval. All wages, salaries, and other compensation paid to such on-site employees of the Property shall be reasonable in amount and shall be reimbursed by Owner to Property Manager, provided that such wages, salaries and other compensation are included in the Approved Budget. For this purpose, on-site employees shall not include the personnel listed on Schedule 2 attached hereto. Wages and other compensation for on-site employees who perform services for the Property and other properties shall be equitably allocated between the Property and any such other Properties for which such personnel render services in accordance with employee time records but in no event in excess of the amount provided in the Approved Budget.

(b) In addition to the employment of on-site employees as provided in Section 8.2(a), Property Manager may, from time to time, employ its general operations personnel to perform direct special services required for the benefit of the Property; provided, however, that Property Manager shall obtain the prior approval of Owner for the employment of such special personnel, except in emergency situations. Owner shall reimburse Property Manager for such direct services rendered by approved special personnel in an amount set forth in a bid or purchase order approved by Owner at the time of approval of such personnel. Persons whose compensation may not be charged to Owner for services rendered to the Property include the general asset management personnel of Property Manager who are not on-site at the Property. Unless Owner has approved of such costs in writing, no general, corporate, administrative overhead or off-site costs shall be reimbursed to Property Manager, except the cost of an off-site project accountant and off-site accounts receivable and/or accounts payable personnel, which cost shall be equitably allocated between the Property and other property or assets for which such personnel render services (but in no event in excess of the amount provided in the Approved Budget) shall be reimbursed to Property Manager.

(c) Property Manager shall make disbursements and deposits for all compensation and other amounts payable with respect to persons employed by Property Manager in the operation of the Property and approved by Owner or shown on an Approved Budget. The amounts so payable shall include, but not be limited to, wages, salaries, and other compensation, unemployment insurance, social security, worker’s compensation, employee benefit packages and other charges imposed by a governmental authority or provided for in a union agreement. Property Manager shall maintain complete payroll records.

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8.3 Reimbursable Expenses, Office and Other Services. In accordance with the Approved Budget, Property Manager shall be entitled to reimbursement from Owner for all direct out-of-pocket expenses including, but not limited to, normal office expenses and normal business expenses associated with operating an on-site business office at the Property. Further, Owner shall provide for Property Manager’s use at reasonable cost to Owner an adequately furnished management office in the Property to be utilized directly for the benefit of the Property, together with telephone service, office janitorial service, printed forms and customary office supplies and equipment (such as typewriters, computers, photocopying equipment and calculators). The method of furnishing and equipping such office, and the total cost thereof, shall be mutually agreed upon by Owner and Property Manager from time to time. Property Manager shall equitably allocate such costs to all properties managed out of the same on-site office and Owner shall not be charged for any such costs properly allocated to any properties other than the Property.

8.4 Non-Reimbursable Expenses. The following expenses or costs incurred by or on behalf of Property Manager in connection with this Agreement shall be at the sole cost and expense of Property Manager and shall not be reimbursed by Owner:

(a) Gross salary and wages, payroll taxes, insurance, workers’ compensation, and other benefits of Property Manager’s office personnel not employed on site at the Property with the exception of an off-site project accountant and off-site accounts receivable and/or accounts payable personnel not employed as approved special personnel as provided in Section 8.2(b). Such office personnel include those identified on Schedule 2 attached hereto.

(b) General accounting and reporting services which are considered to be within the reasonable scope of Property Manager’s responsibility under this Agreement, without limiting the Owner’s obligations to reimburse Property Manager for costs of on-site personnel who may be involved in providing such accounting and reporting services including an off-site project accountant and off-site accounts receivable and/or accounts payable personnel.

(c) Costs of forms, papers, ledgers, and other supplies and equipment used in Property Manager’s operations at any location off the Property and rent for Property Manager’s offices located off the Property.

(d) Advances made to employees and agents and cost of travel by Property Manager’s employees and agents to and from the Property.

(e) Losses arising from negligence or fraud on the part of Property Manager, or Property Manager’s employees, officers or agents or from acts outside the scope of Property Manager’s authority hereunder.

(f) Comprehensive crime insurance or fidelity bond purchased by Property Manager for its own account.

8.5 Payment of Compensation and Expenses. Payment or reimbursement of the amounts described in Sections 8.1 through 8.3 above shall be as follows:

(a) The Management Fee and other compensation payable to Property Manager as set forth in Schedule 1 shall be paid monthly in arrears upon closing of the books for Property operations for each month based on the Property Income (as defined in Section 8.1) and

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determined on an accrual basis in accordance with GAAP consistently applied. The first payment of said Management Fee shall be payable in arrears upon the closing of the books for the first month or partial month following the Effective Date. Any leasing commission that may become due in accordance with Schedule 1 shall be paid upon lease execution.

(b) Employee expenses and out-of-pocket expenses incurred and reimbursable pursuant to Sections 8.2 and 8.3 shall be reimbursed to Property Manager when due but not more frequently than once per month. A detailed summary of such reimbursable expenses shall be included on Property Manager’s monthly accounting to Owner.

9. Indemnification; Insurance.

9.1 Property Manager’s Indemnity. Property Manager shall indemnify and save Owner and its members, managers, affiliates, officers, directors, shareholders, partners, subsidiaries, affiliates, agents, employees, and representatives, and their respective successors, heirs, legal representatives, and assigns (collectively, “Owner Indemnitees”) harmless from and defend the Owner Indemnities against any and all losses, liabilities, damages and claims, and reimburse them for all expenses they incur (including the cost of litigation and reasonable attorneys’ fees) on account of personal injury or death to persons and damage to property which occurs on the Property, to the extent caused by the willful misconduct or negligent act or omission of Property Manager or any persons employed by it hereunder, or by anyone employed by such persons or otherwise relating to the performance of Property Manager’s duties hereunder to the extent such liabilities and claims are insured by Property Manager’s insurance carrier pursuant to Section 9.2 or arise out of the breach of Property Manager’s duties or obligations under this Agreement or acts outside the scope of Property Manager’s authority hereunder. This Section 9.1 shall survive the expiration or earlier termination of this Agreement.

9.2 Property Manager’s Insurance.

(a) Coverages. During the term of this Agreement, Property Manager (as a reimbursable expense under this Agreement) and independent contractors employed by Property Manager (at such contractor’s expense) shall maintain in full force and effect the following kinds of insurance covering its respective operations in connection with the Property:

(1) Commercial General Liability Insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability (including coverage of the contractual liability described in Sections 9.1 and 9.3, as applicable), owner’s protective liability and broad-form property damage, with the following limits of liability: Two Million Dollars ($2,000,000) per occurrence; Two Million Dollars ($2,000,000) aggregate on a per location basis.

(2) Workers’ Compensation Insurance, in compliance with the requirements of [            ] law, and Employer’s Liability Insurance, with limits of not less than One Million Dollars ($1,000,000), covering all employees who are engaged in any work under this Agreement; and

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(3) Comprehensive Automobile Liability when the services to be performed require use of a motor vehicle.

(4) Upon Owner’s request, Property Manager will obtain (i) a fidelity bond in such reasonable amount as Owner may specify covering all employees of Property Manager who handle or are responsible for Owner’s funds, and (ii) an errors and omissions policy of insurance in form and in an amount reasonably satisfactory to Owner. The premium for such bond(s) and insurance shall be paid or reimbursed by Owner.

(5) Such other insurance as Owner may reasonably require, required by Lender or required under the Loan Documents, provided that Owner pays directly or reimburses Property Manager for the premiums for such other types or amounts of insurance and provided that such other insurance is readily available to Property Manager.

Such insurance coverage shall be subject to Owner’s approval for adequacy of protection and Owner may elect to insure Property Manager under policies carried by Owner. If Owner does not elect to insure Property Manager under Owner’s policies, Property Manager’s policies shall name Owner, its members and its lenders, as designated by Owner, as additional insureds.

(b) Form. The limits of liability of the insurance coverage specified in Sections 9.2(a), above, may be provided by any combination of primary insurance policies and excess liability (“umbrella”) insurance policies. Property Manager agrees to procure the addition of Owner, its members, and its lenders designated by Owner as additional named insureds (with an appropriate cross-liability or severability of interest endorsement) to those insurance policies maintained by Property Manager which cover losses, costs, expenses, damages and attorneys’ fees resulting from or arising out of the negligence of Property Manager, its staff members, employees, agents and representatives, including Property Managers’ Commercial General Liability and Comprehensive Automobile Liability Insurance policy. Property Manager shall promptly deliver to Owner certificates of insurance, or other evidence that Property Manager is maintaining the minimum levels of insurance set forth above, as reasonably requested by Owner. The insurance policies required under this Agreement shall provide that none of the required coverage may be canceled or terminated without thirty (30) days’ prior written notice to Owner.

(c) Waiver of Subrogation. Owner and Property Manager will each require the carriers of property insurance covering the Property to waive any of their respective rights of subrogation against each other and Owner Indemnitees or Property Manager Indemnitees, as the case may be, to the extent of the face amounts of the property insurance policies. Owner and Property Manager each waive any rights of subrogation or recovery against the other for damage or loss to its respective property due to perils covered by the policies of insurance obtained covering the Property or which are required hereunder to be obtained, to the extent of the face amounts of the insurance policies which were or are required hereunder to be obtained. This waiver shall apply whether or not the damage or loss may be attributable to the fault or negligence of either party or its respective agents, employees, visitors or contractors. Any deductible shall be deemed to be insurance coverage for purposes of this Section 9.2. Property Manager, on behalf of Owner, shall require similar waivers from all consultants, contractors, and subcontractors it employs on the Property and each of their respective insurers.

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9.3 Third Party Indemnity. Property Manager shall require that all persons it employs hereunder (other than common law employees) indemnify and save the Owner Indemnitees and Property Manager and its members, managers, affiliates, officers, directors, shareholders, partners, subsidiaries, affiliates, agents, employees, and representatives, and their respective successors, heirs, legal representatives, and assigns (collectively “Property Manager Indemnitees”) harmless from, and defend them against, all liabilities, losses and claims, and reimburse them for all expenses they incur (including the costs of litigation and reasonable attorneys’ fees) on account of personal injury or death to persons and damage to property which occurs on the Property, to the extent caused by the willful misconduct or negligent act or omission of such independent contractor, or employees or agents of such independent contractor, arising from or related to the performance of work or services it performs on or about the Property, or from breach of its contract with Property Manager or acts outside the scope of its authority under its agreement with Property Manager. Each independent contractor that Property Manager employs hereunder shall pay for and defend any and all suits or actions threatened or instituted against Owner Indemnitees or Property Manager Indemnitees, shall pay all reasonable attorneys’ fees, litigation costs and all other expenses in connection therewith, and shall promptly discharge any judgments arising there from. These conditions shall also apply to any work or operations subcontracted by such contractors. Such provisions shall expressly survive the expiration of any contracts in which they are contained.

9.4 Owner’s Indemnity.

(a) Subject to Sections 9.1 and 9.3, Owner shall indemnify and save the Property Manager Indemnitees harmless from and defend them against all losses, liabilities, damages and claims and reimburse them for all expenses they incur (including the cost of litigation and reasonable attorneys’ fees) on account of personal injury or death to persons and damage to tangible property which occurs on the Property, to the extent caused by the willful misconduct or negligent act or omission of Owner, its agents (except Property Manager or any affiliates of the foregoing), their licensees or persons they employ; provided that with respect to claims contemplated by this Section 9.4 which are made by independent contractors employed by Property Manager, (i) Property Manager has complied with Section 9.3 above or (ii) Owner has waived, in writing, its requirement that Property Manager comply with Section 9.3 above. This Section 9.4 shall survive the expiration or earlier termination of this Agreement.

(b) Owner shall have the right to defend, at its expense and by counsel of its own choosing, against any claim or liability to which the indemnity agreement set forth in Subsection 9.4(a) would apply, and the right of any Property Manager Indemnitee to defend or settle any such claim shall be limited to those cases where Owner has failed or refused to defend. Owner or its counsel shall periodically advise Property Manager’s counsel of the status of all proceedings.

9.5 Indemnity for Breach.

(a) Notwithstanding anything to the contrary contained herein, in no event shall Owner be deemed to be in default hereunder if such default is caused solely by Property Manager. Owner will indemnify, defend and hold harmless Property Manager Indemnitees from any claim, liability, or expense (including reasonable attorneys’ fees and the cost of litigation)

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resulting from (i) breach of this Agreement by Owner unless such action or claim shall have arisen out of the misconduct or wrongful or negligent act or omission of Property Manager, its agents or employees, or (ii) any action or claim against Property Manager arising out of the performance of Property Manager’s obligations hereunder, provided that (x) such performance was within the scope of Property Manager’s authority under this Agreement or based upon the direction of Owner, and (y) such action or claim shall not have arisen out of the misconduct or wrongful or negligent act or omission of Property Manager, its agents or employees.

(b) Property Manager will indemnify, defend and hold harmless Owner Indemnitees from any claim, liability or expense (including reasonable attorneys’ fees and the cost of litigation) resulting from (i) acts of Property Manager outside the scope of Property Manager’s authority hereunder, including, without limitation, any acts constituting fraud or criminal conduct, or (ii) breach of this Agreement by Property Manager. This Section 9.5 shall survive the expiration or earlier termination of this Agreement.

10. Term of Agreement.

10.1 Term; Start-Up Period. The initial term of this Agreement shall commence on the Effective Date, and shall continue for a period of five (5) years thereafter unless terminated earlier pursuant to Section 10.2. This Agreement shall automatically be renewed upon provisions identical to those contained herein (unless modified by mutual agreement of the parties) for successive periods of one (1) year each unless Property Manager, in its discretion, elects not to renew this Agreement by giving written notice to Owner of its termination of this Agreement at least thirty (30) days prior to the expiration of the term then in effect.

10.2 Early Termination. Notwithstanding the provisions of Section 10.1, this Agreement may be terminated prior to the expiration of the initial term or any renewal thereof upon the occurrence of any of the following events:

(a) Property Manager may terminate this Agreement by providing Owner with thirty (30) days’ prior written notice at any time after a default by Owner hereunder and the failure of Owner to cure the same within thirty (30) days after written notice by Property Manager of such default, (unless such default is a non-monetary default, and is of such a nature as to reasonably require more than thirty (30) days to cure, then such longer period of time as may be needed in the exercise by Owner of due diligence to effect a cure of such default but in no event longer than ninety (90) days); or

(b) This Agreement may be terminated by Owner, by at least thirty (30) days’ written notice to Property Manager, upon the destruction of a substantial part of the Property improvements, or if the Property is rendered untenantable in whole or in substantial part, by fire or other casualty, provided that Owner does not thereafter proceed with the reconstruction of the Property. If Owner does so proceed to commence the reconstruction of the Property, or any portion thereof, within eighteen (18) months after such destruction, this Agreement shall immediately again become effective and binding on both parties; or

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(c) Upon thirty (30) days prior written notice to Property Manager, Owner may terminate this Agreement at any time for “cause,” as such term is hereafter defined; provided, however, Property Manager shall not be in default hereunder and “cause” for termination shall not exist unless Owner has given Property Manager written notice of the event or circumstance alleged to constitute “cause” for termination hereof and Property Manager fails to correct or remedy such circumstance or event within the applicable cure period specified for such breach. The existence of “cause” for termination shall be subject to arbitration under Article 13. During the arbitration of the existence of “cause” for termination or the adequacy of any cure by Property Manager, Property Manager shall continue to perform its duties and be paid the Management Fee and other compensation hereunder. The term “cause” as used herein in connection with the termination of this Agreement shall mean:

(1) The failure of Property Manager to comply with any of its obligations under this Agreement which may be cured by the payment of a sum of money (such failure being deemed a monetary default hereunder) or the failure of Property Manager to comply with any of its other material obligations under this Agreement, where such failure is not cured by Property Manager within ten (10) days after written notice thereof from Owner for a monetary default or within thirty (30) days after written notice thereof from Owner (or such longer period of time as may be needed in the exercise by Property Manager of due diligence to effect a cure of such failure) but in no event longer than one hundred twenty (120) days) for a non-monetary default; or,

(2) The material failure by Property Manager to manage and operate the Property in accordance with the Operating Standard where such failure is not cured by Property Manager within thirty (30) days after written notice thereof from Owner (or such longer period of time as may be needed in the exercise by Property Manager of due diligence to effect a cure of such failure); or,

(3) Fraud or intentional material misrepresentation by Property Manager; or

(4) The sale of all of the Property to a third party not affiliated with Owner, or the foreclosure by Owner’s lender (or any of its successors or assigns) on the Property pursuant to its deed of trust encumbering the Property.

10.3 Effects of Termination. Upon the termination of this Agreement by any means:

(a) Owner shall remain bound by and indemnify Property Manager against obligations and expenses on all contracts, commitments and purchase orders placed or made by Property Manager on behalf of Owner within Property Manager’s authority hereunder, up to the effective date of termination, if such contracts (i) are terminable by Owner upon up to thirty (30) days notice, or (ii) have been specifically approved by Owner if such contracts do not contain such termination right. Owner shall remain obligated to Property Manager for all Management Fees and other compensation hereunder earned by Property Manager through the date of termination and for all reimbursements due to Property Manager pursuant to this Agreement; provided, however, Owner may withhold such unpaid Management Fees if this Agreement is terminated by Owner pursuant to Section 10.2(b)(1), (3) or (4) pending resolution of damages Owner has incurred, if any, because of Property Manager’s breach or act or omission.

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(b) Upon Owner’s payment to Property Manager of all Management Fees earned by Property Manager through the date of termination, plus all reimbursements due to Property Manager pursuant to this Agreement, less any offset due Owner under Section 10.3(a), except as set forth in Section 10.3(c), Property Manager shall have no further rights, duties, liabilities or obligations whatsoever under this Agreement and Owner shall have only those rights which may arise hereunder or at law or in equity due to a breach of this Agreement by Property Manager.

(c) Property Manager shall remain obligated:

(1) To render to Owner a final accounting of income and expenses of the Property as provided in this Agreement within forty-five (45) days after termination or expiration of this Agreement.

(2) To deliver to Owner all income and all security deposits from the Property for which Property Manager is responsible hereunder. If there is any dispute between Owner and Property Manager concerning the payment of unpaid Management Fees, reimbursement of expenses or other amounts to be paid under this Agreement as of the date of termination, Property Manager shall deposit any funds it is responsible for hereunder with respect to the Property on the date of termination into an escrow account with an independent escrow holder which requires the agreement of both Owner and Property Manager to release the funds.

(3) To deliver to Owner all keys, records, contracts, leases, receipts, unpaid bills and other documents relative to the Property and in Property Manager’s possession at the date of termination and to assign to Owner all of its rights and obligations in purchase orders, contracts, warranties, and other commitments which Owner requests that it assign.

(4) To reasonably cooperate with Owner and any successor manager, at no expense or liability to Property Manager, to effectuate a smooth transition of management and operation of the Property.

(5) To remove any signs that it placed at the Property indicating that it is the manager of same and restore all damage resulting therefrom.

(6) To, for a period of ninety (90) days after such expiration or cancellation, make itself reasonably available to consult with and advise Owner or such other person or persons regarding the operation and maintenance of the Property; in such event, Owner shall reimburse Property Manager for all of its reasonable costs and expenses incurred during such 90-day period in connection with providing such consulting and advisory services to Owner or such other person or persons regarding the Property.

(7) To continue to indemnify Owner for matters specified under Sections 9.1 and 9.5 above and for any other obligations that expressly survive the termination hereof.

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(d) All personal property (including but not limited to equipment, hardware, trade and non-trade fixtures, materials and supplies) acquired pursuant to this Agreement, whether paid for directly by Owner or by way of reimbursement to Property Manager, shall become the property of Owner and shall remain in the Property at the termination of this Agreement.

(e) Notwithstanding the foregoing, the termination or expiration of this Agreement shall not affect the rights of either party with respect to any damages at law or in equity it may have suffered as a result of any breach of this Agreement, nor shall it affect the rights of either party with respect to liability or claims accrued, or arising out of events occurring, prior to the date of such termination or expiration (including, without limitation, the defense and indemnification obligations set forth in Article 9 hereof).

This Section 10.3 shall survive the expiration or earlier termination of this Agreement.

11. General Provisions.

11.1 Independent Contractor. It is expressly understood and agreed that Property Manager is an independent contractor under this Agreement. Owner shall not and does not by this Agreement in any way or for any purpose become a partner of Property Manager in the conduct of its business, or otherwise, or a joint venturer of or a member of a joint enterprise with Property Manager (except that Property Manager is an affiliate of Owner). It is expressly understood and agreed by the parties hereto that either party may engage in any other business or investment, including the ownership of or investment in real estate and the development, operation and management of office, commercial and retail buildings, and that the other party hereto shall have no rights in and to any such business or investment or the income or profit derived there from.

11.2 Notices. All notices, approvals, demands, reports and other communications provided for in this Agreement (individually, a “Notice”) shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify for the purpose by Notice to the other party listed below. Each Notice shall be deemed delivered to the party to whom it is addressed (a) if personally served or delivered, upon delivery, (b) if given by certified or registered mail, return receipt requested, deposited with the United States Mail with first-class postage prepaid, seventy-two (72) hours after such Notice is deposited with the United States Mail, (c) if given by overnight courier with overnight courier charges prepaid, twenty-four (24) hours after delivery to said overnight courier, or (d) if given by any other means, upon delivery when delivered at the following address:

If to Owner:

and a copy to:

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If to Property Manager:

11.3 Attorneys’ Fees. If any action, arbitration or proceeding be commenced (including an appeal thereof) to enforce any of the provisions of this Agreement or to enforce a judgment, whether or not such action is prosecuted to judgment (“Action”), (a) the unsuccessful party therein shall pay all reasonable costs incurred by the prevailing party therein, including reasonable attorneys’ fees and reasonable costs, court costs and reimbursements for any other expenses incurred in connection therewith, and (b) as a separate right, severable from any other rights set forth in this Agreement, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover post-judgment attorneys’ fees and costs shall be included in any such judgment. The right to recover post-judgment attorneys’ fees and costs shall (1) not be deemed waived if not included in any judgment, (2) survive the final judgment in any Action, and (3) not be deemed merged into such judgment. The rights and obligations of the parties under this Section 11.3 shall survive the termination of this Agreement.

11.4 Non-Assignability. This Agreement and the rights and obligations hereunder, shall not be assignable by either party hereto, voluntarily or by operation of law, without the written consent of the other, except for (a) assignments required by any insurance carrier in any matter relating to subrogation, or (b) an assignment from Owner to another entity which is an affiliate of Owner and acquires ownership of the Property or (c) an assignment for security purposes to any Lenders. Notwithstanding the foregoing, Property Manager shall have the right to subcontract, assign, and delegate its rights (including all or a part of its compensation hereunder), obligations, and duties hereunder to an affiliate of Property Manager, provided that such affiliate has expressly assumed, in writing, all of Property Manager’s obligations hereunder, agrees in writing to look solely to Property Manager for compensation, and waives any claim against Owner or the Property in connection with such assignment or the performance of such duties and a copy of the assignment agreement is delivered to Owner and approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. No such subcontract, assignment, or delegation shall relieve or release Property Manager of or from its duties and liabilities hereunder. Subject to the terms of this Agreement, Property Manager may, subcontract with third parties to assist it in carrying out the duties of Property Manager hereunder; provided that no such subcontract shall release Property Manager from its obligations hereunder.

11.5 Amendments. All amendments to this Agreement shall be in writing and executed by both parties.

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11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

11.7 Cooperation. Should any claim, demand, action or other legal proceeding arising out of matters covered by this Agreement be made or instituted by any third party against a party to this Agreement, the other party to this Agreement shall furnish such information and reasonable assistance in defending such proceeding as may be requested by the party against whom such proceeding is brought.

11.8 Waiver of Rights. The failure of Owner or Property Manager to seek redress for violations, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement, shall not constitute a waiver of the terms of such covenant, agreement, provision or condition at any subsequent time, or of the terms of any other covenant, agreement, provision or condition contained in this Agreement.

11.9 Successors and Assigns. Subject to the limitations in Section 11.4, this Agreement and each of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, in cases where assignment is permitted.

11.10 Subordination. This Agreement shall not provide Property Manager with any interest in the Property or right of possession and shall be and remain absolutely and unconditionally subordinate to any valid recorded mortgage on the Property whether already or hereafter recorded. The subordination of this Agreement shall require the execution of no further documentation, but Property Manager agrees to execute any reasonable subordination agreement or consent to any assignment of this Agreement for security purposes which Owner or any Lender requests Property Manager to execute.

11.11 No Recourse. The parties agree that there shall be no recourse against any member of Owner or against any partner or owner of Property Manager for any payments due, or the enforcement of any obligations under this Agreement. Each party’s liability under this Agreement shall be limited to the amount which can be recovered from such party’s assets, except where any such claim arises out of fraud or misappropriation of funds by the principal officers of Property Manager (as conclusively determined by a final order of a court of competent jurisdiction), including, without limitation, any Management Fee paid to Property Manager pursuant to this Agreement.

11.12 Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

11.13 No Third Party Beneficiary. Without limiting the rights of any Lender which receives an assignment of Owner’s interest hereunder for security purposes, this Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

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11.14 Definitions. For purposes hereof, “Person” is defined as any individual, partnership, corporation or other entity. “Business Day” shall mean a day which is not a Saturday or Sunday or a legally recognized public holiday in the United States or the State of Texas.

11.15 No Lien. This Agreement does not create a lien of any kind upon the Property or any other real or personal property.

11.16 Integration. This Agreement, the Schedules and Exhibits attached hereto and made a part hereof set forth the entire agreement and understanding of the parties with respect to the subject matter hereof, supersede and take the place of any and all previous agreements entered into between the parties hereto relating to the subject matter of this Agreement.

11.17 Trademark. Property Manager shall have no right to use the trademark or trade name of Owner or any member of Owner in connection with any product, promotion or publication without the prior written approval of such member, or to refer to the name of the Property without the prior written approval of Owner.

11.18 Interest. Any amounts owed by either party to the other hereunder shall accrue interest at the Reference Rate of interest announced from time to time by Bank of America N.A. plus two percent (2%) per annum from the date due until paid, but not to exceed the highest rate allowed by law.

11.19 Headings. The Article and Section headings contained herein are for convenience or reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

11.20 Competitive Actions. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the performance of services for or ownership interest in any other office or retail building or buildings by Property Manager or any affiliate of Property Manager, whether within or outside the [            ] metropolitan area, other than the Property, whether or not competitive with the Property, shall not be a default by Property Manager hereunder nor a cause for termination of this Agreement; provided, however, with respect to any other properties in the [    ] metropolitan area which Property Manager or any of its affiliates may own, manage or provide leasing services for (each, a “Competing Asset”), Property Manager shall (i) provide notice to Owner of any prospective tenants who are considering leasing comparable space in any such Competing Asset and (ii) allow Owner to make all decisions with respect to such lease proposal and/or lease negotiation.

11.21 Rules of Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

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11.22 Recordation. Neither this Agreement nor any memorandum thereof shall be recorded.

12. Arbitration.

12.1 General Submittals to Arbitration. The submittal of all matters to arbitration in accordance with the terms of this Article 12 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Agreement, except for all claims by either party which (A) seek anything other than enforcement of rights under this Agreement, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this Article 12 and all attempts to circumvent the terms of this Article 12 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a breach of this Agreement, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential breach was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a breach of this Agreement, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Article 12.

12.2 JAMS. Any dispute to be arbitrated pursuant to the provisions of this Article 12 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect.

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12.3 Arbitration Procedure.

(a) Pre-Decision Actions. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

(b) The Decision. The arbitration shall be conducted in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive laws of California and the procedural laws of the State of California and the terms and provisions of this Agreement. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences there from. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2 or successor statute. The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the California courts pursuant to the provisions of this Agreement. The Arbitrator may award costs, including without limitation attorneys’ fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion. The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

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IN WITNESS WHEREOF, Owner and Property Manager have executed this Agreement as of the day and year first above written.

“OWNER”

[NAME]

By:
Name:
Title:

“PROPERTY MANAGER”

[NAME]

By:
Name:
Title:

SCHEDULE 1

MANAGEMENT FEE AND COMPENSATION

Owner shall pay to Property Manager for all of the services required of Property Manager pursuant to the Management and Leasing Agreement, a Management Fee and other compensation in the amounts set forth below in addition to the reimbursements payable to Property Manager under the Agreement.

1. Management Fee

During the Term of this Agreement, Owner shall pay Property Manager an annual fee (“Management Fee”) for its Property management services in an amount up to Four Percent (4%) of the annual Property Income, as defined in Section 8.1 of the Agreement.

Property Manager shall be entitled to the tenant improvement supervision fees payable by tenants under leases for the Property and supervision fees for capital improvement projects at the Property. With respect to tenant improvements, Property Manager shall endeavor to require payment of the tenant improvement supervision fee by the applicable tenant. To the extent that any such tenant is not obligated to pay a market rate for such supervision fees (not to exceed 10%), Owner shall pay Property Manager construction supervision fees equal to the positive difference between (x) an amount not to exceed the lesser of (a) ten percent (10%) of the cost of the applicable improvements, and (b) three (3) times the actual costs incurred by Property Manager in providing the tenant improvement supervision or capital improvement supervision services hereunder, and (y) the amount of the supervision fees paid by the applicable tenant for such services.

2. Leasing Compensation.

During the Term of this Agreement, Owner shall pay Property Manager market rate leasing compensation. All leasing compensation shall be reduced by the amount of any leasing commissions or similar fees or payments made to third party brokers in connection with leasing activities. The current market rate leasing commissions are the following:

NEW AND RENEWAL LEASES	YEARS 1-10	YEARS 11+

GROSS LEASES	6% of scheduled base rent	3% of scheduled base rent

NET LEASES	6% of scheduled base rent and estimated operating expenses	3% of scheduled base rent and estimated operating expenses

The above commissions will be split on the customary basis between Owner’s representative, as stated in Paragraph 5.1(a), and tenant representative when applicable. Up to 100% of all commissions may be paid upon mutual execution of the lease by landlord and tenant.

S1-1

SCHEDULE 2

NON-REIMBURSABLE PERSONNEL

1. Corporate Asset Management- Vice President

2. Off-site Financial Officer

3. Off-site Controller

4. Off-site secretaries and receptionist

S2-1

DEVELOPMENT AGREEMENT

BETWEEN

AND

Dated:              , 20

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (“Agreement”) is made and entered into as of             , 20    , by and between                             , a                              (“Owner”), and                             , a                              (“Development Manager”), on the terms and conditions set forth herein.

RECITALS

A. Owner owns a property located on real estate legally described on Exhibit “A” attached hereto (the “Property”). Owner intends to [develop, improve, redevelop or reposition] the Property. In the event the Property includes a building (the “Building”), the land (the “Land”) and Building will be herein referred to as the project (the “Project”).

B. Owner may desire to cause the design, construction, repositioning, redevelopment of the Property, including building systems, installation of new landscaping, construction of parking facilities and other improvements related to the Building, and construction of tenant improvements agreed upon by both parties. The foregoing work is referred to herein as the “Scope of Work”. This Agreement governs the obligations and rights of Development Manager and Owner as to the Project. Owner and Development Manager are also entering into that certain Management and Leasing Agreement (the “Management Agreement”) as of the date hereof.

C. Owner desires to engage Development Manager to manage the development of the Project on behalf of Owner on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree, in consideration of the mutual covenants and agreements herein, as follows:

1. Appointment of Development Manager; Duties of Development Manager

1.1 Appointment and Duties. Owner hereby appoints Development Manager, as an independent contractor, to prepare and supervise all aspects of the Scope of Work in accordance with development plans and construction plans and specifications submitted to Development Manager by Owner, as such plans and specifications may be modified from time to time by Owner, and Development Manager hereby accepts such appointment on the terms and conditions hereinafter set forth. Without limiting the generality of the foregoing, Development Manager shall:

(1) Within a reasonable period of time after the date hereof, prepare the Scope of Work, which shall set forth the pro forma cost schedule, including a general subcontract trade breakdown for direct construction costs, an itemization of soft costs, and the projected construction schedule for the Scope of Work. The Scope of Work shall be subject to approval of Owner, which shall not be unreasonably withheld, conditioned or delayed.

(2) Supervise the preparation of plans and specifications, including construction documents (“Plans”) consistent with the Scope of Work. The Plans shall be prepared by a licensed architect (the “Project Architect”), with input from engineers and other consultants, approved by Owner.

(3) Prepare a budget, in the form attached hereto as Schedule 1, (the “Project Budget”), for the Project based on the Scope of Work which shall include the anticipated costs of base building (the “Property Value”), parking areas, site work and tenant improvements as well as cost estimates for legal fees, consultants, testing and inspection costs, permits, leasing, insurance, architects and engineers, Development Fees and other similar costs, and obtain Owner’s written approval thereof, which will not be unreasonably withheld, conditioned or delayed by Owner.

(4) Negotiate a construction agreement (“Construction Contract”) with a licensed general contractor for the Scope of Work. The general contractor and Construction Contract shall be subject to the prior reasonable approval of Owner and shall provide for a guaranteed maximum cost (subject to allowances and change orders) plus fixed fee, and such incentives and penalties as may be appropriate to assure a timely completion of the Scope of Work and delivery of the premises to tenants. The Construction Contract shall contain such other terms and conditions as are reasonably acceptable to Owner, such as open-book review of all subcontractor bids and subcontracts, shared savings incentive clause and value engineering and price alternatives. The general contractor and subcontractors shall be selected pursuant to procedures mutually acceptable to Owner and Development Manager.

(5) Negotiate any agreements for architectural, engineering, testing and inspection or other consulting services for the Scope of Work and any agreements for such work or the furnishing of any supplies, materials, machinery or equipment.

(6) Exercise reasonable efforts to establish and implement appropriate administrative and financial controls for the design and construction of the Scope of Work, including but not limited to:

(a) Coordination and management of the architects, engineers, general contractor, and other contractors, professionals and consultants employed in connection with the design or construction of the Scope of Work;

(b) Administration of the Construction Contract, tenant improvement contracts and subcontracts for the Scope of Work;

(c) Rendering advice and recommendations as to value engineering, scheduling of work and the selection of subcontractors, suppliers and consultants;

(d) Reviewing and approving all requests for payments under any architectural, engineering, consulting or other similar type agreement, Construction Contract, tenant improvement contracts or any loan agreements with any lending institutions providing funds for the benefit of Owner for the design or construction of the Scope of Work, including tenant improvements pursuant to leases that are approved by Owner;

(e) Promptly paying from Owner’s assets in accordance with the approved Project Budget, when due all items of cost and expense relating to the ownership, development, design, construction and operation of the Scope of Work, including, without limitation, payments due under construction contracts, consulting contracts and architect agreements that have been approved by Owner, permit fees and similar costs pursuant to such approved Project Budget;

(f) Making recommendations for changes which could improve the design, efficiency or cost of the Scope of Work, and approving the substitution of any materials or equipment of the same quality for those required by the approved Plans, provided that Owner’s prior written approval shall be required if any such substitution materially alters or materially affects the Scope of Work or if approval by Owner is otherwise required under any specific provision of this Agreement with respect to any such action;

(g) Applying for, obtaining, and maintaining in full force and effect (to the extent the cost thereof is provided for in the Project Budget and the funds for same are made available to Development Manager by Owner), any and all governmental permits and approvals required for the commencement, development, occupancy and operation of the Project, including, without limitation, all required building permits (other than for tenant finish work if the tenant is responsible for getting the permit for, or finishing, such work), certificates of occupancy, utility approvals, and other land use and environmental permits and authorizations;

(h) Complying on behalf of Owner with all terms and conditions applicable to Owner for the Project contained in any governmental permit or approval required or obtained for the lawful construction of any portion of the Scope of Work, or in any insurance policy affecting or covering the Project, or in any surety bond obtained in connection with the Project (to the extent the cost thereof is provided for in the Project Budget and the funds for same are made available to Development Manager by Owner);

(i) Keeping Owner fully informed on a periodic basis of the progress of the design, construction, and development of the Scope of Work, including the preparation of such reports as are provided for by this Agreement or as may reasonably be requested by Owner and which are of a nature generally requested or expected of a development manager or similar representative of an owner on similar projects; and

(j) Filing on behalf of Owner any notices of completion required or permitted to be filed upon the completion of the Scope of Work.

(7) Observe the progress of construction of the Scope of Work, attend monthly meetings to review payment requests by the general contractor and draw requests for any applicable construction loans and recommend approval or disapproval to Owner of such requests for payment or construction loan draws, change orders and requests for payment by any other parties with respect to the design or construction of the Scope of Work. Owner acknowledges, however, that Development Manager is not a design consultant or engineer, and Development Manager shall not be responsible or liable for any breach or non-performance by any contractor, subcontractor, architect, engineer, designer or other consultant in the course of the performance of its duties under its contracts, nor shall Development Manager be liable or responsible to Owner for any defects in the design or construction of the Scope of Work, except for any liability or obligations that Development Manager may have under this Agreement, or the Management Agreement, or for Development Manager’s malfeasance, gross negligence or willful misconduct.

(8) During the construction of the Scope of Work and after the completion of such work, visit Project and if reasonably required cause to be corrected any apparent faulty materials or workmanship used in constructing or performing such work noticed on such inspection and visits on behalf of Owner;

(9) Exercise reasonable efforts to perform all obligations of Development Manager with respect to the design or construction of the Scope of Work contained in any loan agreement or security agreement entered into in connection with any Construction Loan or Permanent Loan financing for Project, or in any lease or rental agreement relating to space in Project, or in any agreement entered into with any government body or agency relating to the terms and conditions of such construction; including, without limitation, delivering copies of documents and records and preparing reports reasonably requested by the permanent lender or the construction lender;

(10) Prepare and distribute to Owner construction cost estimates and accounting reports, including quarterly progress reports on the quality, progress and cost of construction and recommendations as to the drawing of funds from any loans arranged by Owner, to cover the cost of design and construction of the Scope of Work;

(11) Use reasonable efforts to promptly advise and inform Owner from time to time, with respect to any transaction, event or proposal relating to the affairs of Owner during the term of this Agreement and known to Development Manager which Development Manager reasonably believes will or could have a significant impact either adversely or favorably on the affairs of Owner or any portion of Project or the operations thereof;

(12) Hire and retain as employees of Development Manager or cause to be hired and retained as employees, and not as employees of Owner or the Project, such personnel as may be required to properly perform Development Manager’s duties under this Article 1.

(13) Exercise commercially reasonable efforts to comply, on behalf of Owner in all material respects with, and secure the agreement of contractors performing work for the Project to comply with, all applicable present and future federal, state and municipal laws, ordinances, orders, rules, regulations and requirements and all requirements and recommendations of any national or local Board of Fire Underwriters or Insurance Services Offices having jurisdiction in [CITY, STATE];

(14) Exercise commercially reasonable efforts to perform any and all services and responsibilities which are necessary or important to accomplish the timely completion of the Scope of Work in accordance with this Agreement and the Owner’s contractual obligations with respect to such work and any services and responsibilities which are generally performed by development/construction managers or similar owner’s representatives on similar projects;

(15) All expenses in connection with the Project must be charged to the proper account in the Project Budget and no expense may be classified or reclassified for the purpose of avoiding an excess in the amount of an accounting category. Periodically, Development Manager shall inform Owner of any increases in costs and expenses that were not reflected in such Project Budget and shall secure Owner’s prior approval for any expenditure that will exceed such Project Budget amount in any accounting category; and

(16) Deliver to Owner the originals of all permits, licenses, guaranties, warranties, bills of sale and any other contracts, agreements, change orders or commitments obtained or received by Development Manager for the account or benefit of Owner, it being understood that Owner, upon Owner’s approval thereof, will execute all such contracts, agreements, change orders and other documents, and that Development Manager will not, under any circumstances, execute the same on behalf of Owner except as specifically provided otherwise in this Agreement or as hereafter authorized in writing by Owner.

1.2 Standard of Performance. Development Manager shall devote adequate and sufficient time and shall cause the contractors it employs to devote adequate and sufficient time, to efficiently perform its duties under this Agreement.

2. Compensation of Development Manager

2.1 Development Fee. In consideration for its services hereunder, Owner shall pay to Development Manager a fee (the “Development Fee”) equal to a percent of the total direct and indirect costs of the Project (“Project Costs”), including the cost of all tenant improvements therein. For purposes hereof, the Project Costs include the Property Value, the cost of design and engineering of the Project, the cost of construction of the improvements constituting the Project and the cost of all testing, inspection and other consultants employed in connection with the completion of the Project and all indirect costs related thereto.

2.2 Payment of Fee. The Development Fee shall be paid in monthly installments equal to the total projected fee divided by the number of months from the commencement of this Agreement to the completion of construction. The first such monthly installment will be at the end of the first month from the commencement of this Agreement and, thereafter, at the end of each calendar month.

2.3 Employee and Office Expenses. Development Manager shall employ as Development Manager’s employees or as consultants and at its sole expense, such qualified personnel as are required by Development Manager to adequately perform its duties hereunder, and as are deemed necessary by Development Manager, in its reasonable discretion from time to time. Development Manager shall be responsible out of its own funds for the salaries, benefits, unemployment insurance and employment taxes, and other expenses directly or indirectly related to such employees and such individuals shall not be deemed, for any purpose, to be employees of Owner. Development Manager shall provide its own off-site office space and office supplies and equipment for its off-site personnel at Development Manager’s own expense; provided, however, that Owner shall provide an adequate on-site office with adequate furniture and office equipment for use by Development Manager’s personnel who are on-site at the Project during the construction of the Project.

2.4 Proration of Fee. If Development Manager resigns or is removed as Development Manager pursuant to Section 4.2, Owner shall pay Development Manager the pro rata portion of the Development Fee earned through the date of termination pursuant to Section 4.3(2), less any damages actually incurred by Owner as a result of Development Manager’s breach of its duties under this Agreement.

3. Limitations on Authority

3.1 Prohibited Acts Notwithstanding any other provisions of this Agreement to the contrary, Development Manager shall not take any action, expend any sum, make any decision, give any consent, approval or authorization, or incur any obligation with respect to any proposed material change in the design of Project, or in the plans and specifications therefore as previously approved by Owner, or in the cost thereof, or any other change which would materially affect the design, cost, value or quality of the Project, unless the same has been approved in writing by Owner.

3.2 Limited Authority

(1) Development Manager is authorized to make only those expenditures and incur those obligations (i) which are previously approved by Owner, (ii) which are specifically provided for in this Agreement; or (iii) which are provided for in the approved Project Budget. Development Manager shall not have the authority to make any other expenditure or incur any other obligation and such unauthorized expenditures or obligations shall not bind Owner.

(2) Development Manager shall not expend more than the amount that the Development Manager in good faith believes is the fair and reasonable market value at the time and place of delivery or performance for any goods purchased or services engaged on behalf of Owner.

4. Term of Agreement

4.1 Term This Agreement shall commence as of the date hereof and shall continue, subject to the provisions of Section 4.2, until the date when Project has been substantially completed. For the purposes of this Agreement, Project shall be deemed to have been “substantially completed” and the Development Manager’s obligations hereunder shall be considered satisfied upon (i) substantial completion of the Scope of Work, (ii) issuance of a certificate(s) of substantial completion by the architect or architects for the Project, (iii) issuance by all required governmental authorities having jurisdiction over Project of a certificate of occupancy or equivalent permit authorizing occupancy of the Building provided that in no event will the term of this Agreement exceed          (    ) months unless the parties agree to additional fees. This Agreement can be terminated earlier only in accordance with Section 4.2.

4.2 Termination This Agreement may be terminated only as follows:

(1) Development Manager may terminate this Agreement by providing Owner with thirty (30) days’ prior written notice at any time after a default by Owner hereunder and the failure of Owner to cure the same within thirty (30) days after written notice by Development Manager of such default (unless such default is a non-monetary default and is of such a nature as to reasonably require more than thirty (30) days to cure, then such longer period of time as may be needed in the exercise by Owner of due diligence to effect a cure of such default or unless such default is caused by Development Manager).

(2) This Agreement may be terminated by Owner, by giving at least thirty (30) days written notice to Development Manager, upon the destruction of a substantial part of the Building, by fire or other casualty, provided that Owner does not thereafter proceed with the Scope of Work. If Owner does so proceed to commence the Scope of Work, or any portion thereof, within eighteen (18) months after such destruction, this Agreement shall immediately again become effective and binding on both parties.

(3) Upon thirty (30) days prior written notice to Development Manager, Owner may terminate this Agreement at any time for “cause,” as that term is hereinafter defined; provided, however, Development Manager shall not be in default hereunder, and “cause” for termination shall not exist unless Owner has given Development Manager notice of the event or circumstance alleged to constitute “cause” for termination hereof and Development Manager fails to correct or remedy such circumstance or event within the applicable cure period for such breach. The existence of “cause” for removal of Development Manager shall be subject to arbitration under Article 9. During the arbitration of the existence of “cause” for termination or the adequacy of any cure by Development Manager, Development Manager shall continue to perform its duties and be paid the Development Fee hereunder. The term “cause,” as used herein in connection with the termination of this Agreement shall mean:

(a) The failure of Development Manager to comply with any material obligations under this Agreement, where such failure is not cured by Development Manager within thirty (30) days after written notice thereof from Owner (or such longer period of time as may be needed in the exercise by Development Manager of due diligence to effect a cure of such failure); or

(b) The material failure by Development Manager to exercise the level of skill and efficiency which is reasonably necessary to perform its duties hereunder, where such failure is not cured by Development Manager within thirty (30) days after written notice thereof from Owner (or such longer period of time as may be needed in the exercise by Development Manager of due diligence to effect a cure of such failure); or

(c) Fraud or intentional material misrepresentation by Development Manager;

4.3 Obligations on Termination Upon the termination of this Agreement by any means:

(1) Owner shall remain bound by all contracts entered into by Development Manager on behalf of Owner within Development Manager’s authority hereunder, if such contracts permit the Owner to terminate them upon no more than thirty (30) days notice without penalty or if Owner has specifically approved any such contracts which do not contain such 30 day termination right.

(2) Owner shall remain obligated to Development Manager for the pro rata portion of the Development Fee through the effective date of termination; provided, however, Owner may withhold such unpaid amounts of the Development Fee if this Agreement is terminated by Owner pursuant to Section 4.2 (3)(a) or (c), pending resolution of damages Owner has incurred, if any, because of such breach or act by Development Manager.

(3) Upon Owner’s payment to Development Manager of the entire Development Fee and any reimbursements due to Development Manager pursuant to this Agreement, less any offset due to Owner under Section 4.3(2), except as set forth in Section 4.3(4), Development Manager shall have no further rights, duties, liabilities or obligations whatsoever under this Agreement and Owner shall have only those rights which may arise hereunder or at law or equity (all of which shall be cumulative) due to a breach of this Agreement by Development Manager.

(4) Development Manager shall remain obligated to:

(a) Deliver to Owner all keys, records, contracts, leases, receipts, unpaid bills and other documents relative to Project.

(b) Assign to Owner all of its rights and obligations in purchase orders, contracts, warranties and other commitments which Owner requests that it assign.

(c) Continue to indemnify Owner for matters specified under Section 7.1 and for any other obligations that expressly survive the termination of this Agreement.

(5) All personal property (including but not limited to equipment and supplies) acquired pursuant to this Agreement, whether paid for directly by Owner or by reimbursement to the Development Manager, shall be Owner’s personal property and shall remain on the Land after any termination of this Agreement.

This Section 4.3 shall survive the expiration or earlier termination of this Agreement.

5. Funds; Accounting; Budgets; Taxes

5.1 Working Funds; Bank Accounts.

(1) Owner shall establish one or more bank accounts (“Account” or “Accounts”) that shall be in the name of Owner at a bank selected by Owner. Owner shall deposit sufficient funds in the Accounts and expenditures authorized hereunder shall be paid therefrom. Development Manager shall not commingle these funds with any other funds. Checks may be drawn upon such Accounts only by Owner or representatives of Development Manager who are authorized by Owner in writing. Development Manager shall implement controls on the withdrawal of funds from the

Accounts to prevent unauthorized withdrawals from the Accounts with respect to which Development Manager shall have obtained Owner’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. If withdrawals from any Account are, with respect to any period, anticipated to exceed projected balances in any such Account and are within the approved Project Budget, Owner shall at appropriate intervals, no more often than monthly, deposit funds into such Account within the approved Project Budget in order that all withdrawals reasonably anticipated may be made therefrom. All funds so deposited shall be held in trust for Owner and shall be disbursed in accordance with this Agreement.

(2) Development Manager shall pay promptly from the Accounts all costs and expenses it incurs in the performance of this Agreement and agrees to indemnify Owner from and against any claim or liability on account of nonpayment of such expenses when due and payable; provided, however, that if Development Manager is entitled to be reimbursed hereunder by Owner for any incurred expense, Development Manager’s obligation to pay the expense and to indemnify Owner for non-payment thereof shall be contingent upon the availability in the Accounts of working funds sufficient to cover such reimbursable expenses. Upon the expiration or earlier termination of this Agreement, Development Manager will submit an itemized accounting of all sums in the Accounts together with all supporting data that Owner may reasonably require, and Owner shall retain all such sums.

5.2 Accounting and Financial Services

(1) Development Manager shall perform or cause to be performed those accounting and financial services as Owner may reasonably require. Development Manager shall also provide Owner with external and internal audit coordination and compliance coordination and analysis in a manner and form mutually agreeable to Owner and Development Manager.

(2) Development Manager shall keep proper books and records of all transactions it undertakes pursuant hereto and certify as true, accurate and complete all financial statements with respect to the development and construction of the Scope of Work as required by Owner. Development Manager shall cooperate with the accountants retained by Owner in any inspection and audit of relevant documents and the preparation of financial statements and tax returns. Should an inspection or audit discover weaknesses or errors in record keeping, Development Manager shall immediately undertake to correct these weaknesses or errors. Development Manager shall ensure sufficient control over accounting and financial transactions as is reasonably required to protect Owner’s assets from theft, error or fraudulent activity on the part of Development Manager’s members, associates or employees. Losses arising from such instances shall be borne by Development Manager.

(3) Owner and its representatives, including Owners’ accountants and Members of Owner, shall have the right of access to, and inspection, copying and audit of, the Construction Contract, the major subcontracts, the architect agreement and other documents relative to the Scope of Work and performance of Development Manager’s development duties under this Agreement (“Documents”) during Development Manager’s business hours for the term of this Agreement and for the applicable retention period required by law or by governmental authorities having jurisdiction. Originals of the Documents shall be kept for such purposes at Development Manager’s address stated herein during the term hereof and, subject to Section 4.3(3), for the applicable retention period required by law or by such governmental authorities.

(4) Development Manager shall conduct, at Owner’s expense, an audit of the Scope of Work and those who perform it, as frequently as is reasonably required by Owner, to ensure conformance to contract specifications and to evaluate quality of performance. Copies of these audits shall be filed at the Development Manager’s office for review by Owner or its representatives.

5.3 Project Budget Subject to this Section 5.3, Development Manager may not increase the Project Budget without the prior written approval of Owner. If Development Manager at any time determines that the Project Budget is not compatible with the then prevailing status of the Scope of the Work and does not adequately provide for the completion of the Scope of the Work, Development Manager shall promptly prepare and submit to Owner an appropriate revision of the Project Budget. Any such revision shall require the approval of Owner; provided, however, that Development Manager shall have the authority without the approval of Owner to make changes to any line item (or reallocate among any line items, including any contingency line items) under the Project Budget deemed reasonably necessary by Development Manager so long as the Project Budget as previously approved by Owner is not exceeded and to revise the Project Budget as necessary to satisfy the requirements of any construction loan or taxes impacting on the Project to the extent not already included in the Project Budget.

5.4 Emergencies. Development Manager may spend funds or incur expenses on behalf of Owner in circumstances which Development Manager reasonably and in good faith believes constitute an emergency requiring prompt action to avert, or reduce the risk of, damage to persons or property. Development Manager shall, in any case, notify Owner as soon as possible, both orally and in writing, of the existence of such emergency and of the action taken by Development Manager with respect thereto.

6. Covenants of Owner; Default of Owner

6.1 Covenants of Owner.

Owner covenants and agrees with Development Manager as follows:

(1) Owner shall cooperate with Development Manager in Development Manager’s performance of its duties set forth herein;

(2) Owner shall deliver to Development Manager copies of all notices and other material information relating to Development Manager’s duties hereunder promptly after the receipt thereof by Owner;

(3) Owner shall pay the Development Fee to Development Manager at the times and in the manner set forth therefore in Article 2 subject only to Section 4.3(1); and

(4) Owner shall duly comply with and perform in all material respects the terms and provisions on its part to be complied with or to be performed under this Agreement.

6.2 Default of Owner If Owner fails to comply with or perform in any material respect any of the terms or provisions on its part to be complied with or to be performed under this Agreement, and such failure continues uncured for thirty (30) days after Development Manager gives Owner notice of such failure and specifies the nature of such failure (unless the failure is a nonmonetary default and is such a nature as to reasonably require more than thirty (30) days to cure, then such longer period of time as may be needed in the exercise by Owner of due diligence to effect a cure of such failure or unless such default is caused by Development Manager), then in addition to all other rights and remedies available to Development Manager under law or in equity, Development Manager shall have the right, at its option under Section 4.2(1), to terminate this Agreement by giving notice thereof to Owner, in which event:

(1) Owner shall immediately pay to Development Manager, in cash or by check, all accrued but unpaid portions of the Development Fee due hereunder; and

(2) Owner and Development Manager shall thereupon be released from any further obligations or liabilities accruing hereunder and this Agreement shall end and have no further force or effect, except with respect to obligations accruing hereunder prior to said termination and except as otherwise expressly provided herein.

7. Indemnification; Insurance

7.1 Development Manager’s Indemnity Development Manager shall indemnify and save Owner, its members, managers, affiliates, officers, directors, shareholders, partners, subsidiaries, affiliates, agents, employees, and representatives, and their respective successors, heirs, legal representatives, and assigns (collectively, “Owner Indemnitees”) harmless from and defend them against any and all liabilities and claims, and reimburse them for all expenses they incur (including reasonable attorneys’ fees) on account of personal injury or death to persons and damage to tangible property which occurs on the Land, to the extent caused by the willful misconduct, negligent act or omission or breach of this Agreement by Development Manager or by any persons employed by Development Manager hereunder. This Section 7.1 shall survive the expiration or earlier termination of this Agreement.

7.2 Development Manager’s Insurance

(1) Coverages. During the term of this Agreement, Development Manager (as a reimbursable expense under this Agreement) and independent contractors employed by Development Manager (at such contractor’s expense) shall maintain in full force and effect the following kinds of insurance covering its respective operations in construction with the Project:

(a) Commercial General Liability Insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner’s protective liability and broad-form property damage, with the following limits of liability:                      Million Dollars ($    ,000,000) each occurrence.

(b) Workers’ Compensation Insurance, in compliance with the requirements of [STATE] law, and Employer’s Liability Insurance, with limits of not less than                     Million Dollars ($    ,000,000), covering all employees who are engaged in any work under this Agreement; and

(c) Comprehensive Automobile Liability when the services to be performed require use of a motor vehicle.

(d) Upon Owner’s request, Development Manager will obtain a fidelity bond in such reasonable amount as Owner may specify covering all employees of Development Manager who handle or are responsible for Owner’s funds. The premium for such bond(s) shall be paid or reimbursed by Owner.

Such insurance coverage shall be subject to Owner’s approval for adequacy of protection and Owner may elect to insure Development Manager under policies carried by Owner. If Owner does not elect to insure Development Manager under Owner’s policies, Development Manager’s policies shall name Owner, its members and its lenders, as designated by Owner, as additional insureds.

(2) Form. The limits of liability of the insurance coverage specified in Section 7.2(1), above, may be provided by any combination of primary insurance policies and excess liability (“umbrella”) insurance policies. Development Manager agrees to procure the addition of Owner, its members, and its lenders designated by Owner as additional named insureds (with an appropriate cross-liability or severability of interest endorsement) to those insurance policies maintained by Development Manager which cover losses, costs, expenses, damages and attorneys’ fees resulting from or arising out of the negligence of Development Manager, its staff members, employees, agents and representatives, including Development Managers’ Commercial General Liability and Comprehensive Automobile Liability Insurance policy. Development Manager shall promptly deliver to Owner certificates of insurance, or other evidence that Development Manager is maintaining the minimum levels of insurance set forth above, as reasonably requested by Owner. The insurance policies required under this Agreement shall provide that none of the required coverage may be canceled or terminated without thirty (30) days prior written notice to Owner. The policies to be maintained by Development Manager hereunder shall be on an occurrence basis.

(3) Waiver of Subrogation. Owner and Development Manager will each require the carriers of property insurance covering the Project to waive any of their respective rights of subrogation against each other and Owner Indemnitees or Development Manager Indemnitees, as the case may be, to the extent of the face amounts of the property insurance policies. Owner and Developer each waive any rights of subrogation or recovery against the other for damage or loss to its respective property due to perils covered by the policies of insurance obtained covering the Project or which are required hereunder to be obtained, to the extent of the face amounts of the insurance policies which were or are required hereunder to be obtained. This waiver shall apply whether or not the damage or loss may be attributable to the fault or negligence of either party or its respective agents, employees, visitors or contractors. Any deductible shall be deemed to be insurance coverage for purposes of this Section 7.2. Development Manager, on behalf of Owner, shall require similar waivers from the Architect and all consultants, contractors, and subcontractors working on the Project and each of their respective insurers.

7.3 Third Party Indemnity Development Manager shall require that all persons it employs hereunder (other than common law employees) indemnify and save the Owner Indemnitees and Development Manager and its members, managers, affiliates, officers, directors, shareholders, partners, subsidiaries, affiliates, agents, employees, and representatives, and their respective successors, heirs, legal representatives, and assigns (collectively “Development Manager’s Indemnitees”) harmless from, and defend them against, all liabilities, losses and claims, and reimburse them for all expenses they incur (including the costs of litigation and reasonable attorneys’ fees) on account of personal injury or death to persons and damage to tangible property which occurs on Project, to the extent caused by the misconduct or wrongful or negligent act or omission or breach of contract or performance of any act outside the scope of authority of such independent contractor, or employees or agents of such independent contractor, arising from or related to the performance of work or services it performs on or about Project, or from such contractor’s property. Each independent contractor that Development Manager employs hereunder shall pay for and defend any and all suits or actions threatened or instituted against any Owner Indemnitees or Development Manager Indemnitees, shall pay all reasonable attorneys’ fees, litigation costs and all other expenses in connection therewith, and shall promptly discharge any judgments arising therefrom. These conditions shall also apply to any work or operations subcontracted by such contractors.

7.4 Owner’s Indemnity

(1) Subject to Sections 7.1 and 7.3, Owner shall indemnify and save the Development Manager Indemnities harmless from and defend them against all claims and liabilities, and reimburse them for all expenses they incur (including reasonable attorneys’ fees) on account of personal injury or death to persons and damage to tangible property which occurs on the Land, to the extent caused by the willful misconduct or negligent act or omission or breach of this Agreement by Owner, its agents (other than Development Manager) or persons it or they employ; provided that the provisions of this Section 7.4 and the indemnity hereunder shall not be applicable when such claims or liabilities are covered by insurance proceeds payable under insurance policies carried by Development Manager or the contractors it employs, and, further provided that with respect to claims contemplated by this Section 7.4 which are made by independent contractors employed by Development Manager, Development Manager has complied with Section 7.3. Owner will indemnify, defend and hold harmless the Development Manager Indemnitees from any claim, liability, or expense (including reasonable attorneys’ fees) resulting from (i) breach of this Agreement by Owner or (ii) any action or claim against Development Manager arising out of the performance of Development Manager’s obligations hereunder, provided that (x) such performance was within the scope of Development Manager’s authority under this Agreement or based upon the direction of Owner and (y) such action or claim shall not have arisen out of the misconduct or wrongful or negligent act or omission of Development Manager, its agents or employees. This Section 7.4 shall survive the expiration or earlier termination of this Agreement.

(2) Owner shall have the right to defend, at its expense and by counsel of its own choosing, against any claim or liability to which the indemnity agreement set forth in Section 7.4 (1) would apply, and the right of any Development Manager Indemnitee to defend or settle any such claim shall be limited to those cases where Owner has failed or refused to defend. Owner or its counsel shall apprise Development Manager’s counsel of the status of all proceedings.

7.5 Confidential Information Development Manager and its employees shall hold all of the confidential information of tenants (as defined below) in trust and confidence for such tenants, respectively and, except as may be authorized by such parties in writing, shall not disclose any Confidential Information to any person. “Confidential Information” means the provisions of any agreements or financial, marketing, and other similar information relating to the Project (except to the extent necessary to obtain financing, market office and retail space or otherwise perform the duties of Development Manager hereunder) as well as all information disclosed to Development Manager or obtained by Development Manager in the performance of this Agreement, which relates to the past, present or future business activities of tenants, except information that may be previously known to Development Manager, which is required to be disclosed by court order or subpoena or which has been publicly disclosed in a lawful manner.

8. General Provisions

8.1 Independent Contractor. It is expressly understood and agreed that Development Manager is an independent contractor under this Agreement. Owner shall not and does not by this Agreement in any way or for any purpose become a partner of Development Manager in the conduct of its business, or otherwise, or a joint venture of or a member of a joint enterprise with Development Manager, although Development Manager is an affiliate of Owner. It is expressly understood and agreed by the parties hereto that either party may engage in any other business or investment, including but not limited to the ownership of or investment in real estate and the development, operation and management of office, commercial retail buildings, multi-family or residential for sale properties and investment management services and that the other party hereto shall have no rights in and to any such business or investment or the income or profit derived therefrom.

8.2 Notices. All notices, approvals, demands, reports and other communications provided for in this Agreement (individually, a “Notice”) shall be in writing and shall be given to such party at its address as set forth below or such address as such party may hereafter specify for the purpose by Notice to the other party listed below. Each Notice shall be deemed delivered to the party to whom it is addressed (a) if personally served or delivered, upon delivery, (b) if given by certified or registered mail, return receipt requested, deposited with the United States Mail with first class postage prepaid, seventy-two (72) hours after such Notice is deposited with the United States Mail, (c) if given by overnight courier with overnight courier charges prepaid, one (1) business day after delivery to said overnight courier, or (d) if given by any other means, upon delivery when delivered at the address specified in this Section 8.2.

If to Owner:

[COMPANY]

[ADDRESS]

[ATTN:             ]

If to Development Manager:

[COMPANY]

[ADDRESS]

[ATTN:             ]

and a copy to:

[COMPANY]

[ADDRESS]

[ATTN:             ]

8.3 Attorneys’ Fees. If any action, arbitration or proceeding be commenced to enforce any of the provisions of this Agreement or to enforce a judgment, whether or not such action is prosecuted to judgment, (a) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees and costs, court costs and reimbursements for any other expenses incurred in connection therewith, and (b) as a separate right, severable from any other rights set forth in this Agreement, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein. The rights and obligations of the parties under this Section 8.3 shall survive the termination of this Agreement.

8.4 Non-Assignability This Agreement and the rights and obligations hereunder, shall not be assignable by either party hereto, voluntarily or by operation of law, without the written consent of the other, except (a) as to assignments required by any insurance carrier in any matter relating to subrogation, or (b) an assignment from Owner to an affiliate of Owner that acquires ownership of Project or (c) an assignment for security purposes to Owner’s lenders. Notwithstanding the foregoing, Development Manager shall have the right to subcontract, assign, and delegate its rights (including all or a portion of its Development Fees), obligations, and duties as Development Manager hereunder to an affiliate of Owner or Development Manager (“Affiliate Manager”) provided that such Affiliate Manager has expressly assumed, in writing, all of Development Manager’s obligations hereunder, agrees in writing to look solely to Development Manager for compensation and waives any claims against Owner or Project in connection with such assignment or the performance of such duties, and a copy of the assignment agreement is delivered to Owner; however, no such assignment, subcontract, or delegation shall relieve or release Development Manager of or from its duties, obligations, and liabilities hereunder. Development Manager may subcontract with third parties to assist it in carrying out its duties hereunder.

8.5 Entire Agreement; Amendments This Agreement sets forth the entire agreement of the parties hereto concerning the subject matter hereof. This Agreement can be amended only in writing executed by both parties.

8.6 Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of California.

8.7 Cooperation Should any claim, demand, action or other legal proceeding arising out of matters covered by this Agreement be made or instituted by any third party against a party to this Agreement, the other party to this Agreement shall furnish such information and reasonable assistance in defending any such proceeding as may be requested by the party against whom such proceeding is brought.

8.8 Waiver of Rights The failure of Owner or Development Manager to seek redress for violation, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement, shall not constitute a waiver of the terms of such covenant, agreement, provision or condition at any subsequent time, or of the terms of any other covenant, agreement, provision or condition contained in this Agreement.

8.9 Successors and Assigns This Agreement and each of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, in cases where assignment is permitted.

8.10 Subordination. This Agreement shall be and remain absolutely and unconditionally subordinate to any valid recorded mortgage on the Project whether already or hereafter recorded and Development Manager has no possessory interest in the Project. The subordination of this Agreement shall require the execution of no further documentation, but Development Manager agrees to execute any reasonable subordination agreement or consent to assignment which Owner or any lender of Owner requests Development Manager to execute.

8.11 OSHA Development Manager agrees that for the purpose of compliance with the requirements of the Occupational Safety and Health Act of 1970, work performed on the Project shall be deemed entirely within Development Manager’s responsibility. Development Manager will notify Owner promptly, in writing, if Development Manager observes an unsafe condition on the Project, or if a charge of non-compliance with OSHA has been filed against Development Manager, Owner or a Member of Owner in connection with the Project.

8.12 Development Manager’s Employees Development Manager shall fully comply with all applicable laws relating to Workmen’s Compensation, social security, unemployment insurance, hours of labor, wages, working conditions, federal, state and local anti-discrimination laws, statutes and regulations and other employer-employee related subjects.

8.13 No Recourse The parties agree that there shall be no recourse against any member of Owner or against any partner or owner of Development Manager for any payments due, or the enforcement of any obligations under this Agreement; each party’s liability under this Agreement shall be limited to the amount which can be recovered from such party’s assets.

8.14 Severability If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8.15 No Third Party Beneficiary This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

8.16 Environmental Matters.

(1) Hazardous Chemicals. Property Manager shall require its contractors to (i) keep at the Property for Owner’s review a periodically updated report that lists any chemicals which are used at the Property by any contractor, subcontractor, vendor or other supplier in connection with the work on the Project, and includes data on each chemical (the report shall identify the product, manufacturer, chemical contents, known hazards, quantity stored on or off the Project and monthly consumption rate); (ii) implement procedures for the storage in a safe and secure location and disposal of any hazardous and toxic materials in accordance with applicable statutes, rules and regulations; (iii) monitor and file water treatment test results as required by applicable statutes, rules and regulations and maintain a copy at Project for Owner’s review; (iv) adhere to Owner’s asbestos, PCB and hazardous and toxic materials operation and management practices and procedures, if any; (v) comply with OSHA Hazard Communications Standard and the Toxic Substance Control Act reporting and record-keeping standards, to the extent applicable to the Project; and (vi) in the event of a reportable spill of a hazardous substance or oil, contact the appropriate governmental agencies and notify Owner.

(2) Oil Cleanup. Any oil or fuel supplier for the Project shall by contract be required to carry several bags of Sol Speedi Dri or its equivalent to minimize damage caused by an oil spill. Development Manager shall require the contractors using or supplying oil for the Project to be prepared to furnish absorbent materials capable of absorbing two hundred (200) gallons. Covers for any storm drains shall be put in place by Development Manager prior to the transfer of oil from the truck to a storage tank. Development Manager will arrange, at Owner’s expense, for a cleanup contractor capable of retrieving [3,500] gallons of oil. Development Manager will require its contractors to institute the following if an oil spill occurs: (1) contact Owner and (2) initiate corrective oil spill containment procedures. Contracts with oil and fuel suppliers shall require that the suppliers use adequate protection techniques and procedures when making deliveries and otherwise performing work for the Development Manager.

9. Arbitration.

9.1 General Submittals to Arbitration. The submittal of all matters to arbitration in accordance with the terms of this Article 9 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Agreement, except for all claims by either party which (A) seek anything other than enforcement of rights under this Agreement, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this Article 9 and all attempts to circumvent the terms of this Article 9 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a breach of this Agreement, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential breach was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a breach of this Agreement, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Article 9.

9.2 JAMS. Any dispute to be arbitrated pursuant to the provisions of this Article 9 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect.

9.3 Arbitration Procedure.

9.3.1 Pre-Decision Actions. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

9.3.2 The Decision. The arbitration shall be conducted in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive laws of California and the procedural laws of the State of California and the terms and provisions of this Agreement. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2 or successor statute. The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the California courts pursuant to the provisions of this Agreement. The Arbitrator may award costs, including without limitation attorneys’ fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion. The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

IN WITNESS WHEREOF, Owner and Development Manager have executed this Agreement as of the day and year first above written.

“OWNER”

a

By:
Its:
Name:
Title:

“DEVELOPMENT MANAGER”

a

By:
Its:
Name:
Title:

EXHIBIT “A”

LEGAL DESCRIPTION OF PROJECT

SCHEDULE 1

PROJECT BUDGET

SCHEDULE 2

SCHEDULE OF PERFORMANCE

ARTICLE 1.	Appointment of Development Manager; Duties of Development Manager

	Section 1.1	Appointment and Duties
	Section 1.2	Standard of Performance

ARTICLE 2.	Compensation of Development Manager

	Section 2.1	Development Fee
	Section 2.2	Payment of Fee
	Section 2.3	Employee and Office Expenses
	Section 2.4	Proration of Fee

ARTICLE 3.	Limitations on Authority

	Section 3.1	Prohibited Acts
	Section 3.2	Limited Authority

ARTICLE 4.	Term of Agreement

	Section 4.1	Term
	Section 4.2	Termination
	Section 4.3	Obligations on Termination

ARTICLE 5.	Funds; Accounting; Budgets; Taxes

	Section 5.1	Working Funds; Bank Accounts
	Section 5.2	Accounting and Financial Services
	Section 5.3	Project Budget
	Section 5.4	Emergencies

ARTICLE 6.	Covenants of Owner; Default of Owner. 11

	Section 6.1	Covenants of Owner
	Section 6.2	Default of Owner

ARTICLE 7.	Indemnification; Insurance

	Section 7.1	Development Manager’s Indemnity

	Section 7.2	Development Manager’s Insurance

	Section 7.3	Third Party Indemnity

	Section 7.4	Owner’s Indemnity

	Section 7.5	Confidential Information

ARTICLE 8.	General Provisions

	Section 8.1	Independent Contractor

	Section 8.2	Notices

	Section 8.3	Attorneys’ Fees

	Section 8.4	Non-Assignability

	Section 8.5	Entire Agreement; Amendments

	Section 8.6	Governing Law

	Section 8.7	Cooperation

	Section 8.8	Waiver of Rights

	Section 8.9	Successors and Assigns

	Section 8.10	Subordination

	Section 8.11	OSHA

	Section 8.12	Development Manager’s Employees

	Section 8.13	No Recourse

	Section 8.14	Severability

	Section 8.15	No Third Party Beneficiary

	Section 8.16	Environmental Matters

ARTICLE 9.	Arbitration

	Section 9.1	General Submittals to Arbitration

	Section 9.2	JAMS

	Section 9.3	Arbitration Procedure

EXHIBITS

EXHIBIT “A”             LEGAL DESCRIPTION OF LAND

SCHEDULE 1             PROJECT BUDGET

SCHEDULE 2             SCHEDULE OF PERFORMANCE